Exhibit 99.3

NEW JERSEY NATURAL GAS COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

AMENDED AND RESTATED

INDENTURE OF MORTGAGE,

DEED OF TRUST AND SECURITY AGREEMENT

Dated as of September 1, 2014

[TABLE OF CONTENTS]

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ARTICLE EIGHTEEN	MISCELLANEOUS PROVISIONS	111

§ 18.01.	Interested parties	111

§ 18.02.	Successors and assigns	111

§ 18.03.	Conflict with Trust Indenture Act of 1939	111

§ 18.04.	Approval of Department of Public Utilities, Board of Public Utility Commissioners of State of New Jersey	111

§ 18.05.	Counterparts	112

§ 18.06.	Governing law	112

§ 18.07.	Restatement of Indenture and Continuing Lien	112

EXHIBIT A	-	General Form of Bond
EXHIBIT B	-	Thirty-First Supplemental Indenture
EXHIBIT C	-	Thirty-Second Supplemental Indenture
EXHIBIT D	-	Thirty-Third Supplemental Indenture
EXHIBIT E	-	Thirty-Fourth Supplemental Indenture
EXHIBIT F	-	Thirty-Fifth Supplemental Indenture
EXHIBIT G	-	Certificate of the Company pursuant to § 4.01
EXHIBIT H	-	Certificate of the Company pursuant to § 6.01
EXHIBIT I	-	Form of Allonge

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AMENDED AND RESTATED INDENTURE OF MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT, dated as of September 1, 2014, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, (hereinafter called the “Trustee”), having its principal office at 21 South Street, Morristown, New Jersey, 07960, party of the second part.

This Indenture is also a Security Agreement and financing statement under the Uniform Commercial Code of the State of New Jersey and in compliance therewith the following information is set forth:

1. The names and addresses of the Debtor and Secured Party are:

Debtor:	NEW JERSEY NATURAL GAS COMPANY
1415 Wyckoff Road,
Wall, New Jersey
07719
	Attention:	Treasurer

Secured Party:	U.S. BANK NATIONAL ASSOCIATION
21 South Street, 3rd Floor
Morristown, New Jersey
07960
	Attention:	Corporate Trust Dept.

2. The property covered by this Security Agreement and financing statement is described in the Granting Clauses hereof.

3. Some or all of the fixtures, equipment and other property described herein are or may become fixtures.

WHEREAS, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to that end, in the exercise of said authority, has heretofore executed and delivered to Harris Trust and Savings Bank its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the “Original Indenture”) to secure the payment of the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which bonds are to be issued thereunder; and

WHEREAS, that on May 17, 2000 BNY Midwest Trust Company, as transferee of the corporate trust business of Harris Trust and Savings Bank, trustee under the Original Indenture, became successor trustee under the Original Indenture (collectively, the “Original Trustees”); and

WHEREAS, the Company has heretofore executed and delivered to the applicable Original Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of August 1, 1993, its Twenty-Second Supplemental Indenture dated as of October 1, 1993, its Twenty-Third Supplemental Indenture dated as of August 15, 1994, its Twenty-Fourth Supplemental Indenture dated as of October 1, 1994, its Twenty-Fifth Supplemental Indenture dated as of July 15, 1995, its Twenty-Sixth Supplemental Indenture dated as of October 1, 1995, its Twenty-Seventh Supplemental Indenture dated as of September 1, 1997, its Twenty-Eighth Supplemental Indenture dated as of January 1, 1998, its Twenty-Ninth Supplemental Indenture dated as of April 1, 1998, its Thirtieth Supplemental Indenture dated as of December 1, 2003, its Thirty-First Supplemental Indenture dated as of October 1, 2005, its Thirty-Second Supplemental Indenture dated as of May 1, 2008, its Thirty-Third Supplemental Indenture dated as of August 1, 2011, its Thirty-Fourth Supplemental Indenture dated as of April 1, 2013 and its Thirty-Fifth Supplemental Indenture dated as of March 1, 2014, supplementing and amending the Original Indenture (the Original Indenture, as so supplemented and amended is hereinafter referred to as the “Existing Indenture”); and

WHEREAS, the Company has entered into a Loan Agreement dated as of October 1, 2005 (the “2005 Loan Agreement”) with the New Jersey Economic Development Authority (herein sometimes called the “EDA”), a public body corporate and politic of the State of New Jersey, pursuant to which (i) the proceeds of the issuance by the EDA of Ten Million Three Hundred Thousand Dollars ($10,300,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) (the “2005A EDA Bonds”) loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of $10,300,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1993A (New Jersey Natural Gas Company Project)), (ii) the proceeds of the issuance by the EDA of Ten Million Five Hundred Thousand Dollars ($10,500,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) (the “2005B EDA Bonds”) loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of $10,500,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1994A (New Jersey Natural Gas Company Project)) and (iii) the proceeds of the issuance by the EDA of Fifteen

Million Dollars ($15,000,000) in aggregate principal amount of its Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) (the “2005C EDA Bonds”) loaned from time to time to the Company to finance a portion of the cost of the construction of natural gas pipelines and auxiliary equipment throughout the franchise portion of Morris County, New Jersey, which 2005A EDA Bonds, 2005B EDA Bonds and 2005C EDA Bonds (herein collectively referred to as the “2005 Series EDA Bonds”) were issued pursuant to the 2005 EDA Bond Indenture (as defined below); and

WHEREAS, Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-third series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof each issued and delivered (in conjunction with the assignment by the EDA of certain of its rights under the 2005 Loan Agreement) to The Bank of New York Mellon, as successor to JPMorgan Chase Bank, National Association, as trustee (the “2005 EDA Loan Trustee”) pursuant to an Indenture of Trust dated as of October 1, 2005 (the “2005 EDA Bond Indenture”) between the EDA and the 2005 EDA Loan Trustee for the benefit and security of the holders of the 2005A EDA Bonds; and

WHEREAS, Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fourth series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” of which Ten Million Five Hundred Thousand Dollars ($10,500,000) in principal amount are outstanding at the date hereof each issued and delivered (in conjunction with the assignment by the EDA of certain of its rights under the 2005 Loan Agreement) to the 2005 EDA Loan Trustee pursuant to the 2005 EDA Bond Indenture for the benefit and security of the holders of the 2005B EDA Bonds; and

WHEREAS, Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fifth series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” of which Fifteen Million Dollars ($15,000,000) in principal amount are outstanding at the date hereof each issued and delivered (in conjunction with the assignment by the EDA of certain of its rights under the 2005 Loan Agreement) to the 2005 EDA Loan Trustee pursuant to the 2005 EDA Bond Indenture for the benefit and security of the holders of the 2005C EDA Bonds; and

WHEREAS, the Company entered into a Note Purchase Agreement dated as of May 15, 2008 (the “2008 Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated “5.60% Senior Notes due May 15, 2018” in the aggregate principal amount of $125,000,000 (the “Senior Notes due May 15, 2018”); and

WHEREAS, Bonds in the aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-Second Supplemental Indentures, inclusive, as a thirty-sixth series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” of which One Hundred Twenty-Five Million Dollars ($125,000,000) in principal amount are outstanding at the date hereof and which were delivered and pledged to The Bank of New York, as collateral agent pursuant to the 2008 Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due May 15, 2018; and

WHEREAS, the Company entered into a Loan Agreement dated as of August 1, 2011 (the “2011 Loan Agreement”) with the New Jersey Economic Development Authority (herein sometimes called the “EDA”), a public body corporate and politic of the State of New Jersey, pursuant to which (i) the proceeds of the issuance by the EDA of Nine Million Five Hundred Forty Five Thousand Dollars ($9,545,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2011A (Non-AMT) (New Jersey Natural Gas Company Project) (the “2011A EDA Bonds”) were loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of $9,545,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1998A (New Jersey Natural Gas Project)); (ii) the proceeds of the issuance by the EDA of Forty-One Million Dollars ($41,000,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2011B (AMT) (New Jersey Natural Gas Company Project) (the “2011B EDA Bonds”) were loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of (a) $25,000,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1995A (New Jersey Natural Gas Company Project) and (b) $16,000,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Revenue Bonds, Series 1995B (New Jersey Natural Gas Company Project)); and (iii) the proceeds of the issuance by the EDA of Forty-Six Million Five Hundred Thousand Dollars ($46,500,000) in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2011C (AMT) (New Jersey Natural Gas Company Project) (the “2011C EDA Bonds” and together with the 2011A EDA Bonds and the 2011B EDA Bonds, the “2011 Series EDA Bonds”) were loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities (consisting of the refunding of (a) $13,500,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1997A (New Jersey Natural Gas Company Project); (b) $15,000,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 1998B (New Jersey Natural Gas Company Project); and (c) $18,000,000 in aggregate principal amount of the EDA’s Natural Gas Facilities Revenue Bonds, Series 1998C (New Jersey Natural Gas Company Project)) were issued pursuant to the EDA Bond Indenture (as defined below); and

WHEREAS, Bonds were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-Third Supplemental Indentures, inclusive, as a thirty-seventh series of Bonds, known as “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds”; a thirty-eighth series of Bonds, known as “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” and a thirty-ninth series of Bonds, known as “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” each issued and delivered (in conjunction with the assignment by the EDA of certain of its rights under the Loan Agreement) to U.S. Bank National Association, as trustee (the “2011 EDA Loan Trustee”) pursuant to an Indenture dated as of August 1, 2011 (the “2011 EDA Bond Indenture”) between the EDA and the 2011 EDA Loan Trustee for the benefit and security of the holders of the 2011 Series EDA Bonds; and

WHEREAS, the Company entered into a Note Purchase Agreement dated as of February 8, 2013 (the “2013 Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated “3.15% Senior Notes due April 15, 2028” in the aggregate principal amount of $50,000,000 (the “Senior Notes due April 15, 2028”); and

WHEREAS, Bonds in the aggregate principal amount of Fifty Million Dollars ($50,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through Thirty-Fourth Supplemental Indentures, inclusive, as a fortieth series designated as “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” of which Fifty Million Dollars ($50,000,000) in principal amount are outstanding at the date hereof and which were delivered and pledged to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the 2013 Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due April 15, 2028; and

WHEREAS, the Company entered into a Note Purchase Agreement dated as of February 7, 2014 (the “2014 Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated (i) “3.58% Series A Senior Notes due March 13, 2024” in the aggregate principal amount of $70,000,000 (the “Senior Notes due March 13, 2024”) and (ii) “4.61% Series B Senior Notes due March 13, 2044” in the aggregate principal amount of $55,000,000 (the “Senior Notes due March 13, 2044”); and

WHEREAS, Bonds in the aggregate principal amount of Seventy Million Dollars ($70,000,000) and Fifty-Five Million Dollars ($55,000,000), respectively, were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-Fifth Supplemental Indentures, inclusive, as a forty-first and forty-second, respectively, series designated as (i) “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” and (ii) “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” respectively, of which Seventy Million Dollars ($70,000,000) and Fifty-Five Million Dollars ($55,000,000), respectively, are outstanding as of the date hereof and which were delivered and pledged to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the 2014 Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due March 13, 2024 and the Senior Notes due March 13, 2044, respectively; and

WHEREAS, by virtue of an Omnibus Agreement dated as of September 24, 2014 by and among the Company, the Original Trustee, U.S. Bank National Association, and the holders of more than 66-2/3% in aggregate principal amount of the outstanding Bonds, on September 24, 2014 U.S. Bank National Association became successor to the Original Trustees under the Existing Indenture; and

WHEREAS, the Existing Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Existing Indenture may be made to the covenants and agreements of the Company in the Existing Indenture thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Existing Indenture provided or permitted; and

WHEREAS, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to that end, in the exercise of said authority, has duly authorized and directed the creation of an issue of its bonds of substantially the form and terms hereinafter in this Indenture provided or permitted; and, in order to secure the payment of the principal of, premium, if any, and interest on said bonds (hereinafter called the “Bonds”), to provide for the authentication and delivery thereof by the Trustee and to establish and declare the terms and conditions upon which the Bonds are to be issued and secured, the Company has duly authorized and directed the execution and delivery of this Indenture; and

WHEREAS, the execution of this Indenture has been duly authorized and all other things necessary to constitute this Indenture as a valid mortgage and deed of trust to secure the payment of the principal of and interest and premium, if any, on all Bonds, including without limitation, the Bonds outstanding on the date hereof, to be issued hereunder have been done and performed and the creation, execution and delivery of this Indenture and the creation, execution and issue of the Bonds, including without limitation, the Bonds outstanding as of the date hereof, have in all respects been duly authorized; and

WHEREAS, the Company wishes to amend and restate the terms of the Existing Indenture and the holders of the Bonds outstanding as of the date hereof have previously agreed to such amendment and restatement of the Existing Indenture; and

WHEREAS, the texts of the Bonds and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the form of Exhibit A, respectively, with such appropriate omissions, insertions and variations as are in this Indenture provided or permitted:

AND WHEREAS, the Company represents (a) that all acts and proceedings required by law and by the certificate of incorporation and by-laws of the Company, including all action requisite on the part of its stockholders, directors and officers, necessary to make the Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid and binding mortgage for the security of the Bonds, in accordance with its and their terms, have been done and taken; and (b) that the execution and delivery of this Indenture have been in all respects duly authorized;

[GRANTING CLAUSES]

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by and as the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property (as hereinafter defined) and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property (as hereinafter defined) and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following, which collectively is hereinafter called the “Trust Estate”:

I. FRANCHISES

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

II. GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

III. CONTRACTS

All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

IV. ADDITIONAL PROPERTY

Also any and all property, real, personal or mixed, including Excepted Property, that may, from time to time hereafter, by delivery or by writing of any kind for the purposes hereof be in any way subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security.

V. EXCEPTED PROPERTY

There is, however, expressly excepted and excluded from the lien and operation of this Indenture the property of the Company hereinafter in this Clause V described, herein sometimes referred to as “Excepted Property”:

A. All cash on hand and in bank; all contracts (other than contracts for the purchase of gas) and other choses-in-action; all shares of stock, bonds, notes, evidences of indebtedness and other securities; all bills, notes and accounts receivable; and all conditional sales contracts or agreements; other than any of the foregoing which are by the express provisions of this Indenture subjected or required to be subjected to the lien hereof,

B. Rents, issues, income or profits of property constituting part of the Trust Estate except, to the extent permitted by applicable law, in case the Trustee or a receiver or trustee appointed by a court shall enter into or upon such property following the happening of an Event of Default or shall otherwise become entitled under applicable law to such rents, issues, income or profits,

C. Gas and by-products thereof, materials, supplies, merchandise, goods and appliances held for the purpose of sale in the ordinary course of business; and all fuel, materials, supplies and similar personal property which is consumable in its use in the operation of the plants or systems of the Company,

D. Automobiles, buses, trucks and similar vehicles, and

E. Gas meters and related equipment.

provided, however, that if an Event of Default shall happen and be continuing and if thereafter the Trustee or a receiver or trustee shall enter upon and take possession of the Trust Estate, such

Trustee or receiver or trustee may, to the extent not prohibited by law, take possession of any and all of the Excepted Property then on hand and use and administer and consume the same to continue the operations of the Trust Estate in all respects as if such Excepted Property were part of the Trust Estate, accounting therefor, if required by law, to such persons, if any, as may be lawfully entitled to such an accounting.

The Company may, however, pursuant to the provisions of Clause IV of the Granting Clauses hereof, subject to the lien and operation of this Indenture all or any part of the Excepted Property.

VI. HABENDUM CLAUSE AND TRUST DECLARATIONS

TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;

BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of this Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of this Indenture.

THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant with the Trustee and its successors and assigns and with the respective holders from time to time of the bonds, or any thereof, as follows:

ARTICLE ONE.

Certain Definitions and Constructions.

§1.01. [General.] For all purposes of this Indenture (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) the terms defined in this Article One shall have the respective meanings specified in §1.02 and in §1.03.

All references herein to “Articles” and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; references by the symbol “§” are to corresponding Sections of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder,” “hereinbefore” and “hereinafter” and other words of similar purport refer to this Indenture and not to any particular Article, Section or other subdivision hereof; words importing any gender include the other gender; the singular includes the plural and the plural includes the singular; and the words “including,” “include,” and “includes” shall be deemed to be followed by the words “without limitation.” References to any Section by number and one or more other letters or numbers shall be construed as referring to that clause, paragraph or subdivision of said Section so lettered or numbered and not to said Section as a whole.

Upon qualification of this Indenture under the Trust Indenture Act of 1939, whenever a term not otherwise defined in this Indenture is defined in the Trust Indenture Act of 1939, such term shall have the meaning set forth in said Act as in effect at the date of this Indenture.

§ 1.02. [Definitions and Constructions.] In these presents, for all purposes of the Indenture, and in all certificates delivered pursuant to the Indenture, unless the context otherwise requires or unless otherwise expressly provided:

(a) “Accountant” shall mean any individual who is a certified or public accountant or any firm or co-partnership, of certified public accountants.

(b) “Additions Credits” shall mean “Property Additions” as defined and determined under the Existing Indenture as of June 30, 2014 which have not been included in a previous certificate filed with the Trustee or the trustee under the Existing Indenture pursuant to § 4.01, § 5.03 or § 8.03 of this Indenture or the Existing Indenture or otherwise been used for any purpose of this Indenture or the Existing Indenture.

(c) “affiliate” when used with reference to the Company or any other person who is liable on the Bonds shall mean an individual, firm, corporation or other legal entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or such other person. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a firm, corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise.

(d) “Appraiser” shall mean any corporation engaged in the business of appraising property or any qualified individual or co-partnership.

(e) “Authorized Newspaper” when used with reference to a particular municipality or county shall mean a newspaper printed in the English language and regularly published and of general circulation in such municipality or county at least once on each day, other than holidays and Sundays, in each calendar week. When no particular municipality or county is mentioned, such newspaper shall be one published in the County of Monmouth or Essex, New Jersey.

(f) “Bond” shall mean one of the bonds issued hereunder and shall include the Existing Bonds.

(g) “Bond,” “Bondholder,” and “holder” shall include the plural as well as the singular number and vice versa unless otherwise expressly indicated, and “Bondholder” and “holder” shall include the registered owner of a Bond.

(h) “Bond Register” is defined in § 2.10.

(i) “Bond Retirements Certificate” is defined in § 6.01B.

(j) “Certificate of the Company” shall mean a written certificate signed by the President, a Vice President or the Treasurer and by the Secretary or an Assistant Secretary of the Company.

(k) “Company” shall mean and include New Jersey Natural Gas Company, the party of the first part hereto, and also any successor corporation which shall become such in the manner prescribed in Article Fourteen.

(l) “corporation” shall also include voluntary associations, joint stock companies and other similar organizations.

(m) “Cost” of Property Additions shall be determined in compliance with § 1.03(b).

(n) “cost basis” when used with reference to Retirements, shall mean the cost thereof.

(o) “CPI” or “CPI Index” means the Consumer Price Index for the New York, New York, Standard Metropolitan Statistical Area, All-Items for all Urban Consumers, 1982-1984 Base, published by the United States Department of Labor, or, if such index is no longer published or its method of computation is substantially modified, a substitute index published by the United States Government or by a reputable publisher of financial or economic statistics that will fairly and reasonably reflect the same or substantially the same information as the discontinued or modified index selected by the Company.

(p) “Depositary” shall mean, with respect to Bonds of any series issuable in whole or in part in the form of one or more Global Bonds, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Bonds as contemplated by § 2.04.

(q) “Deposited Cash” is defined in § 5.03.

(r) “EDA” shall mean the New Jersey Economic Development Authority, a public body corporate and politic of the State of New Jersey.

(s) “Engineer” shall mean an individual or a co-partnership or a corporation engaged in the engineering profession, who, unless specifically required to be an Independent Engineer (as hereinafter in Paragraph (jj) defined), may be regularly employed in the service of the Company or of an Affiliate.

(t) “Events of Default” is defined in § 12.01.

(u) “Excepted Property” is defined in the Granting Clauses.

(v) “Exchange Act” shall mean the Securities Exchange Act of 1934, as heretofore amended, and as may be amended from time to time.

(w) “Existing Bonds” are those Bonds outstanding at the execution of this Indenture and are described in Article Three.

(x) “Existing Indenture” is defined in the Recitals.

(y) “Fair Value” of Property Additions shall mean the fair value thereof to the Company as certified in the relevant Certificates delivered hereunder with respect thereto.

(z) “Funded Cash” shall mean:

(1) Cash (held by the Trustee hereunder or by the trustee or other holder of any mortgage or other lien constituting a prior lien) to the extent that it represents the proceeds of the release of Funded Property or the proceeds of insurance of or the taking by eminent domain or other disposition of Funded Property, or the proceeds of Funded Property purchased by any governmental body or agency upon exercise of any right which it may have to purchase the same or the proceeds of the payment of purchase money obligations held by the Trustee or distributions upon stock or other securities which are to be retained by the Trustee pursuant to § 7.01.

(2) Any cash deposited with the Trustee under § 5.01.

(3) Any cash deposited with the Trustee under § 11.02 and any cash deposited with the Trustee to meet the requirements of any sinking fund, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created.

(4) Any cash deposited with the Trustee under the Granting Clauses of this Indenture of any indenture supplemental hereto.

(z) “Funded Property” shall mean

(1) All property other than Excepted Property owned by the Company on June 30, 2014.

(2) All Property Additions which shall have been included in a Property Additions Certificate of the Company in respect of the authentication and delivery of additional Bonds under this Indenture.

(3) All Property Additions which shall have been included in a Property Additions Certificate of the Company in respect of the withdrawal of any Funded Cash held by the Trustee hereunder.

(4) All Property Additions which have been included in a Renewal and Replacement Certificate (as defined in the Existing Indenture) delivered to the Trustee to meet the requirements of §11.01 of the Existing Indenture.

(5) All Property Additions which have been included in any Certificate of the Company delivered to the Trustee to compute the amount of Property Additions being used to meet the requirements of any sinking fund, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created permitting the satisfaction thereof by the use of Property Additions.

(6) All Property Additions to the extent that the same shall have been substituted for Funded Property in the exercise by the Company of any right which it may have to apply the proceeds of insurance (or of property sold or otherwise disposed of in accordance with the provisions of § 7.01) to the acquisition of such substituted property without depositing such proceeds with the Trustee.

(7) All property constituting repairs of Funded Property.

(8) All property constituting renewals or replacements of Funded Property to the extent that the cost thereof under sound accounting practice should properly be reflected as a current operating expense.

(9) All Property Additions which shall have been included in a Property Additions Certificate of the Company delivered pursuant to § 8.02B or § 8.03B.

If any Funded Property owned by the Company shall be released from the lien hereof as herein provided, the property so released shall cease to be Funded Property, but may at any time thereafter again become Funded Property through the operation of any of the foregoing clauses (2) through (9).

(aa) “Gas Business” is defined within the definition of “Property Additions.”

(bb) “Gas Properties” is defined within the definition of “Property Additions.”

(cc) “Global Bond” shall mean a Bond that evidences all or part of the Bonds of any series and bears the legend set forth in § 2.13 (or such legend as may be specified as contemplated by § 2.04 for such Bonds).

(dd) “Government Obligations” means securities which are direct obligations of the United States of America (including trust receipts evidencing an interest therein) and securities for which the United States of America has fully guaranteed the payment of principal and interest.

(ee) “Gross Amount of Property Additions” is defined in the definition of “Net Amount of Property Additions.”

(ff) “Hedging Transaction” means an agreement, expressly identified in a certificate of a Vice President or Treasurer of the Company as being entered into in order to hedge the interest payable on all or a portion of any Bonds, which agreement may include, without limitation, an interest rate swap, a forward or futures contract or an option (e.g., a call, put, cap, floor or collar) and which agreement does not constitute an obligation to repay money borrowed, credit extended or the equivalent thereof.

(gg) “indebtedness” of a person shall mean and include all indebtedness of that person (i) for money borrowed by any person, including any guaranty by such person of any indebtedness, liability or other obligation of any other person (except those guaranties incurred in the ordinary course of business and further excepting customer deposits), (ii) representing obligations incurred by such person in connection with the acquisition of assets, and (iii) representing a mortgage or other lien on or pledge of any property of such person (to the extent of the value of such property) securing any indebtedness, liability or other obligation of any other person, whether or not the indebtedness, liability, or other obligation shall have been assumed. The term “guaranty,” as used above, by any particular person shall mean all obligations of such person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other person (the “primary obligor”) in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular person (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation or (y) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

(hh) “Indenture” shall mean this amended and restated indenture of mortgage, deed of trust and security agreement, either as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

(ii) “Independent” when applied to any Engineer or other person signing any other certificate or report, shall mean such a person who (i) is in fact independent, (ii) does not have any substantial interest, direct or indirect, in the Company or in any affiliate of the Company and (iii) is not connected with the Company or any affiliate of the Company, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(jj) “Interest Charges on Indebtedness” of the Company for any period shall be determined by adding the interest charges during such period on each of the following:

(1) All Bonds outstanding under the Indenture at the date of such determination. (In the case of any Bonds pledged as security for any indebtedness of the Company, the amount of the interest charges during such period on such pledged Bonds shall be deemed to be the greater of (i) the amount of the interest charges during such period on such indebtedness or (ii) the amount of the interest charges during such period on such pledged Bonds).

(2) All Bonds the authentication and delivery of which is being or has been applied for at the date of such determination.

(3) All indebtedness secured by a lien upon the Trust Estate, or any part thereof, prior to the lien of this Indenture, except Permitted Encumbrances which are not Purchase Money Liens.

In the event any Bonds bear, are being issued which bear, or are to bear, interest at a variable rate during such period, annual Interest Charges on Indebtedness on such variable rate Bonds for any such period shall be computed by assuming that the rate of interest applicable to such period is the highest of (A) the actual rate at the date of calculation, or if the Bonds are not yet outstanding, the initial rate, (B) if the Bonds have been outstanding for at least 12 months, the average rate over the 12 months immediately preceding the date of calculation, and (C)(1) if the obligations which are secured by such Bonds are issued as obligations the interest on which is excludable from gross income under the applicable provisions of the Internal Revenue Code of 1986, as amended, the rate of interest shown in the most recently published interest rate in The Bond Buyer as the 30 Year Index of 25 Revenue Bonds or a comparable index selected by a Vice President or the Treasurer or (2) if interest on the obligations which are secured by such Bonds is not intended to be so excludable or if such Bonds do not secure a separate obligation of the Company, the interest rate on Government Obligations with comparable maturities, but in each case not in excess of the lesser of (a) the maximum rate authorized by law and (b) the maximum rate permitted in the supplement to the Indenture authorizing the issuance of the related Bonds.

In the event the Company has entered into a Hedging Transaction in connection with any Bonds for such period, the computation of the annual Interest Charges on Indebtedness for such Bonds for such period may, at the option of a Vice President or the Treasurer, include payments made and received by the Company or to be made and received by the Company under the related Hedging Transaction, provided that at the time such option is initially exercised the Company delivers a certificate to the effect that (1) the institution other than the Company that is party to such Hedging Transaction (the “Counterparty”) is obligated under such Hedging Transaction to make payments thereunder for the period for which the computation of the annual Interest Charges on Indebtedness on such Bonds is being determined, and (2) as of the date the Company and the Counterparty entered into such Hedging Transaction, the long-term debt obligations of the Counterparty or of any guarantor of the Counterparty’s obligations under such Hedging Transaction were rated “A” or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group.

(kk) “Mandatory Sinking Funds” is defined in § 11.02.

(ll) “Mandatory Sinking Funds Payment Date” is defined in § 11.02.

(mm) “Net Amount of Property Additions” when used with reference to Property Additions included in any particular Property Additions Certificate of the Company, shall mean the amount obtained by deducting from the Cost or Fair Value (whichever is less) of all such Property Additions (herein called the “Gross Amount of Property Additions”) an amount equal to the cost basis of all Retirements not theretofore reflected in a Certificate filed with the Trustee pursuant to § 4.01, § 5.03 or § 8.03, after deducting from such Retirements, Retirements Credits, if any, to the extent that the same have not previously been used as a Retirements Credit (whether under this Indenture or the Existing Indenture).

(nn) “Net Earnings” of the Company for any period shall be determined by deducting from the amount of its gross revenues for such period, all operating expenses and other proper deductions from income for such period, including (without in any respect limiting the generality of the foregoing) interest on all outstanding indebtedness, amortization of debt discount and expense, amortization of all other deferred items properly subject to amortization, provisions for all taxes, including income taxes, provisions for all contingency reserves, whether general or special, provisions for depletion, if any, and provisions for depreciation and obsolescence in amounts not less than those actually deducted on the books of the Company, provided, however, that

(a) Profits realized or losses sustained from the sale or other disposition of capital assets shall be excluded.

(b) Net Earnings shall reflect as a deduction from earnings amortization of the cost of conversion of customers appliances to the use of natural gas.

(c) The net amount of income from the sale or installation, in connection with the Gas Business of the Company, of gas consuming appliances and accessory equipment may be included.

(oo) “Net Earnings Available for Interest” of the Company for any period shall be determined by adding to the Net Earnings of the Company for such period (but only to the extent that the same were deducted in computing such Net Earnings) (i) all interest charges for such period, (ii) all amortization of debt discount and expense for such period, and (iii) all income taxes, excess profits taxes or other like taxes imposed on, or measured by, income determined after deduction of interest charged for such period, and by deducting from such Net Earnings of the Company for such period the amount, if any, by which net non-operating revenues of the Company for such period exceeds ten per cent (10%) of the gross operating revenues of the Company for such period.

If at the time of any such computation any property of the Company is subject to any lien or other encumbrance (other than Permitted Encumbrances) prior to the lien hereof, securing indebtedness in excess of One Million Dollars ($1,000,000), the net earnings (but not a net loss) of such property, estimated if necessary, shall be excluded in making the foregoing computation of Net Earnings Available for Interest.

In case the Company shall have acquired any property which is subject to the lien of this Indenture within or after the period for which Net Earnings Available for Interest is calculated, the Company, in computing the same, shall be entitled to include the net earnings of such property for the whole of such period, to the extent that the same may not have been otherwise included and might have been included if such property had been owned by the Company during the whole of such period. The net earnings of any property so acquired for the period preceding such acquisition shall be ascertained and computed as if such property had been owned by the Company during such period.

If any Retirements having an aggregate cost basis in excess of One Million Dollars ($1,000,000), the earnings of which can be separately determined under the bookkeeping practice of the Company, shall have occurred within or after the period for which the calculation of net earnings is made and before the authentication and delivery of the Bonds in respect to which the Net Earnings Available for Interest have been computed, the Net Earnings Available for Interest for such period shall exclude the net earnings, estimated if necessary, of such Retirements.

(pp) “Opinion of Counsel” shall mean a written opinion of counsel engaged in the independent practice of the law, selected by the Company, who may be counsel for the Company, and who shall be acceptable to the Trustee.

(qq) “Original Indenture” is defined in the Recitals.

(rr) “outstanding” when used as of any particular time with reference to Bonds, shall mean all the Bonds which theretofore shall have been authenticated and delivered under this Indenture, except

(1) Bonds theretofore cancelled or surrendered to the Trustee for cancellation;

(2) Bonds for the payment or redemption of which money in the necessary amount shall have been deposited with the Trustee, whether upon or prior to the maturity or the redemption date of such Bonds, provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given, as provided herein, or provision satisfactory to the Trustee shall have been made therefor; and

(3) Bonds in lieu of and in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of § 2.12.

Any reference to the holders of a majority or a particular percentage of the Bonds, or to the holders of a majority or a particular percentage of the Bonds of a particular series, shall mean the holders at the time in question of a majority or the specified percentage in aggregate principal amount of all the Bonds then outstanding under this Indenture, or of all the Bonds of such particular series then outstanding under this Indenture, as the case may be, excluding Bonds owned by or for the account or benefit of the Company or any other person who is liable on the Bonds, or an affiliate of the Company or of any such person; provided that for the purpose of determining whether the Trustee shall be protected in relying on any direction, consent or waiver by the holders of Bonds, only Bonds which the Trustee knows are so owned shall be excluded.

(ss) “Overdue Rate” as of any date shall mean that rate of interest stated in the applicable Bond, or the supplement creating such Bond, as its Overdue Rate, or if no such rate is so stated, six per cent (6%) per annum.

(tt) “Permitted Encumbrances” shall mean as of any particular time any of the following:

(1) Liens for taxes, assessments, or governmental charges for the then current year or which are not yet due or delinquent.

(2) Liens for taxes, assessments or governmental charges already due, but the validity of which is being contested at the time in good faith as provided in § 9.04.

(3) Liens and charges incidental to current operation or construction effected during the six months next preceding such time, which have not been filed or asserted.

(4) Liens, securing obligations neither assumed by the Company nor on account of which it customarily pays interest, existing, either at the date of execution hereof, or, as to property thereafter acquired, at the time of acquisition by the Company, upon real estate or rights in or relating to real estate acquired by the Company for transmission line, distribution line, or right of way purposes and liens, securing like obligations, upon, and defects or irregularities of titles affecting, real estate purporting to be owned by customers, to the extent that the same constitute liens upon, or defects or irregularities of title affecting property and equipment of the Company installed on such real estate.

(5) Zoning laws and ordinances, easements, rights-of-way, restrictions and similar encumbrances and minor defects or irregularities of title which do not impair the use of the property in the operation of the business.

In determining, for the purpose of any opinion to be delivered hereunder, whether any such defect, irregularity, law or ordinance, or easement, restriction or similar encumbrance impairs the use of the property subject thereto in the operation of the business of the Company, counsel giving such opinion may, subject to the requirements of any statement therein made pursuant to § 1.04, rely on a Certificate of Engineer.

(6) The lien of this Indenture.

(7) Liens junior to this Indenture.

(8) Mortgages or other liens on property hereafter acquired by the Company which may exist at the date of the acquisition of such property by the Company and purchase money mortgages created by the Company at the time of acquisition of such property; provided that except for any such mortgages or liens securing, in the aggregate, not in excess of One Million Dollars ($1,000,000), in no event shall the amount secured by any mortgage or lien permitted by this Clause (8) (herein called “Purchase Money Liens”) be in excess of sixty-six and two-thirds per cent (66-2/3%) of the cost or fair value at the time of acquisition, whichever is less, of the property subject thereto, and provided further that the amount secured by all such mortgages or other liens shall not exceed in aggregate amount at any one time outstanding fifteen per cent (15%) of the aggregate principal amount of the Bonds then outstanding.

(uu) “person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or unincorporated organization, or a government or political subdivision thereof.

(vv) “premium” shall include, without limitation, any “make-whole amount”.

(ww) “Principal Office of the Trustee” shall mean the office of the Trustee located at 21 South Street, Morristown, New Jersey, 07960, or such other office as shall be designated by the Trustee in a notice to the Company and the Bondholders.

(xx) “Property Additions” shall mean and comprise (i) all Additions Credits and (ii) only tangible property, including tangible betterments, improvements and additions of, upon and to the property of the Company, and equipment and appliances installed as a part of the operating property of the Company, located in the State of New Jersey, used by or useful to the Company in the business (herein called the “Gas Business”) of generating, manufacturing, purchasing, transmitting, distributing, selling and/or supplying gas and any by-products thereof as a public utility (such properties being herein sometimes referred to as “Gas Properties”) acquired by the Company subsequent to June 30, 2014, by purchase, consolidation, merger, construction or in any other way, and the term “Property Additions” shall include but not be limited to the following:

(1) Permanent improvements, betterments and additions of the character above described in process of construction or partially completed construction work, insofar as actually constructed or erected subsequent to such date.

(2) Property of the character above described constructed or acquired to replace an item of property whose retirement has been credited to plant account.

(3) Paving, grading and other improvements to public highways, streets and alleys and other public lands required for or in connection with the installation or repair of overhead, surface or underground facilities of the Company and paid for by the Company (notwithstanding the fact that the title thereto may not be in the Company).

Among other properties not constituting Property Additions under the foregoing provisions, the term “Property Additions” shall not be deemed to include

(a) Any property acquired or constructed by the Company on or prior to April 1, 1952.

(b) Any item of property constructed or acquired to replace a similar item of property whose retirement has not been credited to plant account; or any property acquired or constructed by the Company, the cost of which may not properly be capitalized in accordance with the practice lawfully prescribed by the Department of Public Utilities, Board of Public Utility Commissioners of the State of New Jersey or other regulatory authority of the State of New Jersey having jurisdiction over the Company in the premises, or other lawfully prescribed practice and, in the absence of any practice so prescribed, in accordance with sound accounting practice.

(c) Any Excepted Property.

(d) Any property subject to a lien or encumbrance other than a Permitted Encumbrance.

(e) Going concern value or good will or franchises or governmental permits granted to or acquired by the Company, separate and distinct from the property pledged thereunder.

(f) Any property released from the lien of this Indenture pursuant to §7.02B or C unless such property shall have again been made subject to the lien of this Indenture.

(yy) “Property Additions Certificate” is defined in § 4.01B.

(zz) “Purchase Money Liens” is defined in the definition of “Permitted Encumbrances.”

(aaa) “release price” is defined in § 7.04.

(bbb) “Resolution of the Board” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company under its corporate seal to have been duly adopted by the Board of Directors of the Company, at a meeting thereof duly called and held and at which a quorum was present or by unanimous written consent in lieu of a meeting, and to be still in full force and effect.

(ccc) “responsible officer or officers” of the Trustee whenever used in this Indenture shall mean and include the chairman of the board of directors, the president, any vice president, any assistant vice president, the secretary, the treasurer, any trust officer, or assistant trust officer, and every officer and assistant officer of the Trustee customarily performing functions similar to those performed by the foregoing individuals or to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

(ddd) “Retirements” shall mean:

(1) All Funded Property which shall have been released from the lien hereof, or from the lien of the Existing Indenture.

(2) All Funded Property which shall have been worn out, retired or abandoned or which has otherwise permanently ceased to be used or useful in the Gas Business of the Company.

(3) All Funded Property which has been destroyed.

For the avoidance of doubt, any Additions Credit not owned by the Company on June 30, 2014 that become Funded Property pursuant to clauses (2) through (9) of the definition of Funded Property shall thereupon be considered Funded Property for the purposes of determining whether such Additions Credit is a Retirement under clauses (1) through (3) of this definition.

(eee) “Retirements Credits” shall mean the following credits, which may be applied against Retirements:

(1) The amount of cash and/or other consideration received by the Trustee in connection with the release of any Funded Property,

(2) The amount of insurance monies paid to the Trustee pursuant to the provisions of § 9.07 on account of the destruction of any Funded Property,

but in each case only to the extent that the same have not previously been used as a Retirements Credit.

(fff) “Subsidiary” shall mean, as to any person, any corporation, association, or other business entity in which such person or one or more of its Subsidiaries or such person and one or more of its Subsidiaries owns sufficient issued and outstanding shares of which having ordinary voting power to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such person or one or more of its Subsidiaries or such person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

(ggg) “Thirty-Fifth Supplemental Indenture” shall mean the Supplemental Indenture dated as of March 1, 2014, supplemental to the Original Indenture.

(hhh) “Thirty-First Supplemental Indenture” shall mean the Supplemental Indenture dated as of October 1, 2005, supplemental to the Original Indenture.

(iii) “Thirty-Fourth Supplemental Indenture” shall mean the Supplemental Indenture dated as of April 1, 2013, supplemental to the Original Indenture.

(jjj) “Thirty-Second Supplemental Indenture” shall mean the Supplemental Indenture dated as of May 1, 2008, supplemental to the Original Indenture.

(kkk) “Thirty-Third Supplemental Indenture” shall mean the Supplemental Indenture dated as of August 1, 2011, supplemental to the Original Indenture.

(lll) “Trust Estate” is defined in Granting Clauses.

(mmm) “Trust Moneys” is defined in § 8.01.

(nnn) “Trustee” shall mean U.S. Bank National Association, the party of the second part hereto, or, subject to the provisions of Article Fifteen, its successors in the trusts hereby created.

(ooo) “Trustee’s Prime Rate” shall mean that rate of interest that is the rate of interest publicly announced by Trustee as its “base” or “prime” rate.

(ppp) “2005 EDA Bond Indenture” is defined in § 10.05.

(qqq) “2005 EDA Loan Trustee” is defined in § 10.05.

(rrr) “2005 Loan Agreement” is defined in § 10.05.

(sss) “2005A EDA Bonds” is defined in § 10.05.

(ttt) “2005B EDA Bonds” is defined in § 10.07.

(uuu) “2005C EDA Bonds” is defined in § 10.09.

(vvv) “2011 EDA Bond Indenture” is defined in § 10.13.

(www) “2011 EDA Loan Trustee” is defined in § 10.13.

(xxx) “2011 Loan Agreement” is defined in § 10.13.

(yyy) “2011A EDA Bonds” is defined in § 10.13.

(zzz) “2011B EDA Bonds” is defined in § 10.15.

(aaaa) “2011C EDA Bonds” is defined in § 10.17.

(bbbb) “2018 Series LL Bond” shall mean one of the First Mortgage Bonds, Series LL due 2018, issued under the Existing Indenture.

(cccc) “2023 Series II Bond” shall mean one of the First Mortgage Bonds, Series II due 2023, issued under the Existing Indenture.

(dddd) “2024 Series JJ Bond” shall mean one of the First Mortgage Bonds, Series JJ due 2024, issued under the Existing Indenture.

(eeee) “2024 Series QQ Bond” shall mean one of the First Mortgage Bonds, Series QQ due 2024, issued under the Existing Indenture.

(ffff) “2027 Series MM Bond” shall mean one of the First Mortgage Bonds, Series MM due 2027, issued under the Existing Indenture.

(gggg) “2028 Series PP Bond” shall mean one of the First Mortgage Bonds, Series PP due 2028, issued under the Existing Indenture.

(hhhh) “2035 Series NN Bond” shall mean one of the First Mortgage Bonds, Series NN due 2035, issued under the Existing Indenture.

(iiii) “2040 Series KK Bond” shall mean one of the First Mortgage Bonds, Series KK due 2040, issued under the Existing Indenture.

(jjjj) “2041 Series OO Bond” shall mean one of the First Mortgage Bonds, Series OO due 2041, issued under the Existing Indenture.

(kkkk) “2044 Series RR Bond” shall mean one of the First Mortgage Bonds, Series RR due 2044, issued under the Existing Indenture.

(llll) “Written Order of the Company,” “Written Request of the Company” and “Written Consent of the Company,” shall mean, respectively, a written order, request or consent signed in the name of the Company under its corporate seal by the President, a Vice President or the Treasurer and by the Secretary or an Assistant Secretary of the Company.

§ 1.03. [Certain Phrases; Determination of Earnings.] (a) [“been used by the Company for any purpose of this Indenture”] Whenever the Company is required to state in any Property Additions Certificate of the Company or other Certificate of the Company delivered hereunder that Property Additions or Bonds have not theretofore “been used by the Company for any purpose of this Indenture” or “for any purposes of the Existing Indenture” such statement shall mean (when used with reference to Property Additions) that the Property Additions in question have not (and will not by virtue of any then pending application) become Funded Property or been made the basis for the withdrawal of any cash (whether or not Funded Cash) from the Trustee or from the trustee or other holder of a prior lien or for any credit in lieu of cash under any provision of this Indenture or the Existing Indenture and that no part of said Property Additions includes any property acquired or constructed to replace property disposed of pursuant to § 7.01 (or § 7.01 of the Existing Indenture) or to repair, replace or restore insured property (whether or not Funded Property) the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of § 9.07 (or § 9.07 of the Existing Indenture). When used with reference to Bonds such statement shall mean that the Bonds in question have not been (and will not by virtue of any then pending application, be) made the basis for the withdrawal of any cash (whether or not Funded Cash) from the Trustee or from a trustee or other holder of a prior lien and have not been redeemed or paid through the application of cash (whether or not Funded Cash) by the Trustee or the trustee or other holder of a prior lien, and that such Bonds have not been purchased or paid through the application of Trust Moneys pursuant to § 8,04, § 8.05 or § 8.08, or of any provisions for an amortization, improvement, renewal, sinking, or other analogous fund contained in any indenture supplemental hereto, and have not been cancelled upon the issuance of other Bonds in exchange or substitution therefor, and have not been made the basis of any application pursuant to Article Six.

The fact that property has theretofore become subject to the lien of this Indenture, or is required so to be, shall not be deemed to mean that the same has “theretofore been used by the Company for any purpose of this Indenture” within the meaning of this § 1.03(a).

(b) Subject to the foregoing provisions of this § 1.03, all determinations of costs of Property Additions or of earnings pursuant to this Indenture shall be made and all financial statements to be delivered hereunder shall be prepared in accordance with the practice prescribed by any regulatory authority having jurisdiction over the Company in the premises, or other lawfully prescribed practice and, in the absence of any practice so prescribed, in accordance with sound accounting practice.

§ 1.04. [Provisions governing certain certificates, opinions and other documents.] Whenever in this Indenture it is provided that a certificate, opinion or other document shall comply with the provisions of this § 1.04, such document shall include:

(1) a statement that the person making such certificate, opinion or other document has read the covenant or condition in respect of which such document is furnished;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such document are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Whenever in this Indenture it is provided that a certificate signed by an officer or officers of the Company shall comply with the provisions of this § 1.04, such certificate shall include a statement that the conditions precedent relating to the authentication and delivery of Bonds, to the release or the release and substitution of property, to the satisfaction and discharge of the Indenture, or to any other action to be taken by the Trustee at the request of or upon the application of the Company, as the case may be, have been complied with; and whenever in this Indenture it is provided that an opinion of counsel shall comply with the provisions of this § 1.04, such opinion shall include a like statement that in the opinion of such counsel such conditions precedent have been complied with.

§ 1.05. [Truth and accuracy of documents presented to the Trustee by the Company shall be condition precedent and Trustee may rely upon such documents.] Wherever in this Indenture, in connection with any application for the authentication and delivery of Bonds hereunder or for the withdrawal of any moneys held by the Trustee under any provision hereof or for the execution of any release, or any other application or certificate or report to the Trustee hereunder, it is provided that the Company shall deliver resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers as a condition of the granting of such application, or as evidence of the compliance by the Company with any condition or covenant herein contained, the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers shall in each and every such case be conditions precedent to the right of the Company to have such application granted or to the effectiveness of such certificate or report. Nevertheless, upon any such application, certificate or report, the resolutions, certificates, statements, opinions, evidence, reports, orders and/or other papers required by any of the provisions of this Indenture to be delivered to the Trustee as a condition of the granting of such application, or as evidence of such compliance, may, subject to the provisions of § 15.02, be received by the Trustee as conclusive evidence of any statements therein contained, and, subject to such provisions, shall be full warrant, authority and protection to the Trustee acting on the faith thereof, not only in respect of the statements of fact therein made, but also in respect of the opinions therein set forth. Before granting any such application, or accepting such evidence of compliance, the Trustee shall not (subject to the provisions of § 15.02) be under any duty to make any further investigation into the trust of the matters evidenced by any such resolution, certificate, statement, opinion, evidence, report, order and/or other paper, but it may in its discretion make any such independent inquiry or investigation into the truth of the matters evidenced by any such resolution, certificate, statement, opinion, evidence, report, order and/or other paper, but it may in its discretion make any such independent inquiry or investigation as to it may seem proper. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine the books, records and premises of the Company, either itself or by agent or attorney, and unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, evidences, reports, orders and/or other papers, it shall be under no obligation to grant the application or to accept such evidence of compliance. The reasonable expenses of every such examination or other inquiry shall be paid by the Company, or if paid by the Trustee shall be repaid by the Company, upon demand, with interest at the Trustee’s Prime Rate, and until such repayment shall be secured under this Indenture in priority to the Bonds.

§ 1.06. [More than one document may be delivered.] Whenever in this Indenture provision is made for the delivery of any certificate, opinion or other document signed by an officer or officers of the Company or by any other person, such provision may be complied with by the delivery of more than one certificate or opinion or other document, each covering a particular part of the matter or matters required to be included in the certificate or opinion or other document so provided for, and in such event such separate certificates, opinions or other documents need not all be signed by the same officers or persons, provided that such separate certificates, opinions or other documents shall, taken together, contain all of the statements herein provided for and be signed by an officer or officers or person or persons, as the case may be, by whom the certificate, opinion or other document so provided for is authorized or required to be signed.

§ 1.07. [Cash deposited.] Wherever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee or other person cash sufficient to pay or redeem any bonds, obligations or other indebtedness, the amount of cash so to be deposited or held shall be the principal amount of such bonds, obligations or other indebtedness and all unpaid interest thereon to maturity, unless said bonds, obligations or other indebtedness are redeemable and are to be redeemed prior to maturity and there shall be furnished to the Trustee proof satisfactory to it that notice of such redemption on a specified redemption date has been duly given or provision satisfactory to the Trustee shall be made for such notice, in which case the amount of cash so to be deposited or held shall be the principal amount of such bonds, obligations or indebtedness and interest thereon to the redemption date, together with the redemption premium, if any.

ARTICLE TWO.

The Bonds.

§ 2.01. [Aggregate principal amount of Bonds is unlimited, except as provided.] The aggregate principal amount of Bonds which may be authenticated and delivered and outstanding under this Indenture is not limited, except as hereinafter in Articles Three, Four, Five and Six provided. The power of the Company to issue Bonds hereunder may be exercised from time to time upon obtaining any applicable regulatory approvals, and whenever Bonds may be authenticated and delivered in accordance with Articles Three, Four, Five and Six; and this Indenture shall be and constitute a continuing lien to secure the full and final payment of the principal of, premium, if any, and interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder, and issued by the Company.

§ 2.02. [Bonds shall be issued in series as authorized; and as registered bonds.] The Bonds issuable under this Indenture shall be issued in series as from time to time shall be authorized by the Board of Directors of the Company; and issued as registered Bonds without coupons.

§ 2.03. [Bonds of all series shall be generally entitled “First Mortgage Bonds”.] The Bonds of all series shall be known and entitled generally as the “First Mortgage Bonds” of the Company. With respect to the Bonds of any particular series, the Company may incorporate in the general title of such Bonds the rate of interest borne by the Bonds of such series, the maturity date or any other words or figures descriptive thereof or of the security therefor or distinctive or definitive of such series, as the Board of Directors of the Company may determine.

§ 2.04. [Designations, optional provisions and forms of Bonds.] The Bonds of each series shall bear such date or dates, shall be payable at such place or places, shall be transferable or registerable at such place or places, shall mature on such date or dates, shall bear interest (including any interest at the applicable Overdue Rate) at such rate or rates, payable in such installments and on such dates, and may be redeemable before maturity at such price or prices and upon such terms and conditions, as shall be fixed and determined by the Board of Directors of the Company, and as shall be appropriately expressed in the Bonds of such series.

The Company may, at the time of the creation of any particular series of Bonds or at any time thereafter, make, and the Bonds of such series may contain any or all of the following:

A. Provision for the payment of the principal of and/or the interest on the Bonds of such series without deduction for specified taxes, assessments or other governmental charges;

B. Provision for refunding or reimbursing to the holders of the Bonds of such series, specified taxes, assessments or other governmental charges, but the obligation of the Company to refund or reimburse any such taxes, assessments or other governmental charges shall not be deemed to be a part of the indebtedness secured by this Indenture;

C. Provision for the exchange or conversion of the Bonds of such series for or into new Bonds issuable hereunder of different series and/or shares of stock of the Company and/or other securities;

D. Provision for a sinking, amortization, improvement, renewal or other analogous fund complying with the foregoing requirements of this § 2.04;

E. Provision limiting the aggregate principal amount of the Bond of such series; and

F. Provision that any Bonds of a series shall be issuable in whole or in part in the form of one or more Global Bonds and, in such case, the respective Depositaries for such Global Bonds, the form of any legend or legends which shall be borne by any such Global Bond in addition to or in lieu of that set forth in § 2.13 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of § 2.10 in which any such Global Bond may be exchanged in whole or in part for Bonds registered, and any transfer of such Global Bond in whole or in part may be registered, in the name or names of persons other than the Depositary for such Global Bond or a nominee thereof;

all to such extent, at such times and upon such terms and conditions as the Board of Directors of the Company may determine and fix.

Each series of Bonds, except the Existing Bonds, shall be created by an indenture supplemental hereto authorized by a Resolution of the Board delivered to the Trustee. Such supplemental indentures shall be numbered sequentially beginning with a first supplemental indenture hereto.

The Bonds of each series shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company.

§ 2.05. [Denominations of Bonds and interest accrual.] The Bonds of each series shall be issued in such denominations as the Board of Directors of the Company may determine.

Bonds shall bear interest from and shall be dated the date provided in the Supplemental Indenture creating such series of Bonds.

§ 2.06. [Exchange of Bonds.] If and to the extent that the Company, by Resolution of the Board delivered to the Trustee, or by an indenture supplemental hereto authorized by like resolution, shall so determine, either at the time of the creation of any series of Bonds or at any time thereafter, Bonds of such series may, at the option of the holders thereof, and upon the surrender thereof to the Company, be exchanged for Bonds of the same series of the same aggregate principal amount and bearing interest at the same rate, but of a different authorized denomination or denominations.

All Bonds surrendered for exchange shall be accompanied by a written instrument of transfer, in form approved by the Company or the Trustee, executed by the registered owner in person or by attorney authorized in writing. All Bonds so surrendered shall be forthwith delivered to the Trustee for cancellation and cancelled by the Trustee. All Bonds executed, authenticated and delivered in exchange for Bonds so surrendered shall be the valid obligations of the Company, evidencing the same debt as the Bonds surrendered, and shall be secured by the lien of this Indenture and entitled to all of the benefits and protection hereof to the same extent as the Bonds in exchange for which they shall be executed, authenticated and delivered.

Any such exchange of Bonds shall be subject to the payment of the charges set forth in § 2.11.

§ 2.07. [Execution of Bonds by the Company.] From time to time the Bonds issuable hereunder shall be executed on behalf of the Company by its President, a Vice-President or the Treasurer, under its corporate seal attested by its Secretary or an Assistant Secretary, or by such other form of execution, including by facsimile, as may be prescribed in accordance with applicable law by a Resolution of the Board delivered to the Trustee. The corporate seal of the Company may be affixed to any Bond by printing, engraving, lithographing, stamping, facsimile or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped, faxed or otherwise made, placed or affixed, upon such Bond, by any process whatsoever, any impression, facsimile or other representation of said corporate seal. In case any officer of the Company who shall have signed or sealed any Bond shall cease to be such officer of the Company before the Bonds so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond, nevertheless, may be authenticated and delivered and issued as though the person who had signed or sealed such Bond had not ceased to be an officer of the Company; and also any Bond may be signed and sealed on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such person shall not have been an officer of the Company.

§ 2.08. [Authentication of Bonds by the Trustee.] The Bonds when executed shall be delivered to the Trustee for authentication by it; and the Trustee shall authenticate and deliver said Bonds as in this Indenture provided and not otherwise. Only such Bonds as shall bear thereon a certificate of authentication substantially in the form attached hereto as Exhibit A, executed by the Trustee, shall be secured by this Indenture or be entitled to any lien, right or benefit hereunder. No Bond shall be valid or become obligatory for any purpose until such certificate of authentication shall have been duly executed on such Bond; and such authentication by the Trustee upon any Bond shall be conclusive evidence and the only evidence that the Bond so authenticated has been duly issued hereunder.

§ 2.09. [Temporary Bonds and issuance of definitive Bonds in exchange therefor.] Pending the preparation of definitive Bonds of any series the Company may execute, and the Trustee shall authenticate and deliver, in lieu of such definitive Bonds and subject to the same provisions, limitations and conditions, one or more temporary printed lithographed or typewritten Bonds, of any denomination specified in the Written Order of the Company for the authentication and delivery thereof, substantially of the tenor of the Bonds to be issued as hereinbefore recited and with such omissions, insertions and variations as the officers executing such Bonds may determine. Temporary Bonds may be issued without the provision entitling the holder to register the Bonds or a recital of specific redemption prices, and may contain such reference to any provision of this Indenture as may be appropriate; and the text of the temporary Bonds may express the interest rate or rates of the Bonds and the series thereof by reference to the title of the Bonds. The Company shall without unreasonable delay, at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the surrender of temporary Bonds, the Trustee shall deliver in exchange therefor, definitive authenticated Bonds of the same series and for the same principal amount in the aggregate as the temporary Bonds surrendered without charge to the holder. Definitive Bonds may be in the form of fully engraved Bonds or printed or lithographed Bonds on steel engraved borders. All temporary Bonds so surrendered, whether in exchange for definitive Bonds or for other temporary Bonds, shall be forthwith cancelled by the Trustee. Until exchanged for definitive Bonds, each of the temporary Bonds shall in all respects be entitled to the lien and security of this Indenture, and interest thereon, when and as payable, shall be paid to the bearer of such Bond upon presentation thereof for notation of such payment thereon, unless such temporary Bond shall be a fully registered Bond.

§ 2.10. [Books for registration and transfer; Transfer of Bonds; Deemed owner of Bonds; Global Bonds.] The Company shall keep or cause to be kept at the principal office of the Trustee, and at the principal office of the Company in the State of New Jersey, books for the registration and transfer of Bonds issued hereunder (the “Bond Register”), and shall register the Bonds issued hereunder, upon presentation for such purposes, the Company shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred therein, any of the Bonds issued hereunder.

Such books shall at all reasonable times be open for inspection by the Trustee.

Whenever the registered owner of any Bond shall surrender the same to the Company for transfer at said principal office of the Trustee or at said principal office of the Company, together with a written instrument of transfer in form approved by the Company, executed by such registered owner in person, or by attorney authorized in writing, the Company shall execute, and the Trustee shall authenticate, and the Company shall deliver in exchange therefor a new registered Bond or Bonds, of the same series, for the same aggregate principal amount. All Bonds so surrendered shall be forthwith cancelled by the Trustee.

The Company shall not be required to make transfers of Bonds as provided in this Section for a period of two days next preceding any interest payment date, but shall not be prohibited hereby from so doing.

Similar books may also be kept at such other place or places as the Board of Directors of the Company may determine for the registration and transfer of the Bonds of any particular series, open at all times to inspection by the Trustee, in which the Bonds of such series may be registered and transferred as in this Section provided; and such other place or places may (but need not) be appropriately recited in the Bond of such series.

The Company and the Trustee may deem and treat the person whose name any Bond, temporary or definitive, shall be registered upon the books of the Company as hereinbefore provided, as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on such Bond and, subject to the provisions of § 9.16(b), for all other purposes; and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Bonds:

(1) Each Global Bond authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Bond or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Bond shall constitute a single Bond for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Bond may be exchanged in whole or in part for Bonds registered, and no transfer of a Global Bond in whole or in part may be registered, in the name of any person other than the Depositary for such Global Bond or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Bond or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Bond or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by § 2.04.

(3) Subject to Clause (2) above, any exchange of a Global Bond for other Bonds may be made in whole or in part, and all Bonds issued in exchange for a Global Bond or any portion thereof shall be registered in such names as the Depositary for such Global Bond shall direct.

(4) Every Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Bond or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Bond, unless such Bond is registered in the name of a person other than the Depositary for such Global Bond or a nominee thereof.

§ 2.11. [Payment of taxes or charges on transfers.] For any exchange of Bonds for Bonds of another denomination, or for any transfer of any Bond, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto, and in addition thereto, a further sum equal to any other reasonable expenses (including the fees and expenses of the Trustee) in connection with such exchange or transfer. No charge except for taxes or governmental charges or such expenses shall be made against any holder of any Existing Bonds for the exchange, transfer or registration of transfer thereof.

§ 2.12. [Mutilated, lost, stolen, or destroyed Bonds.] In case any Bond shall be mutilated, lost, stolen or destroyed, then, upon the production of such mutilated Bond or upon receipt of evidence satisfactory to the Company and the Trustee of the loss, theft or destruction of such Bond and of the ownership and authenticity thereof, and upon receipt also of indemnity satisfactory to each of them, the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor in exchange for, and upon cancellation of, the mutilated Bond, or in lieu of the Bond so lost, stolen or destroyed; or, if any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, instead of issuing a new Bond, the Company, with the consent of the Trustee, may pay the same without surrender thereof, in the case of any such lost, stolen or destroyed Bond. Any new Bond issued under this Section in lieu of any Bond alleged to have been lost, stolen or destroyed shall constitute an original contractual obligation of the Company, whether or not the Bond alleged to have been lost, stolen or destroyed be at any time enforceable by anyone; and such new Bond shall be entitled to the benefits of this Indenture equally and ratably with all other Bonds issued hereunder.

The Company and the Trustee, in their discretion, may place upon any such new Bond a distinguishing mark or a legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, but such mark or legend shall in no way affect the validity of such new Bond. The Company may at its option require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and any expenses incurred by the Company (including any fee of the Trustee) or the Trustee in connection with the issuance of any such new Bond.

§ 2.13. [Legend for Global Bonds.] Unless otherwise specified as contemplated by § 2.04 for the Bonds evidenced thereby, every Global Bond authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

§ 2.14. [CUSIP Numbers.] The Company in issuing the Bonds may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” or such other numbers in notices of redemption as a convenience to holders of Bonds; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case neither the Company nor the Trustee, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers The Company shall promptly notify the Trustee in writing of any change in “CUSIP” numbers.

§ 2.15. [Execution of Allonges by the Company.] An allonge to each of the Existing Bonds substantially in the form of Exhibit I and further evidencing that this Indenture shall be and constitute a continuing lien to secure the full and final payment of the principal of, premium, if any, and interest on such Existing Bond shall be executed on behalf of the Company by its President, a Vice-President or the Treasurer, under its corporate seal attested by its Secretary or an Assistant Secretary, or by such other form of execution, including by facsimile, as may be prescribed in accordance with applicable law by a Resolution of the Board delivered to the Trustee. The corporate seal of the Company may be affixed to any allonge by printing, engraving, lithographing, stamping, facsimile or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped, faxed or otherwise made, placed or affixed, upon such allonge, by any process whatsoever, any impression, facsimile or other representation of said corporate seal.

§ 2.16. [Authentication of Allonges by the Trustee.] The allonges to each of the Existing Bonds when executed shall be delivered to the Trustee for authentication by it; and the Trustee shall authenticate and deliver said allonges to the holders of the Existing Bonds.

ARTICLE THREE.

Existing Bonds.

§ 3.01. 2023 Series II Bonds. The 2023 Series II Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $10,300,000.

A. Attached to this Indenture as Exhibit B is a copy of the Thirty-First Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2023 Series II Bonds.

B. References in Exhibit B to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.81	Section 10.05
Section 10.82	Section 10.06

§ 3.02. 2024 Series JJ Bonds. The 2024 Series JJ Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $10,500,000.

A. Attached to this Indenture as Exhibit B is a copy of the Thirty-First Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2024 Series JJ Bonds.

B. References in Exhibit B to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.83	Section 10.07
Section 10.84	Section 10.08

§ 3.03. 2040 Series KK Bonds. The 2040 Series KK Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $15,000,000.

A. Attached to this Indenture as Exhibit B is a copy of the Thirty-First Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2040 Series KK Bonds.

B. References in Exhibit B to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.85	Section 10.09
Section 10.86	Section 10.10

§ 3.04. 2018 Series LL Bonds. The 2018 Series LL Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $125,000,000.

A. Attached to this Indenture as Exhibit C is a copy of the Thirty-Second Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2018 Series LL Bonds.

B. References in Exhibit C to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.87	Section 10.11
Section 10.88	Section 10.12

§ 3.05. 2027 Series MM Bonds. The 2027 Series MM Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $9,545,000.

A. Attached to this Indenture as Exhibit D is a copy of the Thirty-Third Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2027 Series MM Bonds.

B. References in Exhibit D to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.89	Section 10.13
Section 10.90	Section 10.14

§ 3.06. 2035 Series NN Bonds. The 2035 Series NN Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $41,000,000.

A. Attached to this Indenture as Exhibit D is a copy of the Thirty-Third Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2035 Series NN Bonds.

B. References in Exhibit D to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.91	Section 10.15
Section 10.92	Section 10.16

§ 3.07. 2041 Series OO Bonds. The 2041 Series OO Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $46,500,000.

A. Attached to this Indenture as Exhibit D is a copy of the Thirty-Third Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2041 Series OO Bonds.

B. References in Exhibit D to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.93	Section 10.17
Section 10.94	Section 10.18

§ 3.08. 2028 Series PP Bonds. The 2028 Series PP Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $50,000,000.

A. Attached to this Indenture as Exhibit E is a copy of the Thirty-Fourth Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2028 Series PP Bonds.

B. References in Exhibit E to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.95	Section 10.19
Section 10.96	Section 10.20

§ 3.09. 2024 Series QQ Bonds. The 2024 Series QQ Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $70,000,000.

A. Attached to this Indenture as Exhibit F is a copy of the Thirty-Fifth Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2024 Series QQ Bonds.

B. References in Exhibit F to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.97	Section 10.21
Section 10.98	Section 10.22

§ 3.10. 2044 Series RR Bonds. The 2044 Series RR Bonds have been duly issued and are presently outstanding and secured by this Indenture in the principal amount of $55,000,000.

A. Attached to this Indenture as Exhibit F is a copy of the Thirty-Fifth Supplemental Indenture setting forth the interest rate and other terms and conditions of the 2044 Series RR Bonds.

B. References in Exhibit F to the section of the Existing Indenture identified in the table below as the “Original Section” shall now refer to the section of the Indenture set forth in the table below as the “Restated Section.”

ORIGINAL SECTION	RESTATED SECTION

Section 10.04	Section 10.02
Section 10.99	Section 10.23
Section 10.100	Section 10.24

§ 3.11. [Maintenance of office or agency of Company.] At all times until the payment of all of the Bonds the Company will maintain at the principal office of the Company in the State of New Jersey, and the Trustee will maintain at the Principal Office of the Trustee, an office or agency where the Bonds may be presented for payment and where notices and demands in respect of the Bonds or of this Indenture may be served, and for the performance of all obligations which the Company agrees in this Indenture to perform at any such office or agency.

The Company will from time to time give the Trustee written notice of the location of each such office or agency, and in case the Company shall fail to maintain any such office or agency or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of the Bonds or this Indenture, may be given or made, unless other provision is expressly made herein, to or upon the Trustee at the Principal Office of the Trustee, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in such event, and the principal of and interest and premium, if any, on the Bonds shall in such event be payable at said office of the Trustee.

ARTICLE FOUR.

Authentication and Delivery of Bonds

upon the Basis of Property Additions.

§ 4.01. [Provisions governing the issuance of Additional Bonds against Property Additions.] Additional Bonds may at any time and from time to time, upon obtaining any applicable regulatory approvals, be executed by the Company and delivered to the Trustee, and thereupon the same shall, subject to the provisions of § 4.02, be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A Resolution of the Board, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of any designated series.

B. A Certificate of the Company, in substantially the form of Exhibit G (a “Property Additions Certificate”), with appropriate exhibits annexed thereto and the blanks appropriately completed showing that after giving effect to the issuance of additional Bonds the aggregate principal amount of such additional Bonds shall not exceed seventy percent (70%) of the Net Amount of Property Additions included in the Property Additions Certificate.

[If the Property Additions Certificate of the Company so delivered is dated the date of authentication and delivery of the Bonds, the Certificate required by the following Paragraph C may be omitted.]

C. A Certificate of the Company dated the date of authentication and delivery of the Bonds, complying with the provisions of § 1.04, to the effect that:

(1) The aggregate amount of Retirements which have occurred after the date of the Property Additions Certificate of the Company filed with the Trustee pursuant to the foregoing Paragraph B and prior to the granting of the application in respect of which said certificate was delivered does not have a cost basis greater than five per cent (5%) of the Net Bondable Additions specified in said Certificate.

(2) The statement set forth in Clause (15) of said Property Additions Certificate is true on and as of the date hereof or [in the case that Interest Charges on Indebtedness as computed on such date are greater than as computed on the date of such Property Additions Certificate] any increase in Interest Charges on Indebtedness since the date of such Property Additions Certificate has not caused the ratio of Net Earnings Available for Interest to Interest Charges on Indebtedness as of the date hereof to exceed two.

D. In case any part of such Property Additions is shown by said Certificate furnished pursuant to Paragraph B to have been acquired by the Company, in whole or in part, for consideration consisting of securities, a Certificate, complying with the provisions of § 1.04, signed by an Independent Appraiser selected by the Company and approved by the Trustee in the exercise of reasonable care, stating, in the opinion of the signer, the Fair Value of such securities at the time of the delivery thereof as consideration for the acquisition of such part of such Property Additions.

E. The Mortgages, Deeds, Conveyances, Assignments, Transfers and Instruments of Further Assurance and the Certificate or Certificates and Other Evidence, if any, specified in the Opinion of Counsel pursuant to Clauses (2), (6) and (7) of the following Paragraph F.

F. An Opinion or Opinions of Counsel, addressed to the Company and the Trustee complying with the provisions of § 1.04:

(1) Stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the Bonds applied for, and that the Bonds applied for may be lawfully authenticated and delivered under this Article.

(2) Specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, which will be sufficient to subject the Property Additions described in said Certificate to the lien of this Indenture, and stating that, upon the recordation or filing, in the manner stated in such opinion, of the instrument so specified, if any, or upon the recordation or filing of this Indenture or any supplemental indenture in the manner stated in such opinion, or without any recordation, or filing, this Indenture will constitute a valid lien upon such property.

(3) Stating that the Company has a good and valid title to said Property Additions, and that the same and every part thereof is free and clear of all liens, charges and encumbrances prior to the lien of this Indenture, except Permitted Encumbrances which are not Purchase Money Liens.

(4) Stating that the Company has lawful power to acquire, own and use said Property Additions in its business; and that the Company lawfully holds franchises, permits, liens, rights of way and easements necessary for the maintenance and use of such Property Additions or is otherwise entitled by law to maintain and operate such Property Additions and that no such franchise, permit, lien, right of way or easement in the opinion of such counsel contains any provisions materially prejudicial to the interests of the Bondholders.

(5) Stating that, since the date of the last previous Opinion of Counsel filed with the Trustee pursuant to § 4.01F(2) or § 5.01E or § 6.01E of this Indenture or the Existing Indenture (or, in the case of the first such opinion, since the date of the execution and delivery hereof), no part of the Trust Estate has become subject to any then subsisting lien or encumbrance (except Permitted Encumbrances) prior to the lien created by this Indenture for the security of the Bonds whose authentication and delivery is then applied for.

(6) Specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or stating that there are no such legal requirements.

(7) Specifying the certificate or other evidence which will be sufficient to show any required authorization, approval or consent of or to the issuance by the Company of the Bonds then applied for, by any Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required.

G. The Supplemental Indenture, if any, required by § 2.04.

§ 4.02. [Bonds limited to 70% of Net Amount of Property Additions.] Upon compliance with the provisions of § 4.01, the Trustee shall authenticate and deliver Bonds of an aggregate principal amount equal to the amount requested in the Resolution filed pursuant to § 4.01A, up to, but not exceeding, seventy per cent (70%) of the Net Amount of Property Additions shown in Clause (16)(e) of the Property Additions Certificate.

ARTICLE FIVE.

Authentication and Delivery of Bonds

upon Deposit of Cash with Trustee.

§ 5.01. [Provisions governing the issuance of Additional Bonds against Cash.] Additional Bonds may at any time and from time to time, upon obtaining any applicable regulatory approvals, be executed by the Company and delivered to the Trustee for authentication, and thereupon the same shall, subject to the provisions of § 5.02, be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A Resolution of the Board, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of any designated series.

B. Cash equal to the aggregate principal amount of the Bonds the authentication and delivery of which is then applied for.

C. A Certificate of the Company, covering Clauses (13), (14), (15), (17) and (18) of a Property Additions Certificate and (if required by the instructions preceding § 4.01C) a Certificate of the Company, dated the date of authentication and delivery of the Bonds, covering Clause (2) of § 4.01C.

D. The Certificates and other evidence, if any, specified in the Opinion of Counsel required by the following § 5.01E.

E. An Opinion or Opinions of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04, covering Clauses (1), (5), (6) and (7) of § 4.01F.

F. Supplemental Indenture, if any, required by § 2.04.

§ 5.02. [Bonds limited to amount of cash deposited.] Upon compliance with the provisions of § 5.01 the Trustee shall authenticate and deliver Bonds of an aggregate principal amount up to, but not exceeding, the amount of the cash deposited with the Trustee pursuant to § 5.01B.

§ 5.03. [Definition of “Deposited Cash” and terms of withdrawal.] Cash deposited with the Trustee under the provisions of § 5.01 (in this Indenture sometimes referred to as “Deposited Cash”) shall be withdrawable only upon compliance with the provisions of § 8.03 applicable thereto; and until the same shall have been paid over by the Trustee upon the Written Order of the Company as in § 8.03 provided, the Trustee shall hold all Deposited Cash as a part of the Trust Estate hereunder, subject, however, to the provisions of § 8.11; and, upon default in the payment of the principal of any of the Bonds, when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise as herein provided, any Deposited Cash then in the hands of the Trustee shall become applicable to the purposes specified in, and in accordance with the provisions of, § 12.10.

ARTICLE SIX.

Authentication and Delivery of Bonds

upon Retirement of Bonds Previously Issued Hereunder.

§ 6.01. [Provisions governing the issuance of Additional Bonds against Retirement of Bonds.] Additional Bonds may at any time and from time to time, upon obtaining any applicable regulatory approvals, be executed by the Company and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered under this Article by the Trustee upon the Written Order of the Company, upon receipt by and deposit with the Trustee of the following:

A. A Resolution of the Board, requesting the authentication and delivery pursuant to the provisions of this Article of a specified principal amount of Bonds of any designated series.

B. A Certificate of the Company, in substantially in the form of Exhibit H (a “Bond Retirement Certificate”), with appropriate exhibits annexed thereto and the blanks appropriately completed, showing that the aggregate principal amount of Bonds issued under this § 6.01 does not exceed the aggregate principal amount of retired Bonds.

C. Certificate, if any, required by § 4.01C(2).

D. The Certificates and other evidence, if any, specified in the Opinion of Counsel as provided by the following § 6.01E.

E. An Opinion or Opinions of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04, covering Clauses (1), (5), (6) and (7) of § 4.01F.

F. Bonds and/or Cash, if any, specified in Clause (1) of a Bond Retirement Certificate.

G. Supplemental Indenture, if any, required by § 2.04.

§ 6.02. [Bonds limited to amount of Bonds deposited, paid, redeemed, etc.] Upon compliance with the provisions of § 6.01, the Trustee shall authenticate and deliver Bonds of an aggregate principal amount up to, but not exceeding, the principal amount of the Bonds deposited with the Trustee, and/or paid, redeemed or otherwise retired, and/or for whose payment or redemption cash has been deposited with or is held in trust by the Trustee, as in § 6.01 provided.

§ 6.03. [Bonds to be cancelled.] Every Bond delivered uncancelled to the Trustee, and on the basis of which an additional Bond is authenticated and delivered under this Article, shall be immediately cancelled.

ARTICLE SEVEN.

Release of Mortgaged Property.

§ 7.01. [Provisions governing the rights of the Company to possess, use, alter or otherwise take action with respect to mortgaged property.] The Company, unless an Event of Default shall have happened and shall not have been remedied,

(a) Shall be entitled to possess, manage, operate, use and enjoy and to remain in the actual and undisturbed possession of all its mortgaged properties (other than bonds, certificates of stock and other securities and cash deposited or required to be deposited with the Trustee) and to receive, take and use the rents, income and profits thereof, to use and consume any fuel and similar materials and supplies consumable in the operation of any properties of the Company and to use, consume, sell or dispose of any gas or by-products thereof, materials, supplies or merchandise held by the Company for the purpose of distribution or sale in the ordinary course of business, all as if this Indenture had not been made.

(b) May, without obtaining any release and without obtaining the consent of the Trustee, sell or otherwise dispose of, free from the lien of this Indenture, any furniture, machinery, equipment, tools and appliances which may have become obsolete, inadequate or worn-out or otherwise unsuitable for use in the business of the Company, provided as a condition precedent that the Company shall have replaced, or shall contemporaneously replace, the same by, or substitute for the same, other furniture, machinery, equipment, tools or appliances, not necessarily of the same character but of at least equal value and efficiency, which shall forthwith become, without further action, subject to the lien of this Indenture; provided that, if such replacement furniture, machinery, equipment, tools or appliances are not of at least equal value, such items shall be of at least equal efficiency and otherwise of a quality consistent with prudent industry standards.

(c) May, without the consent of the Trustee, alter, change the location of, add to, repair and replace any and all transmission and distribution lines, pipe lines, measuring stations, compressor stations, machinery, fixtures and other equipment.

(d) Shall be entitled to receive and collect for its own use all dividends paid on shares of stock of any corporation held by the Trustee hereunder which are paid in cash out of the earned surplus or net profits of the issuing corporation and all interest upon obligations or indebtedness of any person held by the Trustee hereunder; and, in case such shares of stock shall be transferred into the name of the Trustee or of its nominee or nominees, the Trustee from time to time shall execute and deliver upon the Written Order of the Company suitable assignments and orders in favor of the Company or its nominee named in such order for the payment of such cash dividends and interest, provided, however, and it is hereby declared and agreed that the Company shall not be entitled to receive and the Trustee shall not pay over to it,

(i) the principal of any obligation or indebtedness at the time held by the Trustee hereunder, or

(ii) any dividend upon any share of stock at the time held by the Trustee hereunder other than a dividend paid in cash out of the earned surplus or net profits of the issuing corporation, or

(iii) any sum paid upon liquidation or dissolution or reduction of capital or redemption, upon any obligation or indebtedness or share of stock, at the time held by the Trustee hereunder.

(e) Shall also have the right, except as herein expressly limited to vote and/or give consents with respect to all shares of stock held by the Trustee hereunder, and from time to time, in case such shares of stock shall have been transferred into the name of the Trustee or of its nominee or nominees, the Trustee, upon the Written Request of the Company, shall execute and deliver or cause to be executed and delivered to the Company or its nominee named in such Written Request appropriate powers of attorney or proxies to vote such stock or to execute a waiver or consent or certificate with respect to such stock, for such purpose or purposes as may be specified in such request, except that each such power of attorney or proxy may be limited so as to provide in effect that the powers thereby conferred do not include any power to vote for or to authorize or consent to any act or thing inconsistent with this Indenture.

(f) May, without the consent of the Trustee, surrender or permit to lapse, or assent to the modification of, any franchise which it may hold or under which it may be operating, provided either (i) that (x) in the event of any such surrender or lapse, the Company shall then have or shall receive at the time of such surrender or lapse a franchise or right or privilege pursuant to which, in the opinion of Counsel, it shall be authorized to do the same or an extended business in the same or an extended territory during the same or an extended or unlimited period of time, and (y) in the event of any such modification, the franchise as modified shall, in the opinion of counsel, authorize the continuance of the same or an extended business in the same or an extended territory during the same or an extended or unlimited period of time, or (ii) that in the written opinion, filed with the Trustee, of an Engineer, (x) the Company is exercising the privileges granted thereby without a fair return to it and (y) such surrender, lapse or modification is in the best interests of the Company and the Bondholders.

(g) May, without the consent of the Trustee, make changes or alterations in or substitutions for any licenses, contracts or leases which may at any time be subject to the lien of this Indenture or surrender and cancel the same, provided that such change, alteration or substitution or such surrender or cancellation, as the case may be, in the opinion of the President, a Vice President or the Treasurer of the Company, is in the interest of the Company and will not materially impair the security of the Bonds outstanding hereunder.

§ 7.02. [Release of Mortgaged Property.]

A. For the purposes of this § 7.02, “Fair Value” when applied to property is its value as determined without deduction to reflect that such property may be of value only to the Company or another operator of the Trust Estate as a whole, which value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company.

B. Unless an Event of Default shall have occurred and be continuing, upon receipt of a Written Request of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph B, the Trustee shall execute and deliver to the Company the documents and instruments described in this Paragraph B, releasing from the lien of this Indenture any of the Trust Estate if the Fair Value of all of the Trust Estate (excluding the Trust Estate to be released but including any Trust Estate to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s certificates delivered pursuant to Clause (2) of Paragraph B and Clause (3) of Paragraph B, equals or exceeds an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Bonds outstanding at the date of such Written Request of the Company as stated on the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B, upon receipt by the Trustee of:

(1) appropriate documents and instruments releasing without recourse the interest of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) a certificate of an Engineer, complying with the provisions of § 1.04, dated the date of such Written Request of the Company, stating

(i) that the signers of such Engineer’s certificate have examined the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B in connection with such release,

(ii) the Fair Value, in the opinion of the signer of such Engineer’s certificate, of (A) all of the Trust Estate, and (B) the portion of the Trust Estate to be released, in each case as of a date not more than 90 days prior to the date of such Written Request of the Company, and

(iii) that in the judgment of such signers, such release (A) will not materially adversely affect the Company’s business or the ability to conduct business using the Trust Estate after giving effect to such release, and (B) will not impair the security of the Bonds outstanding hereunder;

(3) in case any Property Additions are being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer’s certificate, dated the date of such Written Request of the Company, as to the Fair Value, as of a date not more than 90 days prior to the date of such Written Request of the Company, of the Property Additions being so acquired (and if within six months prior to the date of acquisition by the Company of the Property Additions being so acquired, any property included within such Property Additions had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value thereof to the Company, as set forth in such Engineer’s certificate, is not less than one percent (1%) of the aggregate principal amount of Bonds then outstanding, such certificate shall be an Independent Engineer’s Certificate);

(4) a Certificate of the Company, dated the date of such Written Request of the Company, stating

(i) that the aggregate principal amount of Bonds outstanding at the date of such Written Request of the Company, and stating that the Fair Value of all of the Trust Estate (excluding the Trust Estate to be released but including any Property Additions to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s certificate filed pursuant to Clause (2) of Paragraph B equals or exceeds an amount equal to ten-sevenths (10/7) of such aggregate principal amount, and

(ii) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(5) an Opinion of Counsel, complying with the provisions of § 1.04, stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested.

C. If the Company is unable, or elects not, to obtain, in accordance with the preceding Paragraph B, the release from the lien of this Indenture of any of the Trust Estate, then unless an Event of Default shall have occurred and be continuing, upon receipt of a Written Request of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph C, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph C releasing from the lien of this Indenture any of the Trust Estate if the Fair Value thereof, as stated on the Engineer’s certificate delivered pursuant to Clause (2) of Paragraph C is less than one percent (1%) of the aggregate principal amount of Bonds outstanding at the date of such Written Request of the Company, provided that the aggregate Fair Value of all Trust Estate released pursuant to this Paragraph C, as stated on all Engineer’s certificates filed pursuant to this Paragraph C in any period of 12 consecutive calendar months which includes the date of such Engineer’s certificate, shall not exceed two percent (2%) of the aggregate principal amount of Bonds outstanding at the date of such Written Request of the Company as stated in the Certificate of the Company delivered pursuant to Clause (3) of Paragraph C, upon receipt by the Trustee of:

(1) appropriate documents and instruments releasing without recourse the interest of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) a certificate of an Engineer complying with the provisions of § 1.04, dated the date of such Written Request of the Company, stating

(i) that the signer of such Engineer’s certificate has examined the Certificate of the Company delivered pursuant to Clause (3) of Paragraph C in connection with such release,

(ii) the Fair Value, in the opinion of the signers of such Engineer’s certificate, of such Trust Estate to be released as of a date not more than 90 days prior to the date of such Written Request of the Company, and

(iii) that in the judgment of such signers, such release (A) will not materially adversely affect the business of the Company or the ability to conduct business using the Trust Estate after giving effect to such release and (B) will not impair the security under this Indenture in contravention of the provisions hereof;

(3) a Certificate of the Company, dated the date of such Written Request of the Company, stating

(i) the aggregate principal amount of Bonds outstanding at the date of such Written Request of the Company,

(ii) that one percent (1%) of such aggregate principal amount exceeds the Fair Value of the Trust Estate for which such release is applied for,

(iii) that two percent (2%) of such aggregate principal amount exceeds the aggregate Fair Value of all property of the Trust Estate released from the lien of this Indenture pursuant to this Paragraph C, as shown by all Engineer’s certificates filed pursuant to Clause (2) of Paragraph C in such period of 12 consecutive calendar months, and

(iv) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(4) an Opinion of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04, stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested.

D. If the Company is unable, or elects not, to obtain, in accordance with Paragraphs B or C, the release from the lien of this Indenture of any of the Trust Estate, then unless an Event of

Default shall have occurred and be continuing, upon receipt and deposit of a Written Request of the Company requesting the release of any of the Trust Estate pursuant to this Paragraph D and those items at Clause (2) in this Paragraph D, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph D releasing from the lien of this Indenture the Trust Estate described in the Written Request of the Company:

(1) appropriate documents and instruments releasing without recourse the interests of the Trustee in the Trust Estate to be released, and describing in reasonable detail the Trust Estate to be released;

(2) cash in an amount equal to the greater of the following items (i) and (ii):

(i) the Fair Value of the property to be released, or

(ii) the consideration received or to be received by the Company therefor (valuing purchase money obligations at their principal amount and property received in exchange at its Fair Value as stated in said certificate), provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deposit with or deliver to the Trustee any of the following:

(a) purchase money obligations secured by a mortgage on the property to be released, or a portion thereof, not exceeding in principal amount sixty six and two thirds per cent (66-2/3%) of the Fair Value (as certified as above set forth) of the property covered by such purchase money mortgage, which purchase money obligations and the mortgages securing the same, shall be duly assigned to the Trustee and shall be received by the Trustee at the principal amount thereof in lieu of cash; provided, however, that the Trustee shall not accept any such purchase money obligations in lieu of cash as provided in this Clause if thereby the aggregate principal amount of all purchase money obligations received by the Trustee pursuant to this Clause and at the time held by the Trustee would equal or exceed 10 per cent (10%) of the principal amount of all Bonds then outstanding hereunder.

(b) a Certificate of the Trustee or other holder of a prior lien on all or any part of the property to be released, stating that a specific amount of cash and/or a specified principal amount of purchase money obligations of the character described in subparagraph (a) of this Clause and representing proceeds of the sale of such property, have been deposited with such trustee or other holder pursuant to the requirements of such prior lien, provided, however, that the aggregate of the cash and principal amount of purchase money obligations so certified at any one time shall in no event exceed the principal amount of the prior lien obligations outstanding thereunder, less any amounts then held by the trustee or other holder of such prior lien other than for the payment or redemption of prior lien obligations not deemed outstanding under this Indenture; and such certificate shall be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee or other holder of such prior lien.

(c) the Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee, upon a Written Request for the authentication and delivery of Bonds on the basis of Property Additions under Article Four, but with the following variations and omissions of the instruments specified in § 4.01:

(i) There shall be an additional statement in Clause (2) of the Property Additions Certificate, to the effect that no part of the Property Additions therein described has in any other previous or then pending application been made the basis for the release of any property which is not Funded Property from the lien of this Indenture or for the withdrawal of any cash which is not Funded Cash from the Trustee or from the trustee or other holder of a prior lien, or to repair, replace, or restore insured property which is not Funded Property which shall have been damaged or destroyed but the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of § 9.07;

(ii) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph A of § 4.01, the Retirements required by Paragraphs (11) and (12) or the Net Earnings required by Paragraphs (13) and (14) and the Property Additions Certificate;

(iii) If no part of the property to be released is Funded Property and such property or any part thereof is subject to a prior lien, the Property Additions then so certified may be subject to the same prior lien, and the Property Additions Certificate and the Opinion of Counsel required by Paragraph F of § 4.01 may be modified accordingly.

Such Certificates, Opinions and Other Instruments shall be received by the Trustee in lieu of cash up to the Gross Amount of Property Additions so certified to the Trustee;

(3) an Opinion or Opinions of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04,

(a) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the cash, purchase money obligations, certificates, opinions and other instruments delivered to the Trustee pursuant to Paragraph D of this Section, the property to be released from the lien of this Indenture may lawfully be released from the lien of this Indenture pursuant to the provisions of this Section;

(b) stating that the purchase money obligations, if any, delivered to the Trustee or to the trustee or other holder of a prior lien pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon all the property to be released, or upon the portion thereof described, free and clear of all prior liens, charges or encumbrances, except any prior liens or other charges or encumbrances prior to the lien of this Indenture which may have existed on the property to be released immediately prior to such release and that the assignment of any mortgage securing such purchase money obligations is valid and in recordable form; and

(c) in case, pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section, any cash or purchase money obligations shall be certified to have been deposited with the trustee or other holder of a prior lien, stating that the property to be released, or a specified portion thereof, is or immediately before such sale or disposition was subject to such prior lien and that such deposit is required by such prior lien.

§ 7.03. [Provisions governing the taking of property by eminent domain.] If any part of the Trust Estate be taken by the exercise of the power of eminent domain, or if any state, municipality, or other governmental authority at any time exercises any right which it may then have to purchase any part of the trust estate, the Company, forthwith upon receipt, shall deposit the award for any property so taken by eminent domain and/or the proceeds of any such purchase with the Trustee, or, to the extent required, in the Opinion of Counsel, by the terms of a prior lien on all or any part of any property so taken or purchased, with the trustee or other holder of such prior lien. In the event of any such taking or purchase, the Trustee shall release the property so taken or purchased, but only upon receipt by and deposit with the Trustee of:

A. A Written Request of the Company, requesting such release and describing the property so to be released.

B. A Certificate of the Company, complying with the provisions of § 1.04, stating that such property has been taken by eminent domain and the amount of the award therefor, or that said property has been purchased by a state, municipality, or other governmental authority pursuant to a right vested in it to purchase such property and the amount of the proceeds of such purchase, and also stating whether any of such property was Funded Property.

C. The Award for said property or the Proceeds of such purchase; provided, however, that, in lieu of all or any part of such award or proceeds, the Company shall have the right to deliver to the Trustee a Certificate of the trustee or other holder of a prior lien on all or any part of the property to be released, stating that said award or proceeds, or such specified part thereof, has been deposited with such trustee or other holder pursuant to the requirements of such prior lien, in an amount not exceeding the principal amount of prior lien obligations secured thereby.

D. An Opinion of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04, stating

(1) That such property has been duly taken by the exercise of the power of eminent domain, or has been duly purchased by a state, municipality or other governmental authority in the exercise of a right which it had to purchase such property, and that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested.

(2) That the amount of the award for the property so taken by eminent domain or the amount of the proceeds of the property so purchased is not less than the amount to which the Company is entitled under the applicable laws governing such taking.

(3) In case, pursuant to the preceding Paragraph C, the award for said property, or the proceeds of such purchase or any portion thereof, shall be certified to have been deposited with the trustee or other holder of a prior lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior lien, and that such deposit is required by such prior lien.

In any proceedings for the taking or purchase of any part of the Trust Estate by the exercise of eminent domain the Trustee may be represented by counsel, who may be counsel for the Company.

§ 7.04. [Provisions governing the sale of other disposal of any unprofitable and useless part of the Trust Estate.] In addition to the provisions of § 7.01 through § 7.03, inclusive, unless an Event of Default shall have happened and be continuing, the Company may at any time and from time to time, without any release or consent by the Trustee, sell, exchange or otherwise dispose of any part of the Trust Estate (except cash, securities, contracts or other personal property pledged or deposited with or required to be pledged or deposited with the Trustee hereunder) which shall no longer be useful, necessary, profitable or advantageous in the judicious management and maintenance of the Trust Estate or in the conduct of the business of the Company provided the aggregate of the release prices of the items of property so sold, exchanged or otherwise disposed of in any one calendar year shall not exceed One Million Dollars ($1,000,000). The Company covenants that, upon the completion of any such sale, exchange or other disposition, it will deposit with the Trustee cash in an amount equal to the release price of the property sold, exchanged or otherwise disposed of. On or before May 1 of each year, the Company shall deliver to the Trustee a Certificate of the Company briefly describing, and setting forth both the sales prices and the fair values of the several items of property so sold, exchanged or otherwise disposed of since the date of the next preceding Certificate of the Company delivered to the Trustee pursuant to this Section (or in the case of the first such certificate, since the date of the execution and delivery hereof).

At the request of the Company, upon receipt by the Trustee of a Certificate of the Company and an Opinion of Counsel (both complying with the requirements of § 1.04) as to compliance with this § 7.04, the Trustee shall execute any release or consent which may be necessary or advisable to confirm any action taken by the Company pursuant to this § 7.04, but no such release or consent shall be necessary. In such event the Trustee may, to the extent permitted by § 15.02, accept such Certificate and Opinion as conclusive evidence of compliance with the provisions of this § 7.04.

The term “release price” as used in this § 7.04 with reference to items of property shall mean the sales price of such property or the fair value thereof (so certified) at the time of sale, whichever is greater.

§ 7.05. [Consent of the Trustee to release in case of default.] The Company, while in possession of the Trust Estate (other than securities and cash held by the Trustee, or the trustee, or other holder of a prior lien), may do any of the things enumerated in § 7.01 (except Clause (d) thereof), notwithstanding that an Event of Default shall have happened and shall not have been remedied, and may do any of the things enumerated in § 7.02, § 7.03 or § 7.04 notwithstanding that it is in default in the performance of a covenant on its part to be performed under this Indenture, if in each case the Trustee may, but shall be under no obligation to, in writing expressly authorize or consent to such action.

§ 7.06. [Provisions governing a receiver or trustee.] In case the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to the sale or other disposition and release of the Trust Estate may, to the extent permitted by applicable law, be exercised by such receiver or trustee (subject, in the cases specified in § 7.05, to authorization or consent of the Trustee as provided therein), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of the Written Request of the Company required by § 7.02 or § 7.03 and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Certificate of the Company required by any provision of this Indenture. If the Trustee shall be in possession of the Trust Estate (other than securities and cash held by the trustee or other holder of a prior lien) under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion.

§ 7.07. [Provisions governing a purchaser in good faith.] No purchaser in good faith of property purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company, be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition.

§ 7.08. [Application of Cash.] Except as herein otherwise specifically provided, cash received by the Trustee pursuant to this Article, or pursuant to § 9.04, shall be held and paid over or applied by the Trustee as provided in Article Eight, and all purchase money obligations received by the Trustee pursuant to this Article or pursuant to § 9.04, shall be held by the Trustee as a part of the Trust Estate. The principal of and (subject to the provisions of § 7.01(d)) interest on all such obligations shall be received by the Trustee as and when the same shall become payable, and the Trustee may take any action which in its judgment may be desirable or necessary for the collection thereof or for the enforcement of the security therefor or otherwise for the protection thereof. Unless an Event of Default shall have occurred and shall not have been remedied, or unless to the knowledge of the Trustee the Company shall be in default in the performance of any of the covenants on its part to be performed under this Indenture, all interest received by the Trustee on any such obligation shall be paid from time to time to the Company upon its Written Order in accordance with § 7.01(d).

Upon payment by or on behalf of the Company to the Trustee of the principal amount of any such obligation, or the portion thereof remaining unpaid, the Trustee shall release and surrender such obligation to the Company upon its Written Order.

ARTICLE EIGHT.

Application and Withdrawal of Trust Moneys.

§ 8.01. [General Provision with respect to the application and withdrawal of Trust Moneys.] All moneys received by the Trustee pursuant to § 5.01B, all moneys received by the Trustee upon the release of property from the lien of this Indenture, including the principal of all purchase money obligations when paid, all moneys received by the Trustee as compensation for any part of the Trust Estate taken by the exercise of the power of eminent domain or purchased by a public authority, all moneys received by the Trustee as proceeds of the sale of or insurance upon any part of the Trust Estate, all other moneys elsewhere herein provided to be held and applied as in this Article provided, and all moneys, if any, received by the Trustee the disposition of which is not elsewhere herein otherwise specifically provided for (all of such moneys in this Section described being herein sometimes called “Trust Moneys,” whether or not the same be Funded Cash), shall be held by the Trustee as a part of the Trust Estate, and, upon default in the payment of the principal of any of the Bonds when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise, as herein provided, said moneys shall, unless and until such default shall be remedied, be applicable only to the purposes specified in, and in accordance with the provision of, § 12.10; but, unless such a default shall have happened and shall not have been remedied, all or any part of said Trust Moneys, at the request and election of the Company, except as otherwise specifically provided herein, may be withdrawn from and shall be applied by the Trustee from time to time as provided in § 8.02, § 8.03, § 8.04, § 8.05, § 8.07 or § 8.08.

§ 8.02. [Provisions governing withdrawal of certain Trust Moneys against Gross Amount of Property Additions.] Trust Moneys which are proceeds of insurance upon any part of the Trust Estate may be withdrawn on the basis of Gross Amount of Property Additions and shall be paid by the Trustee upon the Written Order of the Company at any time and from time to time, upon receipt by and deposit with the Trustee of the following:

A. A Written Request of the Company, in the case of amounts of Trust Moneys not exceeding One Million Dollars ($1,000,000), or, in all other cases, a Resolution of the Board, requesting the withdrawal and payment of a specified amount of Trust Moneys, designating the Trust Moneys so to be withdrawn and identifying the same as moneys subject to withdrawal pursuant to this § 8.02.

B. The Certificates, Opinions and Other Instruments Which the Company would be required to furnish to the Trustee, upon an application for the authentication and delivery of Bonds on the basis of Property Additions under Article Four, but with the following variations and omissions of the instruments specified in § 4.01:

(1) Clause (1) of a Property Additions Certificate shall contain an additional statement to the effect that no part of the Property Additions therein described has been acquired by the Company more than ninety (90) days prior to the date when the Trustee received the Trust Moneys the withdrawal of which is then requested (or in the case of Trust Moneys representing the proceeds of purchase money obligations, the date when the Trustee received such proceeds).

(2) There shall be an unqualified statement in Clause (2) of a Property Additions Certificate that no part of the Property Additions therein described has theretofore been used for any purpose of this Indenture; said Certificate shall not contain the statements in Clauses (10), (11) and (12) in a Property Additions Certificate relating to Retirements; and by Clauses (13), (14) and (15) in a Property Additions Certificate relating to Net Earnings and the summary required by clause (16) of a Property Additions Certificate shall show only the Gross Amount of Property Additions.

(3) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by § 4.01A; the Certificate required by § 4.01C; or any of the certificates or parts of the Opinion of Counsel referred to in § 4.01F(1), (6) and (7).

(4) The Property Additions Certificate shall contain an additional clause stating what part of the Trust Moneys to be withdrawn is Funded Cash.

(5) The Opinion of Counsel required by § 4.01F shall contain an additional Clause stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to pay over the Trust Moneys applied for, and that the Trust Moneys the withdrawal of which is then requested may be lawfully paid over under this Section.

Subject to the provisions of § 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys equal to the amount of the Gross Amount of Property Additions so certified to the Trustee pursuant to § 8.02B.

§ 8.03. [Provisions governing withdrawal of certain Trust Moneys deposited pursuant to § 5.01 against Net Amount of Property Additions.] (a) Trust Moneys deposited pursuant to § 5.01 may be withdrawn on the basis of seventy per cent (70%) of the Net Amount of Property Additions certified to the Trustee as hereinafter in this § 8.03 provided and (b) other Trust Moneys (including, without limitation, Trust Moneys deposited pursuant to Granting Clause IV) may be withdrawn on the basis of one hundred per cent (100%) of the Net Amount of Property Additions so certified and in either case shall be paid by the Trustee on the Written Order of the Company at any time and from time to time, upon receipt by and deposit with the Trustee of the following:

A. A Written Request of the Company, in the case of amounts of Trust Moneys not exceeding One Million Dollars ($1,000,000), or, in all other cases, a Resolution of the Board requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn, particularly identifying any such Trust Moneys deposited pursuant to § 5.01.

B. The Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of Bonds on the basis of a Net Amount of Property Additions under Article Four, but with the following variations and omissions of the instruments specified in § 4.01:

(1) There shall be an unqualified statement in Clause (2) of the Property Additions Certificate that none of the Property Additions therein described has theretofore been used for any purpose of this Indenture; and said Certificate shall omit Clauses (13), (14) and (15) relating to Net Earnings.

(2) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by § 4.01A or any of the certificates or parts of the Opinion of Counsel referred to in § 4.01F(1), (6) and (7); and the Certificate, if any, required by § 4.01C shall omit Clause (2) thereof.

(3) The Property Additions Certificate shall contain an additional Clause stating what part of the Trust Moneys to be withdrawn is Funded Cash, and stating what part, if any, of the Trust Moneys to be withdrawn are moneys deposited with the Trustee pursuant to § 5.01.

(4) The Opinion of Counsel required by § 4.01F shall contain an additional Clause stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to pay over the Trust Moneys applied for, and that upon the basis of the acquisition of the Property Additions described in the Certificate delivered to the Trustee pursuant to this Paragraph B, the Trust Moneys the withdrawal of which is then requested may be lawfully paid over under this Section.

Subject to the provisions of § 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys deposited pursuant to § 5.01 up to, but not exceeding, seventy per cent (70%) of the Net Amount of Property Additions certified to the Trustee pursuant to § 8.03B and an amount of other Trust Moneys up to, but not exceeding, one hundred per cent (100%) of the Net Amount of Property Additions so certified to the Trustee pursuant to § 8.03B.

§ 8.04. [Provisions governing withdrawal of certain Trust Moneys against Bonds.] Trust Moneys may be withdrawn on the basis of the retirement of Bonds and shall be paid by the Trustee upon the Written Order of the Company at any time and from time to time, upon receipt by and deposit with the Trustee of the following:

A. A Written Request of the Company, in the case of amounts of Trust Moneys not exceeding One Million Dollars ($1,000,000), or, in all other cases, a Resolution of the Board, requesting the withdrawal and payment of a specified amount of Trust Moneys, and designating the Trust Moneys so to be withdrawn.

B. The Bonds, Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of Bonds under Article Six, but with the following variations or omissions of the items specified in § 6.01:

(1) The Bond Retirement Certificate shall contain an additional statement to the effect that all of the Bonds which are then made the basis of the withdrawal of such Trust Moneys are Bonds which were originally issued by the Company by way of bona fide sale, other than to an Affiliate of the Company.

(2) Clause (2) of the Bond Retirement Certificate shall contain an unqualified statement that the Bonds which are then made the basis for the withdrawal of the Trust Moneys then applied for do not include any Bond which has theretofore been used for any purpose of this Indenture.

(3) It shall not be necessary for the Company to deliver to the Trustee the Resolution required by § 6.01A or those parts of the Opinion of Counsel specified in § 6.01E which are required by reference to Clauses (1), (6) and (7) of § 4.01F or the data relating to Net Earnings required by Clause (4) of a Bond Retirement Certificate or the Certificate required by § 6.01C.

(4) The Bond Retirement Certificate shall contain an additional Clause stating what part of the Trust Moneys to be withdrawn is Funded Cash.

(5) The Opinion of Counsel required by § 6.01E shall contain an additional Clause stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to pay over the

Trust Moneys applied for, and that, upon the basis of the retirement (or provision therefor) of the Bonds then made the basis of the withdrawal of such Trust Moneys pursuant to this Paragraph B, such Trust Moneys may be lawfully paid over under this Section.

Subject to the provisions of § 8.08, upon compliance with the foregoing provisions of this Section, the Company shall be entitled to withdraw and the Trustee shall pay upon the Written Order of the Company an amount of Trust Moneys equal to the principal amount of the Bonds then made the basis of such withdrawal of Trust Moneys pursuant to § 8.04B.

§ 8.05. [Provisions governing application of Trust Moneys to the payment or redemption of Bonds.] Trust Moneys may be applied by the Trustee at any time and from time to time to the payment of the principal of Bonds upon redemption prior to maturity, or upon the purchase of Bonds upon tender or in the open market or at private sale or upon any securities exchange, or in any one or more of said ways, as the Company shall determine, upon receipt by and deposit with the Trustee of the following:

A. A Written Request of the Company, in the case of amounts of Trust Moneys not exceeding One Million Dollars ($1,000,000), or, in all other cases, a Resolution of the Board, requesting the application pursuant to the provisions of this Section of a specified amount of Trust Moneys, designating the Trust Moneys so to be applied, and specifying the principal amount of Bonds and the series thereof to be redeemed and the redemption price, or, in case such moneys are to be applied to the purchase of Bonds, prescribing the method of purchase, the price or prices to be paid, which price or prices shall not exceed such then current redemption price, and the maximum principal amount of Bonds and the series thereof to be purchased.

B. Cash sufficient to cover the amount of the accrued interest and premium, if any, required to be paid in connection with any such redemption or purchase, which cash shall be held by the Trustee in trust for such purpose, and, repaid to the Company, to the extent not required for such purpose, shall be repaid to the Company.

C. A Certificate of the Company, complying with the provisions of § 1.04,

(1) Stating what part of the Trust Moneys so to be applied is Funded Cash.

(2) Stating that all Bonds so to be redeemed or purchased were originally issued by the Company by way of bona fide sale to a person other than an Affiliate.

(3) Stating that the Company is not in default in the performance of any of the covenants on its part to be performed under this Indenture.

D. An Opinion of Counsel, complying with the provisions of § 1.04, stating that it is proper for the Trustee, under the provisions of this Section, to apply Trust Moneys in accordance with such Resolution of the Board.

Subject to the provisions of § 8.08 and § 8.09, upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as requested by said Resolution of the Board for the purpose of purchasing or redeeming Bonds, using the cash deposited pursuant to § 8.05B, to the extent necessary, to pay any accrued interest and premium or excess over the principal amount of the Bonds purchased, in connection with any such redemption or purchase.

§ 8.06. [Deposit of cash.] Wherever in this Indenture provision is made for the deposit of cash with the Trustee which is subject to disposition as provided in this Article Eight, such cash need not actually be deposited if and to the extent that the Company shall at the time furnish to the Trustee all items necessary to withdraw such cash pursuant to this Article Eight. In such event, however, such cash shall, for the purposes of any reference in this Indenture to cash deposited with or received by the Trustee or withdrawn, be deemed to have been actually deposited with the Trustee and released or applied by it pursuant to this Article Eight.

§ 8.07. [Application of Trust Moneys held more than two years.] Whenever any Trust Moneys shall not have been applied as provided in this Article Eight within two (2) years after the receipt thereof by the Trustee, such cash, unless it shall amount to less than One Hundred Thousand Dollars ($100,000), shall be applied to the redemption of Bonds pro rata as between the several series of Bonds then outstanding which are redeemable, in the ratio of the respective aggregate principal amounts of each such series outstanding at the aforesaid time. In case such Trust Moneys shall be applied to redemption of Bonds of any series, redemption shall be effected at the redemption price then applicable upon a redemption of Bonds of such series at the option of the Company, in such manner and upon such notice as may be specified in respect of said Bonds of each series in this Indenture or in any applicable indenture supplemental hereto.

§ 8.08. [Mandatory redemption of Bonds in certain cases.] In case of the sale and release, or the taking by eminent domain, of either the entire Trust Estate or all or substantially all of that portion of the Trust Estate used in the Gas Business of the Company, the Company will call for redemption and redeem all of the Bonds then outstanding hereunder. In the case of the sale and release to any state, municipality, or other governmental authority pursuant to the exercise of any right which it may then have to purchase any part of the trust estate, or the taking by eminent domain, of all or substantially all of that portion of the Trust Estate used in the Gas Business of the Company in any particular municipality for a consideration of One Million Dollars ($1,000,000) or more, then all Trust Moneys representing the proceeds thereof received by the Trustee shall be applied by the Trustee to the redemption of Bonds outstanding hereunder (prorated among the several series, according to the principal amount of Bonds outstanding of each series, if Bonds of more than one series be outstanding and redeemable) at such then applicable redemption prices, in such manner and upon such notice (which shall be given by the Trustee for and on behalf of the Company, and in the name of the Company) as may be specified in respect of said Bonds of each series in this Indenture or in any applicable indenture supplemental hereto. In the case of any redemption pursuant to this § 8.08, the 2023 Series II Bonds, the 2024 Series JJ Bonds and the 2040 Series KK Bonds shall be redeemed at the redemption price specified in § 10.06, § 10.08 and § 10.10, respectively, and the 2018 Series LL Bonds shall be redeemed at the redemption price specified in § 10.12, and the 2027 Series MM Bonds, the 2035 Series NN Bonds and the 2041 Series OO Bonds shall be redeemed at the redemption price specified in § 10.14, § 10.16 and § 10.18, respectively, and the 2028 Series PP Bonds shall be redeemed at the redemption price specified in § 10.20, and the 2024 Series QQ Bonds and the 2044 Series RR Bonds shall be redeemed at the redemption price specified in § 10.22 and § 10.24, respectively.

Whenever Bonds shall be redeemed pursuant to § 8.07 or this § 8.08, the Company shall in each case pay to the Trustee cash sufficient to cover the amount of the accrued interest and premium, if any, required to be paid in connection with any such redemption, which cash shall be held by the Trustee in trust for such purpose, and, to the extent not required for such purpose, shall be repaid to the Company.

§ 8.09. [Power of Company or receiver after default.] In case the Company shall be in default hereunder (unless an Event of Default shall have occurred and be continuing), the Company, while in possession of the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien), may do any of the things enumerated in § 8.02 to § 8.05, inclusive, if the Trustee, in its discretion, or the holders of at least a majority in amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event any certificate filed pursuant to any of said Sections may contain a statement referring to such authorization or consent in lieu of any statement that the Company is not in default hereunder.

In case the Trust Estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in § 8.02 and § 8.03 conferred upon the Company with respect to the withdrawal of Trust Moneys may be exercised by such receiver or trustee (subject to similar authorization or consent of the Trustee or Bondholders as aforesaid), in which case a written request signed by said receiver or trustee shall be deemed the equivalent of any Resolution of the Board or any Written Request of the Company required by any provision of this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Certificate of the Company required by any provision of this Indenture, and such certificate shall contain a statement to the effect that the Company is not in default in payment of the principal of any Bond, but need not contain a statement to the effect that the Company is not otherwise in default hereunder. If the Trustee shall be in possession of the Trust Estate (other than securities and cash held by the trustee or other holder of a prior lien) under any provision of this Indenture, then such powers may be exercised by the Trustee so in possession of the Trust Estate, in its uncontrolled discretion.

§ 8.10. [Cancellation of Bonds delivered to the Trustee under Article Eight.] All Bonds delivered uncancelled to the Trustee and on the basis of which Trust Moneys are paid over, or for whose redemption or purchase Trust Moneys are applied, under this Article, when received by the Trustee, shall be immediately cancelled.

§ 8.11. [Moneys received by Trustee to be held in trust.] All moneys received by the Trustee, including any moneys received for the payment of Bonds, pursuant to any provision of this Indenture, shall be held in trust for the purposes for which they were received, but, except to the extent required by applicable law, need not be segregated in any manner from any other moneys, and the Trustee shall not be under any obligation to pay interest thereon except such, if any, as during the period it may generally allow on similar funds or as it may agree to pay. Unless an Event of Default has happened and shall be continuing, any interest so allowed by the Trustee shall be paid over to the Company.

ARTICLE NINE.

Particular Covenants of the Company.

The Company hereby further covenants, agrees and warrants as follows:

§ 9.01. [Provisions governing payment of principal, interest and premium, if any, on Bonds.] The Company will duly and punctually pay the principal of and interest and premium, if any, on every Bond issued under this Indenture, on the dates and at the place and in the manner specified in the Bonds. The interest on Bonds shall be paid to or upon the order of the registered owners thereof by the method and at the address specified for such purpose by the registered owner, and if such interest shall be paid otherwise than by check of, or wire transfer from, the Trustee, evidence satisfactory to the Trustee with respect to such payment shall be furnished to the Trustee promptly after payment.

Money deposited with the Trustee or with any paying agent for the purpose of paying the principal of, premium, if any, or interest on Bonds, shall constitute a trust fund for such purpose and for no other purpose whatsoever. Every paying agent which may be appointed for the purpose of making payments of the principal of, premium, if any, or the interest on any Bond shall be required to notify the Trustee in writing promptly of any default by the Company in the payment of any such principal or interest.

The Company covenants and agrees that if it should at any time act as its own paying agent it will, on or before each due date of the principal of, and premiums, if any, or interest on any of the Bonds, set aside and segregate and hold in trust for the benefit of the holders of such Bonds, a sum sufficient to pay such principal and premium, if any, or interest so becoming due, and will notify the Trustee of any failure to take such action.

§ 9.02. [Reserved.]

§ 9.03. [Provisions governing title to Company’s property.] The Company is lawfully seized and possessed of and has good title to all property described in the Granting Clauses hereof as being presently mortgaged and pledged hereunder, and it has good right and lawful authority to mortgage and pledge the same as provided in and by this Indenture; said property is free and clear of all liens and encumbrances except Permitted Encumbrances, and the Company warrants and will defend the title to such property and every part thereof to the Trustee, its successors in the trust and assigns, forever, for the benefit of the holders of the Bonds, against the claims and demands of all persons whomsoever.

This Indenture is and always will be kept a first lien upon the Trust Estate subject only to Permitted Encumbrances and prior liens permitted by § 9.04.

§ 9.04. [Provisions governing payment of taxes; Negative pledge.] The Company will pay or cause to be paid all taxes and assessments levied or assessed upon the Company or upon the Trust Estate or upon any income therefrom or upon the interest of the Trustee or of the Bondholders in respect of the Trust Estate, when the same shall become due, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the Trust Estate, and all covenants, terms and conditions upon or under which any of the Trust Estate is held.

The Company will not create or suffer to be hereafter created, or to exist, any lien upon the Trust Estate, or any part thereof, or the income therefrom, prior to, or having equality with, the lien of these presents, except Permitted Encumbrances.

The Company will not permit any increase of the aggregate principal amount of outstanding prior lien obligations secured by any prior lien.

The Company will not permit any default to occur in the payment of any principal of or any interest or premium on any prior lien obligations, and will not permit any act or omission, which is or may be declared to be a default under any mortgage securing prior lien obligations, to occur hereafter or to continue beyond the period of grace, if any, specified in any such mortgage, and will, at all times, protect its title to the Trust Estate and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any prior lien thereon.

Upon the cancellation and discharge of any prior lien, the Company will cause all cash, obligations or other property then held by the trustee or other holder of such prior lien, which were received by such trustee or other holder by reason of the release of, or which represents the proceeds of the taking by eminent domain or the purchase by a public authority or any other disposition of, or insurance on, any of the Trust Estate (including all proceeds of or substitutes for any thereof), in case such cash, obligations or other property was received by such trustee or other holder while the property released was subject to the lien of this Indenture, and not otherwise, to be paid and/or deposited and pledged with the Trustee, subject to no lien or charge prior to the lien of this Indenture, such cash to be held and paid over or applied by the Trustee as provided in Article Eight and such obligations or other property to be held by the Trustee as part of the Trust Estate.

Within three months after the accruing of any lawful claims or demands for labor, material, supplies or other objects, which, if unpaid, might by law be given precedence over this Indenture as a lien or charge upon the Trust Estate or the income thereof, the Company will pay the same, or make adequate provision to satisfy or discharge the same.

Nothing contained in this Section shall require the Company to observe or conform to any requirement of any governmental authority or to pay or cause to be paid or discharged, or make provision for, any tax, prior lien, charge, claim or demand so long as the validity thereof shall be contested by it in good faith and by appropriate legal proceedings and such security for the payment thereof shall be given as the Trustee may require; and it will not suffer to be done any matter or thing whereby the lien hereof might or could be impaired.

The Company will not claim or demand or be entitled to receive any credit on the interest payable on the Bonds or on any other payment secured hereby for any portion of any taxes assessed against the Trust Estate.

§ 9.05. [Provisions governing maintenance of property.] The Company covenants that the business of the Company will be carried on and conducted in accordance with prudent business management; all property, plants, appliances and equipment of the Company useful in the carrying on of its business will be kept in repair and maintained in good working order and condition, and if worn-out or injured will be replaced by other property suitable to the business of the Company and of at least equal value or efficiency; provided that, if such other property is not of at least equal value, such property shall be of at least equal efficiency and otherwise of a quality consistent with prudent industry standards; and no rights, franchises or privileges of the Company will, except as permitted by the provisions of § 7.01, be allowed to lapse or be forfeited prior to the expiration thereof according to their respective terms.

The Company will promptly classify as Retirements for the purpose of the computation of the Net Amount of Property Additions hereunder all Funded Property that has permanently ceased to be used or useful in the Gas Business of the Company.

Whenever the holders of not less than sixty-six and two-thirds per cent (66-2/3%) in principal amount of any of the series of the Bonds then outstanding shall so request in a written notice served upon the Company and the Trustee, the Company at its own expense shall promptly appoint the Independent Engineer named by such holders in such request to make an inspection of the mortgaged property and a review of the operations of the Company and within a reasonable time after his appointment to report to the Company and to the Trustee (a) whether or not the mortgaged property, as an operating system, has been maintained in good repair, working order and condition in accordance with the covenants hereinabove in this Section set forth, and if not, such report shall specify the character and extent of, and the estimated cost of making good, the deficiency in such maintenance, and, if longer than one year, the time reasonably necessary to make good such deficiency; (b) whether or not the Company shall have complied with the covenants in the next preceding paragraph regarding the classification of Funded Property as Retirements; and (c) whether or not in his opinion the operations of the Company have been carried on in accordance with prudent business management.

The Company shall not be obligated to make more than one such appointment within any period of sixty (60) months.

The report of such Independent Engineer shall be placed on file by the Trustee and shall be open to inspection by any Bondholder at any reasonable time, and the Trustee shall, within thirty (30) days after said report has been filed with it, transmit by mail a copy of said report to each registered holder of ten per cent (10%) or more in principal amount of the Bonds outstanding hereunder.

Such report shall be binding upon the Trustee, the Company and the Bondholders unless, within thirty (30) days after filing of the report, the Company (by notice in writing to the Trustee) or the Trustee acting upon the written request of the holders of a majority in amount of the Bonds outstanding hereunder (by notice in writing to the Company) shall state that such report is not approved, specifying with reasonable particularity the matters therein which are not approved. All matters so specified in such notice shall forthwith be referred to three arbitrators selected in the following manner:

The Trustee, within ten (10) days after receipt of notice, shall name one arbitrator and give notice of such selection to the Company. Within ten (10) days after receipt of such notice of selection, the Company shall name one arbitrator and give notice of such selection to the Trustee, and upon failure so to do the Trustee shall name an arbitrator to represent the Company. The two thus selected shall, within ten (10) days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable within said ten (10) days to agree upon such third arbitrator then, upon the application of either the Company or the Trustee, the person who is the District Judge of the United States of America for the District of New Jersey, senior in service, shall have the power to appoint such third arbitrator upon application to said District Judge by either the Company or the Trustee on five (5) days notice thereof to the other. Each of such three arbitrators so selected shall be an Independent Engineer.

The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof delivered to the Company, and shall be binding upon the Trustee, the Company and the Bondholders.

If such written decision shall modify the report of the Independent Engineer which was the subject of arbitration, reference hereinafter in this § 9.05 to such report of the Independent Engineer shall be deemed to mean the report of such Independent Engineer as modified by the decision of such arbitrators. Pending the final determination of arbitrators pursuant to the foregoing provisions of this Section, the statements contained in the report of such Independent Engineer which is the subject of arbitration shall not be deemed evidence of failure to comply with the provisions of this Section.

In the computation hereunder of the Net Amount of Property Additions, after any such report of an Independent Engineer shall have become final the Company shall classify as Retirements, at the amount or amounts which such report specifies, the property which said report states should be classified as Retirements for the purpose of such computation and which has not been retired on the books of the Company.

The Company shall, with all reasonable speed, (a) do such maintenance work as may be necessary to make good such maintenance deficiency, if any, as shall have been specified to exist in such report, and (b) modify its method of operation to correct such defaults, if any, as shall have been specified to exist in such report in respect of the operations of the Company, and upon completion thereof such Independent Engineer (or, in the case of his refusal or inability to act, some other Independent Engineer of national reputation selected by the Trustee in the exercise of reasonable care) shall report in writing to the Trustee that (a) any maintenance deficiency specified in said report has been made good, and/or (b) any default in respect of the operations of the Company has been corrected.

Unless the Trustee shall (in the case of a maintenance deficiency) be so informed in writing by such Independent Engineer within one year from the date of the report with respect to the maintenance deficiency (or such longer period as may be specified in such report to be reasonably necessary for the purpose), that such maintenance deficiency has been made good, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section with respect to the maintenance of the mortgaged property; and in any proceedings consequent upon such default, said report of such Independent Engineer shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth, and the Trustee shall be fully protected in relying thereon.

Unless the Trustee shall (in the case of a default in respect of other operations of the Company) be so informed in writing by such Independent Engineer within sixty (60) days after written notice of such default shall have been given pursuant to § 12.01D, said report of such Independent Engineer shall be conclusive evidence against the Company of the existence of the default therein set forth, and the Trustee shall be fully protected in relying thereon.

All expenses incurred pursuant to this Section shall be borne by the Company.

In the event that the Department of Public Utilities, Board of Public Utility Commissioners of the State of New Jersey or other regulatory authority having jurisdiction over the Company in the premises shall determine that the expenditures required by this Section for repairs and maintenance are excessive or shall, by order or regulation, prohibit, in whole or in part, any such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.

§ 9.06. [Provisions governing further assurances and filings; Annual certificate and opinion.] At any and all times the Company will do, execute, acknowledge, deliver, file and/or record, and will cause to be done, executed, acknowledged, delivered, filed and/or recorded, all and every such further acts, deeds, conveyances, mortgages, transfers and assurances in law as the Trustee shall reasonably require for the better assuring, conveying, pledging, transferring, mortgaging, assigning and confirming unto the Trustee all and singular the hereditaments and premises, estate and property hereby conveyed, pledged, transferred or assigned, or intended so to be.

The Company will cause this Indenture and every instrument amendatory hereof or supplementary hereto which shall be executed pursuant to the provisions hereof, forthwith upon execution, to be recorded as a real estate mortgage and, if required by law, recorded and/or filed or refiled as a chattel mortgage and will, to the extent permitted by law, pay any mortgage recording or filing or other tax legally due upon such recording and filing or the issuing of Bonds hereunder, and will punctually and fully comply with the requirements of any and every mortgage recording tax law or other law, or direction of the Trustee, affecting the due recording and re-recording and filing and re-filing of this Indenture or of such additional instruments in such manner as may be necessary fully to preserve, continue and protect the security and validity of the Bonds, the superior lien of this Indenture on the Trust Estate and the rights and remedies of the Trustee.

Promptly after the execution and delivery of this Indenture, the Company will furnish to the Trustee an Opinion of Counsel addressed to the Company and the Trustee, complying with the provisions of § 1.04, either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby and that all other action required by the preceding paragraph theretofore to have been taken has been taken, and reciting the details of such action, or stating that in the opinion of such counsel no such recording, filing or other action is necessary to make such lien effective.

Without limiting the generality of the foregoing covenants of this Section, the Company will furnish to the Trustee on or before May 1st in each year, the following:

A. A Certificate of the Company, complying with the provisions of § 1.04, briefly describing (or referring to descriptions thereof in other Certificates of the Company) each item of property which was acquired in the preceding calendar year at a cost of not less than One Million Dollars ($1,000,000) (escalating at the CPI from September, 2014), and which under the terms hereof is subjected to the lien of this Indenture, or required so to be.

B. An Opinion of Counsel, complying with the provisions of § 1.04, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture as is necessary to maintain the lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien, and stating whether, under the then applicable law, such action will be necessary or advisable within the next ensuing period of twelve months.

C. Mortgages, Deeds, Conveyances, Assignments, Transfers and Instruments of Further Assurance, if any, specified in such Opinion of Counsel and not theretofore delivered to the Trustee.

§ 9.07. [Provisions governing insurance; Annual insurance certificate.] The Company will at all times keep the Trust Estate insured with good and reputable insurance companies against loss or damage by fire or other risk, to the extent that property of similar character is usually insured by companies engaged in a similar business; provided the Company may at its election carry as self insurer primary limits of One Million Dollars ($1,000,000) (escalating at the CPI from September, 2014) in respect of such liabilities or damages, any such system of self-insurance (including an appropriate reserve or reserves therefor) provided that the same conforms to approved practices of similar companies maintaining systems of self insurance. The Company will also at all times maintain proper insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies engaged in a similar business. All policies or other contracts for insurance upon the Trust Estate shall provide that any insurance moneys in excess of One Million Dollars ($1,000,000) (escalating at the CPI from September, 2014) which are payable in respect of any one loss under all policies covering such loss shall be payable to the Trustee as its interest may appear, or to the trustee or other holder of any prior lien if required by the terms thereof; and, if so requested in writing by the Trustee, the Company will, subject to the provisions of any prior lien, cause policies for such insurance to be delivered to the Trustee.

Any such insurance moneys received by the Trustee shall be held by the Trustee and be applied from time to time as provided in Article Eight.

There shall be deposited with the Trustee, at such reasonable times as it may request, and at least once in each year on or before May 1 without any such request, a Certificate of the Company, complying with the provisions of § 1.04, with respect to the compliance by the Company with the covenants contained in this § 9.07, which certificate (i) shall include the names of the issuing companies, the numbers and expiration dates of the policies, the amounts of such policies and the risks covered thereby, (ii) the amounts of any self insurance in respect of liabilities or damages maintained by the Company and (iii) shall state that it has been prepared in accordance with the provisions of this § 9.07. In case the Trustee shall at any time notify the Company in writing that it disapproves of any insurance company with which the Company has taken out any insurance, or of the terms of any such policy, other insurance satisfactory to the Trustee shall forthwith be effected by the Company.

Except as may be otherwise required by § 15.02, the Trustee may accept as conclusive the adjustment of any loss or losses between the Company and any insurance company, and the Trustee shall be under no duty or obligation to check or verify any insurance policies or any list of insurance policies at any time filed with it hereunder, or to ascertain whether the Trust Estate is adequately or properly insured and may accept a certificate of the Company as conclusive evidence of any such adjustment and also as conclusive evidence that the total amounts payable by insurance companies with respect to any given loss by the Company are or will be less than One Million Dollars ($1,000,000).

§ 9.08. [Reserved.]

§ 9.09. [Provisions governing books of record.] The Company will keep books of record and account, in which full, true and correct entries will be made of all dealings or transactions relative to the plants, properties, business and affairs of the Company.

§ 9.10. [Provisions governing inspection of books by agent of Trustee.] All books, documents and vouchers relative to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such accountant or other agent as the Trustee may from time to time designate, and the Company will bear all reasonable expenses of such inspections at intervals of not more than once every two years. Except as may be otherwise required by § 15.02, the Trustee shall be under no duty to cause any such inspection to be made, unless requested so to do by the holders of not less than a majority in amount of the Bonds.

§ 9.11. [Provisions governing maintenance of existence and franchises.] Except in the case of a merger, consolidation, conveyance or transfer as in Article Fourteen provided, the Company will at all times maintain its corporate existence and right to carry on business, and will duly procure all renewals and extensions thereof, and except as provided in Article Seven will diligently maintain, preserve and renew all the rights, powers, privileges, immunities and franchises owned by it.

§ 9.12. [Provisions governing advances by the Trustee.] If the Company shall fail to perform any of the covenants contained in § 9.04 and § 9.07, the Trustee may make advances to perform the same in its behalf, but, except as may be otherwise required by § 15.02, shall be under no obligation so to do; and all sums advanced shall be at once repayable by the Company, and shall bear interest at the Trustee’s Prime Rate until paid, and shall be secured hereby and have the benefit of the lien hereby created in priority to the Bonds issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder.

§ 9.13. [Reserved.]

[None of the provisions of the following § 9.14, § 9.15 or § 9.16 shall be operative for any purpose (except for the purpose of reference thereto made in other provisions of this Indenture) unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all such provisions shall become operative for all purposes.]

§ 9.14. [Provisions governing certain filings by the Company.] The Company covenants and agrees

(1) To file with the Trustee and any applicable regulatory authority within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(2) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(3) To transmit to the holders of the Bonds in the manner and to the extent provided in § 15.05(c) with respect to reports pursuant to § 15.05(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this § 9.14 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

§ 9.15. [Provisions governing furnishing of list of Bondholders.] The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between April 15 and April 30 and between October 15 and October 30 in each year, beginning with the month of October in the year after this Indenture shall be qualified under the Trust Indenture Act of 1939, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of Bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

§ 9.16. [Provisions governing preservation of list of Bondholders.] (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds (1) contained in the most recent list furnished to it as provided in § 9.15, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two (2) preceding years pursuant to the provisions of § 15.05(c)(2). The Trustee may (1) destroy any list furnished to it as provided in § 9.15 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the Bonds, a list containing the names and addresses of the holders of Bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of § 15.05(c)(2), but not until two (2) years after such information has been filed with it.

(b) In case three or more holders of Bonds (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Clause (a) of this Section; or

(2) inform such applicants as to the approximate number of holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of Clause (a) of this Section, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Clause (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for, a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under Clause (b) of this Section.

§ 9.17. [Provisions governing filing with Trustee of Balance Sheets and Income Statements.] The Company covenants and agrees to deliver to the Trustee:

A. Within fifty five (55) days after the end of each quarterly period, except the last, of each fiscal year, a copy of its balance sheet and its statement of capitalization as at the end of such quarterly period, its income statement for the three months to the end of such quarterly period, and its statements of cash flows for the three months to the end of such quarterly period together with the figures for the corresponding date or period or fiscal year end prior thereto, as the case may be, in reasonable detail, certified by a financial officer of the Company; and

B. Within one hundred and twenty (120) days after the end of each fiscal year, a copy of its balance sheet as at the end of such year, its income statement for such year, its statement of cash flows for such year, its statement of capitalization for such year and its statement of common stock equity and comprehensive income for such year, in reasonable detail, certified by Independent Accountants of recognized standing selected by the Company.

§ 9.18. [Provisions governing modifications and amendments to the Indenture.] The rights of the holders of Bonds and the obligations of the Company under this Indenture may be added to, modified, or eliminated, if and to the extent authorized by the written consent of the holders of at least sixty-six and two thirds (66-2/3%) in principal amount of the Bonds at the time outstanding (excluding Bonds not entitled to consent under the provisions of § 1.02(rr) and, in case one or more but less than all of the series of the Bonds issued hereunder are so affected, of at least sixty-six and two thirds (66-2/3%) in principal amount of the Bonds then outstanding and so entitled to consent of each series affected thereby, provided that no such addition to, modification, or elimination shall be made without the written consent of the holders of all of such Bonds which would (1) postpone the maturity date fixed herein or in such Bonds for the payment of the principal of, or any installment of interest on, such Bonds, or (2) reduce the principal of, or premium on, or the rate of interest payable on, such Bonds, or (3) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, or (4) reduce the percentage of the principal amount of such Bonds, the consent of the holders of which is required for the authorization of the execution of an indenture supplemental hereto pursuant to the provisions of § 17.01I, or (5) reduce the percentage of the principal amount of such Bonds, the consent of the holders of which is required for such addition to, modification or elimination pursuant to the provisions of this § 9.18, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee, further provided that the provision for amendment of the Indenture set forth in this § 9.18 is in addition to, and not in limitation of, the provisions of § 17.01 and shall not be deemed to limit, restrict or qualify the provisions therein pursuant to which the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of holders of Bonds for the purposes stated therein.

ARTICLE TEN.

Redemption of Bonds.

§ 10.01. [Bonds may be redeemable.] Such of the Bonds issued hereunder as are by their terms redeemable before maturity may, at the election of the Company evidenced by a Resolution of the Board delivered to the Trustee, be redeemed at such times, in such amounts and at such prices as may be specified therein, and in accordance with the provisions of this Article.

§ 10.02. [Provisions governing notice and selection of Bonds to be redeemed.] If the Company shall elect to exercise such right of redemption, it shall give notice thereof in accordance with this Section. Notice of redemption shall be sufficiently given if mailed, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the date on which such redemption is to be made, to all registered owners of Bonds to be redeemed, at their addresses as the same shall appear on the Bond Register of the Trustee. Each notice of redemption shall state such election on the part of the Company and shall specify, in case less than all of the Bonds of a series are to be redeemed, the distinctive numbers of the Bonds to be redeemed, and shall also state that the interest on the Bonds in such notice designated for redemption shall cease on such redemption date and that on said date there will become due and payable upon each of said Bonds the redemption price therein specified, at a place at which it is expressed to be payable at maturity.

In case the Company shall have elected to redeem less than all the outstanding Bonds of any series, it shall, in each instance, at least ten (10) days before the mailing of notice of redemption is required to be made, notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed.

The selection of Bonds to be redeemed shall, in case less than all of the outstanding Bonds of any series are to be redeemed, be made by the Trustee pro rata or substantially pro rata, unless otherwise directed by written order of all such holders filed with the Trustee at or prior to such time of designation. If less than the whole principal amount of any such Bond shall be called for redemption, said notice shall also specifically state the portion of the principal amount thereof which is to be redeemed and that, upon presentation of such Bond for partial redemption, there will be issued, in lieu of the unredeemed portion of the principal amount thereof, a new Bond or Bonds of an aggregate principal amount equal to such unredeemed portion, as requested by the registered owner thereof; and in such case the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the registered owner of any such Bond, at the expense of the Company, a Bond or Bonds of the same series, and (but only in authorized denominations) for the principal amount of the unredeemed portion of such Bond or, at the option of such registered owner, the Trustee shall, upon presentation of such Bond for the purpose, make a notation thereon of the payment of the portion thereof so called for partial redemption.

Notice having been given as aforesaid, the Bonds (or the specified portions of Bonds) so to be redeemed shall on the date designated in such notice become due and payable at the redemption price so specified; and from and after the date of redemption so designated (unless the Company shall make default in the payment of the redemption price of such Bonds) interest on the Bonds so designated for redemption, (or in the case of partial redemption of a Bond, on the portion thereof to be redeemed) shall cease to accrue, and upon surrender at a place at which it is expressed to be payable at maturity in accordance with said notice, of any Bond specified therein, such Bond (or the portion thereof to be redeemed) shall be paid by the Company at the redemption price aforesaid. If the redemption price shall not be so paid upon surrender thereof, said Bond shall continue to bear interest at the rate therein specified.

Before the redemption date specified in any notice given by the Company of its exercise of its right to redeem Bonds, the Company shall deliver to and deposit with the Trustee the following:

A. Cash, in trust, subject to the provisions of § 16.02, in an amount sufficient to redeem all of the Bonds which are to be redeemed (in whole or in part) on the redemption date specified in such notice, which cash shall be held by the Trustee for the benefit of the respective holders of such Bonds, subject to the provisions of § 16.02, and shall be paid to them respectively as aforesaid.

B. A Certificate of the Company, complying with the provisions of § 1.04, stating that all conditions precedent which relate to the redemption of such Bonds have been complied with.

C. An Opinion of Counsel, complying with the provisions of § 1.04, stating that all conditions precedent which relate to the redemption of such Bonds have been complied with.

D. The Certificates and other evidence, if any, specified in the Opinion of Counsel delivered pursuant to the foregoing Paragraph C.

Payment of the redemption price of a portion of any Bond may be made directly to the registered holder thereof without presentation or surrender thereof if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made, provided that such registered holder will promptly make notation of any such payment on such Bond, of the portion so redeemed and will notify the Trustee in writing that such notation has been made, and provided further that if such registered holder shall sell, transfer or otherwise dispose of such Bond, it will prior to delivery thereof surrender such Bond to the Trustee in exchange for a new Bond or Bonds for the unredeemed balance of the principal amount thereof.

§ 10.03. [Methods of effecting redemption.] If and so soon as

A. The Company shall have duly elected to redeem any Bond pursuant to § 10.01 and shall have delivered to the Trustee

(1) proof satisfactory to the Trustee that notice of redemption thereof has been duly mailed as required by § 10.02; or

(2) a Written Order of the Company, expressed to be irrevocable, authorizing the Trustee to give such notice on behalf of the Company;

and shall have deposited with the Trustee an amount of money sufficient to pay the redemption price of such Bond;

and

B. The Company shall have deposited with the Trustee sufficient funds for the payment of all interest on any such Bond payable on or before the date designated for redemption thereof which is not included in the redemption price thereof;

then in every such case the money held by the Trustee for the redemption of such Bond shall, without further act, be deemed forthwith to be reserved for the benefit of, and shall constitute a trust fund for, the holder of such Bond, subject to the provisions of § 16.02, but no interest shall accrue thereon in his favor. Thereafter, such Bond (or in the case of partial redemption of a Bond, the portion thereof to be redeemed) shall be excluded from participation in the lien of this Indenture or in the Trust Estate on and after the date fixed for redemption. Money held in trust by the Trustee for the redemption of any Bond shall not be deemed to be a part of the Trust Estate.

§ 10.04. [Bonds redeemed shall be cancelled]. All Bonds redeemed pursuant to § 10.02 (except Bonds partially redeemed and not surrendered, as permitted by said § 10.02) shall be cancelled by the Trustee.

§ 10.05. [Redemption provisions for 2023 Series II Bonds.] The 2023 Series II Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2023 Series II Bonds shall be made to The Bank of New York Mellon Trust Company, N.A., as trustee (the “2005 EDA Loan Trustee”) to redeem 2023 Series II Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement dated as of October 1, 2005 between the EDA and the Company (the “2005 Loan Agreement”), to provide funds under the 2005 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $10,300,000 aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) (the “2005A EDA Bonds”)) and (b) make, when due, any prepayment required by the 2005 Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005A EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005A EDA Bonds shall have been fully or partially made from payments made by the Company under the 2005 Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005A EDA Bonds under the indenture of trust dated as of October 1, 2005 between the EDA and the 2005 EDA Loan Trustee (the “2005 EDA Bond Indenture”) or, as far as principal is concerned, reduced by the principal amount of any 2005A EDA Bonds deemed paid pursuant to Article X of the 2005 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-First Supplemental Indenture dated as of October 1, 2005.

§ 10.06. [§ 8.08 redemption provisions for 2023 Series II Bonds.] In the case of the redemption of 2023 Series II Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2023 Series II Bonds shall, upon compliance with provisions of § 10.04, and subject to the provisions of § 2.1 of the Thirty-First Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.07. [Redemption provisions for 2024 Series JJ Bonds.] The 2024 Series JJ Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2024 Series JJ Bonds shall be made to the 2005 EDA Loan Trustee to redeem 2024 Series JJ Bonds in such amounts as shall be necessary, in accordance with the provisions of the 2005 Loan Agreement, to provide funds under the 2005 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $10,500,000 aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) (the “2005B EDA Bonds”)) and (b) make, when due, any prepayment required by the 2005 Loan Agreement in connection with any mandatory or optional redemption of 2005B EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005B EDA Bonds shall have been fully or partially made from payments made by the Company under the 2005 Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005B EDA Bonds under the 2005 EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2005B EDA Bonds deemed paid pursuant to Article X of the 2005 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-First Supplemental Indenture dated as of October 1, 2005.

§ 10.08. [§ 8.08 redemption provisions for 2024 Series JJ Bonds.] In the case of the redemption of 2024 Series JJ Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2024 Series JJ Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 3.1 of the Thirty-First Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.09. [Redemption provisions for 2040 Series KK Bonds.] The 2040 Series KK Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2040 Series KK Bonds shall be made to the 2005 EDA Loan Trustee to redeem 2040 Series KK Bonds in such amounts as shall be necessary, in accordance with the provisions of the 2005 Loan Agreement, to provide funds under the 2005 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $15,000,000 aggregate principal amount of the EDA’s Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) (the “2005C EDA Bonds”)) and (b) make, when due, any prepayment required by the 2005 Loan Agreement in connection with any mandatory or optional redemption of 2005C EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005C EDA Bonds shall have been fully or partially made from payments made by the Company under the 2005 Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005C EDA Bonds under the 2005 EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2005C EDA Bonds deemed paid pursuant to Article X of the 2005 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-First Supplemental Indenture dated as of October 1, 2005.

§ 10.10. [§ 8.08 redemption provisions for 2040 Series KK Bonds.] In the case of the redemption of 2040 Series KK Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2040 Series KK Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 4.1 of the Thirty-First Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.11. [Redemption provisions for 2018 Series LL Bonds.] The 2018 Series LL Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2018 Series LL Bonds shall be made to the Collateral Agent to redeem 2018 Series LL Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due May 15, 2018) and (b) make, when due, any prepayment required or permitted by the Senior Notes due May 15, 2018 in connection with any prepayment of the Senior Notes due May 15, 2018; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due May 15, 2018 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the Overdue Rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Second Supplemental Indenture dated as of May 1, 2008.

§ 10.12. [§ 8.08 redemption provisions for 2018 Series LL Bonds.] In the case of the redemption of 2018 Series LL Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2018 Series LL Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Thirty-Second Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.

§ 10.13. [Redemption provisions for 2027 Series MM Bonds.] The 2027 Series MM Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2027 Series MM Bonds shall be made to U.S. Bank National Association, as trustee (the “2011 EDA Loan Trustee”) to redeem 2027 Series MM Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement dated as of August 1, 2011 between the EDA and the Company (the “2011 Loan Agreement”), to provide funds under the 2011 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $9,545,000 aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 2011A (Non-AMT) (New Jersey Natural Gas Company Project) (the “2011A EDA Bonds”)) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2011A EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this

Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2011A EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2011A EDA Bonds under the Indenture dated as of August 1, 2011 between the EDA and the 2011 EDA Loan Trustee (the “2011 EDA Bond Indenture”) or, as far as principal is concerned, reduced by the principal amount of any 2011A EDA Bonds deemed paid pursuant to Article X of the 2011 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Third Supplemental Indenture dated as of August 1, 2011.

§ 10.14. [§8.08 Redemption provisions for 2027 Series MM Bonds.] In the case of the redemption of 2027 Series MM Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2027 Series MM Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Thirty-Third Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.15. [Redemption provisions for 2035 Series NN Bonds.] The 2035 Series NN Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2035 Series NN Bonds shall be made to the 2011 EDA Loan Trustee to redeem 2035 Series NN Bonds in such amounts as shall be necessary, in accordance with the provisions of the 2011 Loan Agreement, to provide funds under the 2011 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $41,000,000 aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 2011B (AMT) (New Jersey Natural Gas Company Project) (the “2011B EDA Bonds”)) and (b) make, when due, any prepayment required by the 2011 Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2011B EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2011B EDA Bonds shall have been fully or partially made from payments made by the Company under the 2011 Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2011B EDA Bonds under the 2011 EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2011B EDA Bonds deemed paid pursuant to Article X of the 2011 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Third Supplemental Indenture dated as of August 1, 2011.

§ 10.16. [§8.08 Redemption provisions for 2035 Series NN Bonds.] In the case of the redemption of 2035 Series NN Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2035 Series NN Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 3.1 of the Thirty-Third Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.17. [Redemption provisions for 2014 Series OO Bonds.] The 2041 Series OO Bonds shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2041 Series OO Bonds shall be made to the 2011 EDA Loan Trustee to redeem 2041 Series OO Bonds in such amounts as shall be necessary, in accordance with the provisions of the 2011 Loan Agreement, to provide funds under the 2011 Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the $46,500,000 aggregate principal amount of the EDA’s Natural Gas Facilities Refunding Revenue Bonds, Series 2011C (AMT) (New Jersey Natural Gas Company Project) (the “2011C EDA Bonds”)) and (b) make, when due, any prepayment required by the 2011 Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2011C EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2011C EDA Bonds shall have been fully or partially made from payments made by the Company under the 2011 Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2011C EDA Bonds under the 2011 EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2011C EDA Bonds deemed paid pursuant to Article X of the 2011 EDA Bond Indenture. Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Third Supplemental Indenture dated as of August 1, 2011.

§ 10.18. [§8.08 Redemption provisions for 2041 Series OO Bonds.] In the case of the redemption of 2041 Series OO Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2041 Series OO Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 4.1 of the Thirty-Third Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

§ 10.19. [Redemption provisions for 2028 Series PP Bonds.] The 2028 Series PP Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2028 Series PP Bonds shall be made to the Collateral Agent to redeem 2028 Series PP Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due April 15, 2028) and (b) make, when due, any prepayment required or permitted by the Senior Notes due April 15, 2028 in connection with any prepayment of the Senior Notes due April 15, 2028; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due April 15, 2028 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the Overdue Rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Fourth Supplemental Indenture dated as of April 1, 2013.

§ 10.20. [§8.08 Redemption provisions for 2028 Series PP Bonds.] In the case of the redemption of 2028 Series PP Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2028 Series PP Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Thirty-Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.

§ 10.21. [Redemption provisions for 2024 Series QQ Bonds.] The 2024 Series QQ Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2024 Series QQ Bonds shall be made to the Collateral Agent to redeem 2024 Series QQ Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due March 13, 2024) and (b) make, when due, any prepayment required or permitted by the Senior Notes due March 13, 2024 in connection with any prepayment of the Senior Notes due March 13, 2024; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due March 13, 2024 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the Overdue Rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Fifth Supplemental Indenture dated as of March 1, 2014.

§ 10.22. [§8.08 Redemption provisions for 2024 Series QQ Bonds.] In the case of the redemption of 2024 Series QQ Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2024 Series QQ Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Thirty-Fifth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.

§ 10.23. [Redemption provisions for 2044 Series RR Bonds.] The 2044 Series RR Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2044 Series RR Bonds shall be made to the Collateral Agent to redeem 2044 Series RR Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due March 13, 2044) and (b) make, when due, any prepayment required or permitted by the Senior Notes due March 13, 2044 in connection with any prepayment of the Senior Notes due March 13, 2044; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due March 13, 2044 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the Overdue Rate (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Fifth Supplemental Indenture dated as of March 1, 2014.

§ 10.24. [§8.08 Redemption provisions for 2044 Series RR Bonds.] In the case of the redemption of 2044 Series Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2044 Series RR Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 4.1 of the Thirty-Fifth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.

ARTICLE ELEVEN.

Mandatory Sinking Funds.

§ 11.01. [Reserved.]

§ 11.02. [Provisions governing maintenance of Sinking Funds for specific series of Bonds.] The Company will maintain one or more Mandatory Sinking Funds for such of the several series of Bonds as may be entitled thereto under the supplement creating such Bonds to be applied as provided in such supplement, and for that purpose will pay to the Trustee on the respective dates (a “Mandatory Sinking Fund Payment Date”) and in the respective amounts specified in the supplement creating such Bonds (a “Mandatory Sinking Fund Payment”), cash to be applied as provided in the supplement creating such Bonds for the redemption of Bonds of such series plus the amount then payable pursuant to § 11.03, provided that nothing in this § 11.02 shall be deemed to require the Company to pay to the Trustee at any time in respect of principal of any series of Bonds then outstanding a sum greater than the then unpaid principal amount of such series of Bonds.

Except as expressly provided in this Indenture, the Company shall not be entitled to increase, or to anticipate, any payment in satisfaction of its obligations in respect of Mandatory Sinking Funds. The Company shall, however, have the right, at its option, (unless expressly negated in the supplemental Indenture creating the particular series of Bonds) to satisfy any obligation in respect of the Mandatory Sinking Fund for any series of Bonds on any Mandatory Sinking Fund Payment Date in whole or in part by delivering to the Trustee not earlier than ninety (90) days prior to such Mandatory Sinking Fund Payment Date and not later than forty (40) days prior thereto, any Bonds of such series theretofore authenticated and delivered hereunder and not previously cancelled or called for redemption and the Trustee shall credit the obligation of the Company in respect of such Mandatory Sinking Fund on such Mandatory Sinking Fund Payment Date with a payment equal to the principal amount of the Bonds of such series so delivered. Any Bonds so delivered shall be accompanied by a Written Order of the Company instructing the Trustee to credit such Mandatory Sinking Fund Payment as aforesaid.

§ 11.03. [Payment of interest and premium.] Whenever Bonds are required to be redeemed pursuant to the provisions of this Article, the Company shall in each case prior to the date fixed for redemption thereof pay to the Trustee in cash (a) all unpaid interest accrued on such Bonds to said date fixed for redemption plus (b) the applicable redemption premium.

§ 11.04. [Provisions governing notice and selection for redemption of Bonds for the Sinking Fund.] Promptly after the fortieth day next preceding each Mandatory Sinking Fund Payment Date, the Trustee shall proceed (i) to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the series to be redeemed on such date equal to the amount, if any, of the Mandatory Sinking Fund Payment for such series required to be paid in cash in respect to such Mandatory Sinking Fund Payment Date, after giving effect to the credit, if any, against such Mandatory Sinking Fund Payment resulting from the delivery of Bonds of such series to the Trustee pursuant to § 11.02 and (ii) for and on behalf of and in the name of the Company, the Trustee shall give notice (by mail, as may be required by the provisions of Article Ten) of the redemption for the Mandatory Sinking Fund of the Bonds so selected on the next ensuing Mandatory Sinking Fund Payment Date. A copy of such notice shall also be mailed to the Company. Such notice shall state that the redemption is for the Mandatory Sinking Fund in lieu of stating that the Company has elected to redeem the Bonds designated therein. Subject to the provisions of this Section, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Article Ten, the redemption price to be paid on Bonds so redeemed for the purposes of the Mandatory Sinking Fund shall be the applicable redemption prices respectively specified as such in Article Ten.

§ 11.05. [Moneys paid pursuant to § 11.02 and §11.03 held in trust.] All moneys paid to the Trustee pursuant to § 11.02 and unpaid interest paid concurrently therewith pursuant to § 11.03 in respect of any series of Bonds shall be held by the Trustee in trust for the benefit of the respective holders of the Bonds of such series which are to be redeemed (in whole or in part) and shall be paid to them as provided in Article Ten, subject to the provisions of § 16.02.

Nothing contained in the Indenture or in any Bond shall be construed to imply any obligation upon the Trustee to make any payment except out of moneys deposited with it for such purpose by the Company.

§ 11.06. [Bonds redeemed and paid through operation of Sinking Fund shall be cancelled.] All Bonds redeemed and paid through the operation of any Mandatory Sinking Fund (including any Bonds delivered to the Trustee pursuant to the provisions of § 11.02) shall be cancelled by the Trustee.

ARTICLE TWELVE.

Remedies of Trustee and Bondholders.

§ 12.01. [Events of Default.] In case one or more of the following events (herein called “Events of Default”) shall happen, that is to say:

A. Default shall be made in the payment of the principal of or premium, if any, on any Bond issued hereunder when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided; or

B. Default shall be made in the payment of any interest on any Bond issued hereunder when and as the same shall become due and payable, and any such default shall have continued for a period of thirty (30) days; or

C. Default shall be made in the due performance or observance of any covenant or condition required by § 11.02 or by the provisions for any other sinking, amortization, improvement, renewal or other analogous fund established hereunder; or

D. Default shall be made in the due performance or observance of any other covenant or condition herein required to be performed or observed by the Company (except in respect of the refund or reimbursement of taxes, assessments or other governmental charges for which the holders of Bonds may look only to the Company), and any such default shall have continued for a period of thirty (30) days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from the holders of at least fifteen per cent (15%) in amount of the Bonds at the time outstanding; or

E. If final judgment for the payment of money which, with one or more other outstanding judgments, exceeds Thirty Million Dollars ($30,000,000) in aggregate amount, shall be rendered against the Company and the same shall not be discharged or provision made for the discharge thereof in accordance with its terms within sixty (60) days from the entry thereof, or an appeal therefrom or other appropriate proceeding for the appellate review thereof shall not be taken within said period and a stay of execution pending such appeal shall not be secured or if such appeal be taken and on such appeal the same shall be affirmed and the Company shall not discharge said judgment within sixty (60) days after the entry of the order or decree of affirmance;

F. If any court of competent jurisdiction shall make a final order not vacated or stayed within sixty (60) days from the date of entry thereof, (i) adjudicating the Company a bankrupt, (ii) appointing a trustee or receiver of the Company or of any substantial part of its property, or (iii) approving a petition for, or effecting, an arrangement in bankruptcy, a reorganization pursuant to the Federal Bankruptcy Act or any other judicial modification or alteration of the rights of the Bondholders or of other creditors, or if the Company shall itself (i) file any petition or (ii) take or consent to any other action seeking any such judicial order, or if the Company shall make an assignment for the benefit of its creditors;

then, and in every such case, if such default or defaults shall not have been remedied, the Trustee, by notice in writing to the Company, may, and upon the written request of the holders of at least a majority in amount of the Bonds then outstanding and with indemnification reasonably satisfactory to the Trustee shall, and the holders of at least twenty-five per cent (25%) in amount of the Bonds may, by notice in writing to the Trustee and the Company, declare the principal of and interest on all the Bonds to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. The right to declare principal and interest due and payable is subject, however, to the condition that if, at any time after such declaration, but before any sale of the Trust Estate, or any part thereof, shall have been made under this Article, all overdue installments of interest upon all the Bonds, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue principal and installments of interest at the legal rate of interest then in effect in the State of New Jersey, together with all sums paid or advanced by the Trustee under any provision hereof and the reasonable and proper charges, expenses and liabilities of the Trustee, its agents, attorneys and counsel, and all other sums payable by the Company hereunder, except the principal of, and interest accrued since the next preceding interest date on, the Bonds due and payable solely by virtue of such declaration, shall either be paid by or for the account of the Company or provision satisfactory to the Trustee shall be made for such payment, and all Events of Default hereunder shall be remedied, then, and in every such case, the holders of at least a majority in amount of the Bonds then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration in its entirety; but no such action shall extend to or affect any subsequent default or impair any right consequent thereon.

The Trustee shall give to the Bondholders, in the manner and to the extent provided in § 15.05(c), notice of the happening of any of the defaults (whether or not the same shall have continued for the required period) set forth in the preceding Paragraphs A to E which are known to it, within thirty (30) days after the happening thereof.

§ 12.02. [Provisions governing powers of Trustee in case of Event of Default.] In case one or more of the Events of Default shall happen and shall not have been remedied, then, and in every such case, to the extent permitted by law, the Trustee, personally or by agents or attorneys, may enter into and upon all or any part of the Trust Estate (including the books, papers and financial records of the Company, but excluding money, securities and property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the trustee, mortgagee or other holder of some prior lien), and may exclude the Company, its agents and servants, and all persons claiming under the Company, wholly or partly therefrom; and having and holding the same, may, to the extent permitted by law, use, operate, manage and control the Trust Estate and conduct the business thereof, by superintendents, managers, receivers, agents, servants and/or attorneys. Upon every such entry, the Trustee may, from time to time, at the expense of the Trust Estate, make all, such repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and on the Trust Estate, as to it may seem necessary, proper or judicious. In each such case, the Trustee shall have the right to manage the Trust

Estate and to carry on the business and to exercise all rights and powers of the Company, either in the name of the Company, or otherwise, as the Trustee shall deem best, and the Trustee shall be entitled to collect and receive all earnings, income, rents, issues and profits of the same and every part thereof, without prejudice, however, to any right of the Trustee as provided in Article Seven to collect and receive all income from money, obligations or other property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the Trustee. Such earnings, income, rents, issues and profits shall be applied to pay the expenses of holding and operating the Trust Estate and of conducting the business thereof, and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements, and to make all payments which the Trustee may be required or may elect to make, if any, for taxes, assessments, insurance and other prior or proper charges upon the Trust Estate or any part thereof (including interest on and principal of prior lien obligations), and to set up such reasonable reserves as the Trustee may deem advisable for taxes, assessments, interest and other prior or proper charges, and to make all other payments which the Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Trustee, and of all superintendents, managers, receivers, agents, attorneys, counsel, servants and other employees engaged and employed in conducting the business of the Company, and to employ engineers or accountants to investigate and make reports upon the business and affairs of the Company. The remainder of such income, rents, issues and profits shall be applied as follows:

In case the principal of the Bonds then outstanding shall not have become due and be unpaid, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the Overdue Rate; such payments to be made ratably to the persons entitled thereto without discrimination or preference.

In case the principal of any of the Bonds then outstanding shall have become due, by declaration or otherwise, and shall be unpaid, first to the payment of the accrued interest on the principal in the order of the maturity of the installments of such interest (treating for this purpose each semi-annual accrual of interest on overdue Bonds as an installment of interest), with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue principal and installments of interest at the Overdue Rate; and then to the payment of the whole amount due and unpaid upon the principal of the Bonds; in every instance such payments to be made ratably to the persons entitled to such payments without any discrimination or preference.

If and whenever, prior to any sale of the Trust Estate, or any part thereof, all overdue installments of interest upon, all the Bonds, with interest (to the extent that payment of such interest is enforceable under applicable law) on overdue principal and installments of interest at the Overdue Rate, together with all sums paid or advanced by the Trustee under any provision hereof and the reasonable and proper charges, expenses and liabilities of the Trustee, its agents, attorneys and counsel, and all other sums then payable by the Company hereunder, including the principal of and all accrued unpaid interest on all Bonds which shall then be payable, by declaration (unless such declaration shall have been annulled, pursuant to § 12.01) or otherwise, shall either be paid by or for the account of the Company or provision satisfactory to the Trustee shall be made for such payment, and all Events of Default hereunder shall be remedied, the Trustee shall surrender to the Company, its successors or assigns, the possession of the Trust Estate (except money, securities or property deposited or pledged, or required by the terms hereof to be deposited or pledged, with the Trustee), and shall pay over upon the Written Order of the Company the amount, if any there be, of any earnings, income, rents, issues and profits of the Trust Estate then remaining unexpended in the hands of the Trustee, and thereupon the Company and the Trustee shall be restored to their former positions and rights hereunder in respect of the Trust Estate, but no such surrender shall extend to or affect any subsequent default or impair any right consequent thereon.

In case one or more Events of Default shall happen and shall not have been remedied, the Trustee shall collect and receive all dividends on any stock and all sums payable for interest on any obligations or indebtedness held by the Trustee hereunder, and the Trustee shall cancel and revoke all assignments and orders in respect thereof in favor of the Company or its nominee, and all moneys so received by the Trustee shall, prior to any sale of the Trust Estate under this Indenture, be applied to any one or more of the purposes to which income from the Trust Estate may be applied as provided in this § 12.02, and upon any such sale any moneys so received by the Trustee and remaining unexpended in its hands shall be held and applied in the same manner as the proceeds of such sale; but in every such case, after the rights of the Company shall have been restored as in this § 12.02 provided, the right of the Company to receive and collect interest and dividends to the extent set forth in § 7.01, and the duty of the Trustee to execute and deliver assignments and orders for the same as provided in § 7.01, shall revive and continue as though no Event of Default had occurred; and the Trustee shall pay over upon the Written Order of the Company the amount, if any there be, of any such interest or dividends collected or received by the Trustee and then remaining unexpended in its hands.

§ 12.03. [Additional powers of the Trustee in case of Event of Default.] In case one or more of the Events of Default shall happen and shall not have been remedied, the Trustee, by agents or attorneys, with or without entry, if the Trustee shall deem it advisable,

(a) may to the full extent permitted by applicable law sell to the highest bidder all and singular the Trust Estate, such sale to be made at public auction at such place or places and at such time or times and upon such terms as the Trustee may fix in compliance with law and briefly specify in the notice of sale to be given as herein provided or as may be required by law; or

(b) may proceed to protect and enforce its rights and the rights of the Bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture or for the enforcement of any other legal or equitable right, as the Trustee, being advised by counsel, shall deem most effectual to enforce any of its rights or to perform any of its duties hereunder.

§ 12.04. [Holders of majority of Bonds then outstanding may direct Trustee.] Upon the written request of the holders of at least a majority in amount of the Bonds then outstanding, in case of the happening of any Event of Default, if the same shall not have been remedied, it shall be the duty of the Trustee, upon being indemnified as provided in § 15.02, to take all such steps for the protection and enforcement of its rights and the rights of the holders of the Bonds, or to take such appropriate judicial proceedings as the Trustee, being advised by counsel, shall deem most expedient in the interest of the holders of the Bonds.

§ 12.05. [Provisions governing notice of sale by Trustee.] Notice of any sale under the power of sale herein granted shall state the time when and the place where the same is to be made, and shall contain a brief description of the property to be sold, and shall be sufficiently given if mailed, postage prepaid, at least thirty (30) days and not more than forty (40) days prior to such sale, to all registered owners of Bonds, at their addresses as the same shall appear on the Bond Register of the Trustee, or if published once in each of four successive calendar weeks prior to such sale in one Authorized Newspaper in each of the Counties of Monmouth and Essex, New Jersey, and one in the Borough of Manhattan, The City of New York (upon any day of the week and in any such newspaper, the first publication to be made not less than thirty (30) days nor more than forty (40) days prior to such sale), and in such other manner as may be required by law.

§ 12.06. [Provisions governing adjournment of sale.] The Trustee may from time to time adjourn any sale to be made under the power of sale granted by this Indenture, by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication except such as may be required by applicable law, may make such sale at the time and place to which the same shall have been so adjourned.

§ 12.07. [Provisions governing delivery of deeds and other instruments to purchaser.] Upon the completion of any sale or sales under this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds of conveyance, and such other instruments as in the judgment of the Trustee may be desirable or proper, conveying, assigning and transferring the properties and rights sold; and the Trustee hereunder at such time is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds and conveyances of the property thus sold; and for that purpose the Trustee may execute all necessary deeds and instruments of assignment and transfer, the Company hereby ratifying and confirming all that its said attorneys shall lawfully do by virtue hereof.

Any such sale or sales made under or by virtue of this Indenture, whether under the power of sale herein granted or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold, or any part thereof, from, through or under the Company, its successors or assigns.

The receipt of the Trustee or of the court officer conducting any such sale shall be a full and sufficient discharge to any purchaser of any property sold as aforesaid, for the purchase money; and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

The Trustee shall obtain any necessary approval of any applicable regulatory authority, before consummating any sale of the Trust Estate.

§ 12.08. [Provisions governing sale of Trust Estate as an entirety.] In the event of any sale under this Article, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the Trust Estate shall (if permitted under applicable law) be sold in one parcel and as an entirety, unless either (i) the holders of at least a majority in amount of the Bonds then outstanding shall in writing request the Trustee to cause said property to be sold in parcels, in which case (to the extent permitted by applicable law) the sale shall be made in such parcels as may be specified in such request, or (ii) such sale as an entirety is impracticable by reason of some statute or other cause.

§ 12.09. [Principal and accrued interest on Bonds shall become due in case of any sale.] In case of any sale of the Trust Estate, or any part thereof, under this Article, whether made under the power of sale herein granted, or by virtue of judicial proceedings, the principal of and accrued interest on all the Bonds then outstanding, if not already due, shall immediately become due and payable, anything in the Bonds or in this Indenture to the contrary notwithstanding.

§ 12.10. [Application of proceeds of sale.] The purchase money, proceeds and avails of any such sale shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all charges, reasonable expenses and liabilities incurred (and all advances made) without negligence or bad faith by the Trustee in managing and maintaining the Trust Estate or in executing any trust or power hereunder, and, if in conformity with applicable law, to the payment of all taxes, assessments or liens prior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

Second: To the payment of the whole amount then due and unpaid upon the Bonds then outstanding, for principal and interest, with accrued interest on the principal, and with interest (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the Overdue Rate; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any series of the Bonds over any other series of the Bonds, ratably according to the aggregate so due for such principal and the accrued and unpaid interest, at the date fixed by the Trustee for the distribution of such moneys; and

Third: The surplus, if any, shall be paid to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Any other sums which may be held by the Trustee as part of the Trust Estate at the time of such application of the purchase money, proceeds and avails of any such sale, as aforesaid, shall be applied together with such purchase money, proceeds and avails, in the manner provided in the foregoing Paragraphs First, Second and Third, but shall not be separately so applied.

§ 12.11. [Use of proceeds from Bonds in paying for property.] In case of any sale as aforesaid of the Trust Estate or any part thereof, any purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply any Bonds then outstanding, in order that there may be credited thereon the sums payable out of the net proceeds of such sale to the holder of such Bonds, as its ratable share of such net proceeds; and thereupon such purchaser shall be credited, on account of such purchase price, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds so used and applied; and at any such sale, any Bondholder or the Trustee may bid for and purchase the property offered for sale, may make payment on account thereof as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

§ 12.12. [Powers of Trustee in judicial proceedings.] Upon filing a bill in equity or upon other commencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled to exercise any and all other rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence of an Event of Default.

§ 12.13. [Provisions governing payments by the Company upon payment default, including interest at the Overdue Rate on overdue payments.] The Company covenants that

(1) in case default shall be made in the payment of any interest on any Bond when and as the same shall become due and payable, and any such default shall have continued for a period of thirty (30) days, or

(2) in case default shall be made in the payment of the principal of any Bond when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided,

then, and upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Bonds in respect of which such default shall be made, the whole amount due and payable on all such Bonds, for principal and interest, including the redemption price of any Bonds called for redemption, with accrued interest on the principal and, to the extent that the same is enforceable under applicable law, interest at the Overdue Rate; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name, and as trustee of an express trust, shall be entitled to recover judgment for the whole amount so due and unpaid.

To the extent permitted by applicable law, the Trustee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof. In case of a sale of the Trust Estate and the application of the proceeds of sale to the payment of the Bonds, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest. No recovery of any such judgment by the Trustee shall in any manner or to any extent affect the lien of the Trustee upon the Trust Estate or any part thereof or any rights, powers or remedies of the Trustee hereunder or any rights, powers or remedies of the holders of the Bonds; but such lien, rights, powers and remedies shall continue unimpaired as before.

All moneys collected by the Trustee under this Section shall be applied as follows:

First: To the payment of the costs and reasonable expenses of the proceedings resulting in the collection of such moneys, including counsel fees, and of the charges, expenses and liabilities incurred and all advances made by the Trustee, without negligence or bad faith, in theretofore managing and maintaining the Trust Estate or in executing any trust or power hereunder; and

Second: To the payment of the amounts then due and unpaid upon the Bonds in respect of which or for the benefit of which such moneys shall have been collected, ratably and without any preference or priority of any kind according to the amounts due and payable upon such Bonds at the date fixed by the Trustee for the distribution of such moneys.

The provisions of this § 12.13 and the powers by it granted to the Trustee are subject to the limitation that, if by the commencement of any action to recover judgment for any amount due and unpaid upon the Bonds or hereunder, or by the exercise of any other remedy prior to or concurrently with proceedings to enforce the lien of this Indenture, the lien of this Indenture or the security hereby provided for would be surrendered, waived or lost, despite the foregoing provisions of this § 12.13, the Trustee shall not have power to commence such action or so to exercise such other remedy.

§ 12.14. [Restrictions on the right of Bondholders to institute legal proceedings; Obligation of Company on Bonds absolute and unconditional.] No holder of any Bond issued hereunder shall have any right to institute any suit, action or proceeding at law or in equity for the foreclosure of this Indenture, for the execution of any trusts hereunder or for the appointment of a receiver or for any other remedy hereunder, unless

(a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default, as hereinbefore provided; and

(b) the holders of at least twenty-five per cent (25%) in principal amount of the Bonds then outstanding shall have filed a written request with the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in the name of the Trustee; and

(c) said holders shall have tendered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred by compliance with such request, if the Trustee is entitled under the provisions of § 15.02 to such security or indemnity; and

(d) the Trustee shall have refused or omitted to comply with such request after reasonable opportunity so to do, and said tender of indemnity (if the Trustee is entitled thereto as aforesaid) shall have been made to the Trustee.

Such notification, request and tender of indemnity (if the Trustee is entitled thereto as aforesaid) are hereby declared, in every case, at the option of the Trustee, but subject to the provisions of § 15.02, to be conditions precedent to any action or cause of action for foreclosure or for the execution of any trusts hereunder or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder, except in the manner herein provided; and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the outstanding Bonds.

It is, however, expressly provided that nothing in this Indenture or in the Bonds shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the respective dates of maturity and places therein expressed the principal of and interest on the Bonds to the respective holders of the Bonds, or affect or impair the right of action, which is also absolute and unconditional, of such holders to enforce such payment. Neither enforcement by any such holder of such right of action in respect of any Bond nor entry of any judgment thereon shall in any manner or to any extent affect the lien of the Trustee upon the Trust Estate or any part thereof, or any rights, powers or remedies hereunder of the Trustee or of the holders of the Bonds, except to the extent if any that the rights, powers or remedies of such holder with respect to such Bond may under applicable law be affected thereby.

§ 12.15. [Remedies of Trustee and Bondholders shall be non-exclusive and cumulative.] Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the holders of Bonds is intended to be exclusive of any other remedy but each and every such remedy shall, to the extent permitted by applicable law, be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

§ 12.16. [No waiver; Filing of proof of debt in any bankruptcy proceedings.] No delay or omission of the Trustee, or of any holder of Bonds, to exercise any right or power arising upon the happening of any Event of Default shall impair any right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article to the Trustee or to the Bondholders, may, subject to the provisions of § 12.14, be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders.

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on the trial or other proceedings, and any such suit or proceedings instituted by the Trustee shall be brought in its name.

The Trustee shall be entitled and empowered either in its own name and as trustee of an express trust, or as attorney-in-fact for the holders of the Bonds, or in any one or more such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the holders of Bonds allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings, or in any judicial proceedings, relative to the Company or to any other obligor upon the Bonds or to their respective creditors or property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds, with authority to make or file in the respective names of the holders of the Bonds, or on behalf of all the holders of the Bonds as a class (subject to deduction from any such claim of the amounts of any claim filed by any of the holders of the Bonds themselves), any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and do and perform any and all acts and things for and on behalf of such holders of the Bonds, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the holders of the Bonds against the Company or any other obligor upon the Bonds and/or their respective properties allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Bondholder, any plan of reorganization or readjustment of the Company affecting the Bonds.

§ 12.17. [Trustee shall have power to institute legal proceedings.] The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as it may be advised by counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders in respect of the Trust Estate and in respect of the income, earnings, issues and profits arising therefrom, but nothing herein contained shall be deemed to limit the duties and obligations of the Trustee set forth in § 15.02.

§ 12.18. [Restoration of rights after certain proceedings.] In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company and the Trustee shall without further act be restored to their former positions and rights hereunder in respect of the Trust Estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

§ 12.19. [Direction of proceedings by Bondholder.] Anything contained in this Indenture to the contrary notwithstanding, the holders of at least a majority in amount of the Bonds at the time outstanding shall have the right, at any time, by instrument or instruments in writing executed and delivered to the Trustee, to direct the method, time and place of conducting all proceedings to be taken for any sale of the Trust Estate or for the foreclosure of this Indenture or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in its opinion would be unjustly prejudicial to Bondholders not parties to such direction, but, subject to the provisions of § 15.02, shall be fully protected with respect to any action taken or omitted by it in good faith in accordance with such direction.

§ 12.20. [Waiver of right to marshall.] The Company, to the full extent that it may lawfully do so, for itself and all who may claim through or under it, waives any and all right to have the property included in the Trust Estate marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the Trust Estate as an entirety.

If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

§ 12.21. [No recourse against stockholders, officers, directors, etc.] No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental thereto, or in any Bond hereby secured, or because of any indebtedness hereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental thereto or in any of the Bonds thereby secured, or implied therefrom.

§ 12.22. [Bonds held by Company.] No Bonds owned or held by, for the account of or for the benefit of the Company or any other obligor on the Bonds (other than Bonds pledged to secure an obligation) shall be deemed entitled to share in any payment or distribution provided in this Article Twelve.

§ 12.23. [Provisions governing assessment of litigation costs.] The parties to this Indenture and the Bondholders agree that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it, the Court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such Court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this § 12.23 shall not apply to any suit instituted by the Trustee either directly or through an agent or agents, or to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than ten per cent (10%) in principal amount of the Bonds outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on his Bonds at and after the maturity of such principal or interest.

ARTICLE THIRTEEN.

Evidence of Rights of Bondholders.

§ 13.01. [Instruments executed by Bondholders.] Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such agent, or of holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Company and, subject to the provisions of § 9.16 and § 15.02, in favor of the Trustee, if made in the manner provided in this Article.

§ 13.02. [Proof of execution of instrument by Bondholders.] The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to him the execution thereof.

§ 13.03. [Proof of amount of Bonds held by a Bondholder; Binding effect of Bondholder consent or vote.] The amount of Bonds transferable by delivery held by any person executing any such request, consent or other instrument as a Bondholder, and the distinguishing numbers of the Bonds held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary (wherever situated), if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bonds herein described; or such facts may be proved by the certificate or affidavit of the person executing such request or other instrument as a Bondholder, if such certificate or affidavit shall be deemed by the Trustee to be satisfactory. The Company and, subject to the provisions of § 9.16 and § 15.02, the Trustee may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee and the Company. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient.

The ownership of Bonds shall be proved by the register of such Bonds.

Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in pursuance of such request, consent or vote.

ARTICLE FOURTEEN.

Merger, Consolidation, Transfer or Lease.

§ 14.01. [Provisions governing merger, consolidation, conveyance, etc.] Nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other person or persons, or any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all the Trust Estate as an entirety to any person lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture or any of the rights or powers of the Trustee or the Bondholders hereunder, provided further, that every such lease shall be made expressly subject to termination by the Company or by the Trustee at any time upon the happening of an Event of Default hereunder, and also by the purchaser at any sale hereunder of the property so leased, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; provided further, that, upon and in connection with any such consolidation, merger, conveyance or transfer, the due and punctual payment of the principal of and interest on all the Bonds according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, shall be assumed by the successor person formed by such consolidation or into which such merger shall have been made or which acquires by conveyance or transfer all or substantially all the Trust Estate as an entirety; and such successor person shall execute and deliver to the Trustee, simultaneously with such consolidation, merger, conveyance or transfer, an indenture supplemental hereto containing

(1) an agreement on the part of such successor person punctually to make all the payments and to perform and observe all the covenants and conditions of this Indenture which are to be made or performed or observed by the Company, with the same effect and to the same extent as if the maker of such agreement has been the party of the first part hereto, and

(2) a grant, conveyance, transfer and mortgage of the character described in Paragraph A or Paragraph B of § 14.02;

provided further, that upon and in connection with any such lease, the lessee under such lease shall execute and deliver to the Trustee, simultaneously with such lease, an indenture supplemental hereto containing a grant, conveyance, transfer and mortgage subjecting to the direct lien of this Indenture all properties and franchises of the character described in § 14.02B which may be acquired by such lessee after the date of such lease.

§ 14.02. [Provisions governing any successor person.] In case the Company, pursuant to § 14.01, shall be consolidated with or merged into any other person or persons or shall convey or transfer, subject to the lien of this Indenture, all or substantially all of the Trust Estate as an entirety, the successor person formed by such consolidation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, upon causing to be recorded the supplemental indenture referred to in said § 14.01, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part, subject, however, to the following limitations and restrictions:

A. If said supplemental indenture shall contain a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien of this Indenture all property and franchises then owned and which may be thereafter acquired by such successor person (other than Excepted Property), thereupon and thereafter such successor person may cause to be executed, either in its own name or in the name of NEW JERSEY NATURAL GAS COMPANY, and delivered to the Trustee for authentication, any Bonds issuable hereunder; and upon the order of such successor person in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, the Trustee shall authenticate and deliver any of the Bonds which shall have been previously executed and delivered by the Company to the Trustee for authentication, and any of such Bonds which such successor person shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose. Such changes in phraseology and form (but not in substance) may be made in such Bonds as may be appropriate in view of such consolidation or merger or conveyance or transfer. All such Bonds when issued by such successor person shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter authenticated and delivered in accordance with the terms of this Indenture and issued, as though all of said Bonds had been issued at the date of the execution hereof.

B. If said supplemental indenture shall not contain the grant, conveyance, transfer and mortgage described in the preceding Paragraph A, then such successor person shall not be entitled to procure the authentication and delivery of Bonds hereunder pursuant to Articles Three, Four, Five or Six, and (notwithstanding the generality of the Granting Clauses) this Indenture shall not, by virtue of such consolidation, merger, conveyance or transfer, or by virtue of said supplemental indenture, become a lien upon any of the properties or franchises of such successor corporation owned by it at the time of such consolidation, merger, conveyance or transfer (unless such successor person, in its discretion, shall subject the same to the lien hereof), but this Indenture shall become and be a lien upon the following, and only the following, properties and franchises acquired by such successor person after the date of such consolidation, merger, conveyance or transfer, to wit:

(1) all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property, contracts and/or franchises subject to the lien hereof, and all property constituting appurtenances of the Trust Estate;

(2) all Property Additions made the basis of the withdrawal of cash from the Trustee or from the trustee, mortgagee or other holder of a prior lien, or the release of property from the lien of this Indenture; and all property acquired or constructed with the proceeds of any insurance on any part of the Trust Estate; and

(3) all property acquired in pursuance of § 9.05 or of any other covenants herein contained to maintain and preserve and keep the Trust Estate in good condition, repair and working order, or in pursuance of some other covenant or agreement herein contained to be performed by the Company;

and in such event said supplemental indenture shall contain a grant, conveyance, transfer and mortgage subjecting the property described in the preceding Clauses (1), (2) and (3) of this Paragraph B to the direct lien of this Indenture.

ARTICLE FIFTEEN.

Concerning the Trustee.

§ 15.01. [Qualification of Trustee.] The Trustee shall at all times be a corporation eligible under § 15.07 and have a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in § 15.07, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

§ 15.02. [Acceptance by the Trustee of the Trusts of the Indenture and of the duties and obligations thereunder and conditions thereof.] (a) The Trustee, for itself and its successors, hereby accepts the trusts of this Indenture. In case an Event of Default shall happen and shall not be remedied, the Trustee undertakes to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) Unless an Event of Default shall have happened and shall not have been remedied the Trustee shall be under no duty with respect to the performance of any duties except such as are specifically set forth in this Indenture and no implied covenant or obligation shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture.

(2) Unless an Event of Default shall have happened and shall not have been remedied, the Trustee may, in the absence of a finding of bad faith on the part of the Trustee, rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to it pursuant to and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine any certificate or opinion required to be furnished to it by the Company under any provision of this Indenture to determine whether such certificate or opinion conform to the requirements of this Indenture. The Trustee shall be entitled to, and may rely upon, an opinion of counsel in connection with such duties.

(3) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(c) The recitals herein and in the Bonds contained shall be taken as the statements of the Company and shall not he considered as made by, or imposing any obligation or liability upon, the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the validity or adequacy of the security afforded thereby, or hereby, or as to the validity of this Indenture or of the Bonds issued hereunder, and the Trustee shall incur no liability or responsibility in respect of any of such matters.

(d) Whenever it is provided in this Indenture that the Trustee shall take any action either upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or the Bondholders, the Trustee shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

(e) The Trustee may, at the expense of the Company, consult, and rely upon the advice of, legal counsel to be selected and employed by it, and, to the extent permitted by Paragraphs (a) and (b) of this Section, the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel. The Trustee shall be under no responsibility, except for the exercise of reasonable care, in respect of the selection, appointment or approval of any engineer, appraiser or counsel or any other person or firm for any of the purposes expressed in this Indenture.

(f) The Company shall pay to the Trustee, from time to time on demand, its customary compensation for all services rendered by the Trustee hereunder (which shall not be limited to the compensation of trustees of any express trust as provided by law) and also all reasonable expenses, charges, counsel fees and other disbursements and those of its agents, attorneys and employees, incurred in the administration and execution of the trusts hereby created, and the Company agrees to indemnify and save the Trustee harmless against and from any claim, action, liability, damages or judgments which it may incur or sustain in the exercise and performance, without negligence or bad faith on the part of the Trustee, or any of its respective powers and duties hereunder. The Trustee shall have a lien for such compensation, expenses and indemnity on the Trust Estate and the proceeds thereof prior to the lien of the Bonds.

(g) The Trustee shall not be liable personally, or otherwise, for any debt contracted or for any expenditure made by it, in operating the business of the Company or for any damage to persons or property or for any salary or non-fulfillment of any contract arising out of or in connection with the management of the property of the Company or any part thereof, upon entry as herein provided, and the Trust Estate is hereby charged with a paramount lien in favor of the Trustee as security and indemnification against any such liability.

(h) Except as provided in Paragraphs (a) and (b) of this Section, the Trustee shall be under no obligation or duty, in case of an Event of Default, to exercise any of the remedies given to it under this Indenture or to appear in, institute or defend any suit in respect hereof, or of the Trust Estate, unless requested in writing so to do by the holders of at least a majority in amount of the Bonds then outstanding.

Subject to the provisions of Paragraphs (a) and (b) of this Section, the Trustee shall be under no obligation or duty to exercise any remedies given to it under this Indenture (other than the obligation of the Trustee to give written notice pursuant to § 12.01) or to declare the principal of all Bonds outstanding hereunder and the interest accrued thereon immediately due and payable pursuant to § 12.01, or to appear in, institute or defend any suit in respect hereof, or of the Trust Estate, if the payment within a reasonable time of the costs, expenses and liabilities to the Trustee which may be incurred in taking such action is not in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, unless and until the Trustee shall receive reasonable security and indemnity satisfactory to it against such costs, expense and liabilities.

(i) To the extent permitted by Paragraphs (a) and (b) of this Section:

(1) The Trustee may rely upon and shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, bond, obligation, appraisal or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or by a person or persons authorized to act on his or their behalf.

(2) The Trustee may accept a certificate signed by the Secretary (or an Assistant Secretary) of the Company, under its corporate seal, as conclusive evidence that any resolution has been duly adopted by the Board of Directors of the Company and/or that the same is still in full force and effect, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in reliance thereon.

(3) The Trustee shall not be under any duty to examine into or pass upon the validity or genuineness of any obligations or other securities at any time pledged and deposited hereunder, and the Trustee shall be entitled to assume that any obligations or other securities presented for pledge and deposit hereunder are genuine and valid and what they purport to be, and that any endorsement or assignment thereon is genuine and legal.

(4) The Trustee shall be under no responsibility or duty with respect to the disposition of the Bonds or the application of the proceeds thereof or of any moneys paid to the Company under any of the provisions hereof.

(j) The Trustee may act as depositary for the Company or any committee formed to protect the rights of holders of Bonds or any other securities of the Company or to effect or aid in any reorganization growing out of the enforcement of the Bonds or this Indenture, whether or not any such committee shall represent the holders of a majority in amount of the Bonds at the time outstanding.

(k) The Trustee and any paying agent or other agent of the Company, may each acquire and hold Bonds and subject to the provisions of § 15.03, § 15.04 and § 15.05, may otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder or as though it were not such agent.

(l) None of the provisions in this Indenture contained shall require the Trustee to advance or risk its own funds or otherwise incur financial liability, personal or otherwise, in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it (i) by the security afforded by the terms of this Indenture, or (ii) by other reasonable security or indemnity.

(m) In connection with the delivery of any certificate delivered under this Indenture by an Independent person (including an Independent Engineer, Independent Appraiser or Independent Accountant), in the event such person requires the Trustee to agree to the procedures performed by such person, the Company shall direct the Trustee in writing to so agree (provided, that the Company determines that such procedures are not inconsistent with standard practice with respect to certificates relating to such matters), it being understood and agreed that the Trustee will deliver such written agreement in conclusive reliance upon the direction of the Company.

[None of the provisions of the following § 15.03, § 15.04 or § 15.05 shall be operative for any purpose (except for the purpose of reference thereto made in other provisions of this Indenture) unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all such provisions shall become operative for all purposes.]

§ 15.03. [Conflict in Interest of Trustee.] The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939. Nothing in this Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to Section 310(b) of the Trust Indenture Act of 1939.

§ 15.04. [Provisions governing deposit of certain moneys in Special Account.] (a) Subject to the provisions of Clause (b) of this Section, if the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company within four months’ prior to a default, as defined in Clause (e) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, provided sufficient funds are available to it in the accounts maintained under this Indenture, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Bonds, and the holders of other indenture securities (as defined in Clause (e) of this Section):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Paragraph (2) of this Clause (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

(b) Nothing contained in this Section shall affect the right of the Trustee:

(1) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof; and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Clause (e) of this Section, would occur within four months; or

(4) to receive payment on any claim referred to in Paragraphs (2) or (3) of this Clause (b) against the release of any property held as security for such claim as provided in said Paragraphs (2) or (3), as the case may be, to the extent of the fair value of such property.

For the purposes of Paragraphs (2), (3) and (4) of this Clause (b), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such Paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

(c) If the Trustee shall be required to account, as in this Section provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Bondholders, and the holders of any other indenture securities in such manner that the Trustee, the Bondholders, and the holders of other indenture securities realize, as a result of payments from such special account, and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than such dividends and from the funds and property so held in such special account. As used in this Clause (c), with respect to any claim, the term “dividends” shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.

The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (1) to apportion between the Trustee, the Bondholders, and the holders of other indenture securities, in accordance with the provisions of this Clause (c), the funds and property held in such special account and the proceeds thereof, or (2) in lieu of such apportionment, in whole or in part, to give to the provisions of this Clause (c) due consideration in determining the fairness of the distributions to be made to the Trustee, the Bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the provisions of this Clause (c) as a mathematical formula.

(d) Any Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Section as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this Section if and only if—

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

(e) As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (1) under which the Trustee is also trustee, (2) which is qualified under the Trust Indenture Act of 1939 and (3) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(f) None of the foregoing provisions of this Section shall be applicable in respect of a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the Trust Estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders as provided in § 15.05(a), (b) and (c) with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this Clause (f);

(5) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in this Clause (f).

The term “security” or “securities” as used in this Clause (f) shall have the same meaning as the definition of the word “security” in the Securities Act of 1933, as amended.

The term “cash transaction” as used in this Clause (f) means any transactions in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

The term “self-liquidating paper” as used in this Clause (f) means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of goods, wares or merchandise previously constituting the security, provided the security as received by the Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

In the event that any person other than the Company shall at any time become an obligor upon any of the Bonds, so long as such person shall continue to be such obligor the provisions of this Section in addition, to being applicable to the Trustee and the Company, shall be applicable to the Trustee and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in said provisions.

§ 15.05. [Report of Trustee.] (a) The Trustee shall transmit to the Bondholders as hereinafter provided, on or before July 1 of each year a brief report as of May 1 with respect to

(1) its eligibility and its qualifications under § 15.01, § 15.03 and § 15.07, or in lieu thereof, if to the best of its knowledge it continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it as Trustee under this Indenture which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per centum (1/2 of 1%) of the principal amount of the Bonds outstanding on such date;

(3) the amount, interest rate and maturity date of all other indebtedness owing to it in its individual capacities on the date of such report, by the Company or any obligor upon the Bonds, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in § 15.04(f)(2), (3), (4) or (6);

(4) the property and funds physically in the possession of the Trustee in such capacity on the date of such report;

(5) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per cent (1%) of the principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) any additional issue of Bonds which it has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Bonds or the Trust Estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of § 12.01.

(b) The Trustee shall transmit to the Bondholders, as hereinafter provided, a brief report with respect to—

(1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Certificate required by § 7.02, is less than the greater of either (i) ten (10%) per centum of the principal amount of Bonds outstanding at the time of such release, or such release and substitution or (ii) One Hundred Thousand Dollars ($100,000), such report to be transmitted within ninety (90) days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it, as Trustee, since the date of the last report transmitted pursuant to the provisions of Clause (a) of this Section (or if no such report has been transmitted since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the Trust Estate or on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Paragraph (2), if such advances remaining unpaid at any time aggregate more than ten (10%) per centum of the principal amount of the Bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(c) Reports pursuant to this Section shall be transmitted by mail—

(1) to all registered holders of the Bonds, as the names and addresses of such holders appear upon the registration books of the Company;

(2) to such holders of Bonds as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to Clause (b) of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in § 9.16(a).

(d) The Trustee shall, at the time of the transmission to the Bondholders of any report pursuant to this Section, file a copy of such report with each stock exchange upon which the Bonds are listed and with the Securities and Exchange Commission.

§ 15.06. [Further provisions governing the removal or resignation of the Trustee.] The Trustee may at any time resign and be discharged from the trusts created by this Indenture by giving written notice thereof to the Company and to all registered holders of Bonds, specifying a date when such resignation shall take effect, and such resignation shall take effect upon the date specified in such notice unless previously a successor Trustee shall have been appointed in the manner provided in § 15.07, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee and its acceptance of such appointment. This Section shall not be applicable to resignations pursuant to § 15.03.

The Trustee may be removed at any time with or without cause by the holders of a majority in amount of the Bonds then outstanding, by an instrument or concurrent instruments in writing, signed in triplicate by such holders, of which one copy shall he filed with the Company and one with the Trustee. So long as no Event of Default shall exist, the Trustee may be removed with or without cause by the Company by an instrument or concurrent instruments in writing of which one copy shall be filed with the Trustee and one copy shall be mailed to all registered holders of Bonds.

§ 15.07. [Further provisions governing the disqualification of the Trustee and the appointment of a successor Trustee.] In case at any time the Trustee shall cease to be a corporation organized and doing business under the laws of the United States of America or of any State which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority, or shall cease to have a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), then the Trustee shall resign immediately; and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (i) signed and sealed by the President, a Vice-President or the Treasurer of the Company with its corporate seal attested by a Secretary or an Assistant Secretary of the Company, or (ii) signed and acknowledged by the holders of a majority in principal amount of the Bonds then outstanding hereunder or by their attorneys-in-fact duly authorized.

In case at any time the Trustee shall resign or be removed (unless the Trustee shall be removed as provided in § 15.03 in which event the vacancy shall be filled as provided in said § 15.03) or otherwise become incapable of acting, the Company, by Written Order of the Company, shall appoint a successor Trustee to fill such vacancy and the Company shall provide notice of such appointment by mail, postage prepaid, to all registered owners of Bonds, at their addresses as the same shall appear on the Bond Register of the Trustee.

If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee, the holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as said court may deem proper, prescribe and appoint a successor Trustee.

Every Trustee appointed under the provisions of this Section shall be a trust company or bank organized and doing business under the laws of the State of New Jersey or New York or under the laws of the United States of America, having its principal office for the transaction of business in the State of New Jersey or The City of New York, and (a) which shall have a capital and surplus aggregating at least Fifty Million Dollars ($50,000,000) on the date of its appointment, (b) which shall be authorized under such laws to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by Federal or State authority.

Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to the Company and one counterpart thereof to the retiring Trustee. Upon the execution and delivery of such instrument of acceptance, such successor Trustee shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein; but the Trustee retiring shall, nevertheless, if and when requested in writing by either the successor Trustee or by the Company, and upon payment of its lawful charges and disbursements then unpaid, if any, execute and deliver an instrument or instruments conveying and transferring to the successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so retiring, and shall duly assign, transfer and deliver to the successor Trustee so appointed in its place all property and money held by it hereunder. Should any deed, conveyance or instrument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in and confirming to it the said estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of such successor Trustee, be made, executed, acknowledged and delivered by the Company.

§ 15.08. [Provisions governing the merger or consolidation of the Trustee.] Any corporation into which the Trustee hereunder may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation which shall otherwise become the lawful successor to the assets and business of the Trustee as an entirety or substantially as an entirety, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein contained to the contrary notwithstanding, provided such corporation shall be a corporation which would be qualified to be appointed as successor Trustee under § 15.07.

§ 15.09. [Provisions governing appointment of co-trustee.] At any time or times, in order to conform to any legal requirements, the Trustee and the Company shall have power to appoint, and upon request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and the performance of all acts necessary or proper to appoint, another trust company or bank or one or more persons, approved by the Trustee, either to act as co-trustee or co-trustees of all or any part of the Trust Estate jointly with the Trustee, or to act as substitute trustee or trustees of any part of the same, and in any case with all of the powers, rights, duties, obligations and immunities hereby conferred or imposed on the Trustee, and for such term, if any limitation is placed thereon, as may be specified in the instrument of appointment, the same to be exercised jointly with the Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or substitute trustee or trustees; and, if an Event of Default shall have happened and shall not have been remedied or if the Company shall fail to join with the Trustee in any such appointment within five days after being requested by the Trustee so to do, the Trustee shall have power, without any action on the part of the Company and without the necessity of the execution of any such instrument of appointment by the Company, to appoint such co-trustee or co-trustees or substitute trustee or trustees as aforesaid, and to execute all instruments and perform all acts necessary or convenient and proper for such purpose. The Trustee may receive the opinion of any counsel selected and approved by it as the necessity or propriety of appointing any such co-trustee or substitute trustee and as to the form and effect of any such instrument to be executed or any act to be taken to effect such appointment and as to any other matter arising under this Section, and, subject to the provisions of § 15.02, such opinions shall be full protection to Trustee for any action taken or omitted to be taken by it pursuant thereto.

If this Indenture be qualified under the Trust Indenture Act of 1939, any separate or co-trustee appointed pursuant to the provisions of this § 15.09 shall be subject to the requirements of the provisions of this Indenture inserted pursuant to Sections 310(b), 311, 313 and 315 of the Trust Indenture Act of 1939.

§ 15.10. [Notice to Trustee and Company.] Any notice to or demand upon the Trustee may be served or presented, and such demand shall be made, at the Principal Office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee on the Company, for all purposes, by being deposited, postage prepaid, in a post office or postal letter box addressed as follows:

NEW JERSEY NATURAL GAS COMPANY,

1415 WYCKOFF ROAD,

WALL, NEW JERSEY 07719

ATTN: TREASURER (WITH A COPY TO LEGAL DEPT.)

or addressed to the Company at such other address as may be filed in writing by the Company with the Trustee.

ARTICLE SIXTEEN.

Discharge of Mortgage.

§ 16.01. [Provisions governing Discharge of the Indenture.] The Trustee shall forthwith cause satisfaction and discharge of this Indenture to be entered upon the record at the cost and charge of the Company, upon receipt by and deposit with the Trustee of each of the following:

A. A Resolution of the Board, requesting the satisfaction and discharge of the Indenture.

B. Cash, in trust, at or before maturity, sufficient to pay the principal and interest to become due on all Bonds then outstanding and any premium which may be due and payable thereon, at the times and in the manner stipulated therein; provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deliver to and deposit with the Trustee Bonds outstanding hereunder for cancellation by the Trustee, such Bonds thereupon to be deemed to be paid and retired.

C. A Written Order of the Company, expressed to be irrevocable, authorizing the Trustee to give notice of redemption of the Bonds, if any, to be redeemed as aforesaid, in compliance with § 10.04, or proof satisfactory to the Trustee that said notice has been given.

D. Cash, sufficient to pay all other sums payable hereunder by the Company (except in respect of the refund or reimbursement of taxes, assessments or other governmental charges, for which the holders of Bonds shall look only to the Company).

E. A Certificate of the Company, complying with the provisions of § 1.04, stating that the cash and/or Bonds, if any, deposited with the Trustee pursuant to Paragraph B of this Section and the cash, if any, deposited with the Trustee pursuant to Paragraph D of this Section are sufficient to comply with the requirements of the respective Paragraphs and that all conditions precedent which relate to the satisfaction and discharge of this Indenture have been complied with.

F. An Opinion of Counsel, complying with the provisions of § 1.04, stating that all conditions precedent which relate to the satisfaction and discharge of this Indenture have been complied with, and that the resolutions, cash, Bonds, certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to satisfy and discharge the Indenture, and that, upon the basis thereof, the Trustee may lawfully satisfy and discharge the Indenture.

The Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Notwithstanding the satisfaction and discharge of this Indenture, the Company will reimburse and indemnify the Trustee for and hold it harmless against any loss, liability or expense, incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the reasonable cost and expense of defending against any claim of liability in the premises, as to which the Trustee would be entitled to be reimbursed or indemnified by the Company or held harmless by the Company if the Indenture had not been so satisfied or discharged.

§ 16.02. [Return of unclaimed moneys deposited with Trustee.] Any moneys deposited with the Trustee to provide for payment of Bonds or interest or premium thereon, and remaining unclaimed by the holders of Bonds for six (6) years after the date upon which the moneys so deposited shall have been payable to such holders shall, after the expiration of said period of six (6) years be paid by the Trustee to the Company, and upon such payment to the Company the Trustee shall be fully relieved of any liability or responsibility in respect thereof and the holders of such Bonds shall be entitled to look only to the Company for the payment thereof. Before paying over any such moneys to the Company the Trustee may, at the expense of the Company, provide by mail, postage prepaid, to all registered owners of Bonds, at their addresses as the same shall appear on the Bond Register of the Trustee notice that after a date named in said notice said moneys will be paid to the Company unless claimed by the holders of Bonds entitled thereto prior to the date so named.

ARTICLE SEVENTEEN.

Supplemental Indentures.

§ 17.01. [Provisions governing the modification of Indenture by a Supplemental Indenture.] Without any consent or other action of Bondholders except as required by the following Paragraph I, but after obtaining any applicable regulatory approvals, the Company, when authorized by a Resolution of the Board, and the Trustee, from time to time, and at any time, subject to the restrictions in this Indenture contained, may, and when so required by this Indenture, shall, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable, for one or more of the following purposes:

A. To correct the description of any property hereby conveyed or pledged or intended so to be, or to assign, convey, mortgage, pledge, transfer and set over unto the Trustee, additional property of the Company;

B. To add to the conditions, limitations and restrictions on the authentication and delivery of, and on the authorized amount, terms, provisions and purposes of issue of, Bonds or any series of Bonds as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

C. To add to the covenants and agreements of the Company in this Indenture contained other covenants and agreements thereafter to be observed by the Company, and/or to surrender any right or power herein reserved to or conferred upon the Company;

D. To provide for the creation of any series of Bonds designating the series to be created and specifying the form and provisions of the Bonds of such series as hereinbefore provided or permitted;

E. To provide a sinking, amortization, improvement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount (subject to the provisions of § 2.04) and upon such terms and conditions as shall be contained in such supplemental indenture;

F. To provide the terms and conditions of the exchange of Bonds of one series for Bonds of another or other series, or of the exchange of Bonds of one denomination or kind for Bonds of another denomination or kind, of the same series;

G. To provide that the principal of the Bonds of any series may be converted at the option of the holders into capital stock, bonds and/or other securities, and the terms and conditions of such conversion;

H. To change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Indenture except as otherwise in this Section provided; provided, however, that any such changes, alterations, modifications, variations or eliminations made in a supplemental indenture pursuant to this Paragraph shall be expressly stated in such supplemental indenture to become, and shall, become, effective only when there are no Bonds outstanding of any series authenticated and delivered prior to the execution of such supplemental indenture; provided further, that such supplemental indenture shall be specifically referred to in the text of all Bonds of any series authenticated and delivered after the execution of such supplemental indenture; provided further, that the Trustee may, in its uncontrolled discretion, decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

I. If and to the extent authorized by the written consent of the holders of at least sixty-six and two thirds (66-2/3%) in principal amount of the Bonds at the time outstanding (excluding Bonds not entitled to consent under the provisions of § 1.02(rr) and, in case one or more but less than all of the series of the Bonds issued hereunder are so affected, of at least sixty-six and two thirds (66-2/3%) in principal amount of the Bonds then outstanding and so entitled to consent of each series affected thereby, to change and modify the rights and obligations of the Company and of the holders of the Bonds (including those pertaining to any sinking or other fund) or to make such other changes in or additions to the provisions of this Indenture as may be deemed necessary or advisable, provided that no such change shall be made without the written consent of the holders of all of the Bonds which would (1) postpone the maturity date fixed herein or in the Bonds for the payment of the principal of, or any installment of interest on, the Bonds, or (2) reduce the principal of, or premium on, or the rate of interest payable on, the Bonds, or (3) permit the creation of any lien not otherwise permitted, prior to or on a parity with the lien of this Indenture, or (4) reduce the percentage of the principal amount of the Bonds the consent of the holders of which is required for any addition to, modification of or elimination of, the rights of the holders of the Bonds and the obligations of the Company under this Indenture pursuant to the provisions of § 9.18, or (5) reduce the percentage of the principal amount of the Bonds the consent of the holders of which is required for the authorization of the execution of an indenture supplemental hereto pursuant to the provisions of this Paragraph I, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee; and such written consent of Bondholders required by this Paragraph I need not approve the particular form of any proposed Supplemental Indenture if such consent shall approve the substance thereof, and may be executed by proxies and attorneys-in-fact for Bondholders as well as by Bondholders; and/or

J. For the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provisions contained herein or in any supplemental indenture.

[None of the provisions of the following paragraph shall be operative for any purpose unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, such provisions shall become operative for all purposes.]

No such Supplemental Indenture shall eliminate, nor contain any provision in contravention of, any provision of this Indenture required to be included herein by any provision of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939. Any such supplemental indenture, and this Indenture as so supplemented, shall conform to the requirements of the Trust Indenture Act, of 1939.

§ 17.02. [Authority of Trustee to enter into Supplemental Indentures; Effect of Supplemental Indenture.] The Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any property thereunder. Any supplemental indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture, for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the Bonds of the series to which supplemental indenture shall apply. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the Bonds of any series authenticated and delivered thereafter, if deemed necessary or desirable by the Trustee.

§ 17.03. [Trustee may exercise discretion in determining whether or not to enter into Supplemental Indentures.] In each and every case provided for in this Article, the Trustee shall be entitled to exercise its discretion in determining whether or not any proposed supplemental indenture, or any term or provision therein contained, is proper or desirable, having in view the purposes of such instrument, the needs of the Company, and the rights and interest of the Bondholders, and the Trustee shall, subject to the provisions of § 15.02, be under no responsibility or liability to the Company or to any Bondholder or to anyone whomsoever, for any act or thing which it may do or decline to do in good faith, subject to the provisions of this Article, in the exercise of such discretion. Subject to the provisions of § 15.02, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel, complying with the provisions of § 1.04, as conclusive evidence that any such supplemental indenture complies with the provisions of this Indenture, and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such supplemental indenture.

ARTICLE EIGHTEEN.

Miscellaneous Provisions.

§ 18.01. [Interested parties.] Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto and the holders of the Bonds outstanding hereunder, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds outstanding hereunder.

§ 18.02. [Successors and assigns.] Whenever in this Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns of such party, whether so expressed or not.

The provisions of the following § 18.03 shall not be operative for any purpose unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, such provisions shall become operative for all purposes.

§ 18.03. [Conflict with Trust Indenture Act of 1939.] If any provision of this Indenture limits, qualifies, or conflicts with any other provision which would be required to be included herein by any of Sections 310 to 317 inclusive, of the Trust Indenture Act of 1939, if this Indenture were qualified under said Act, the provision required to be so included shall control.

§ 18.04. [Approval of Department of Public Utilities, Board of Public Utility Commissioners of State of New Jersey.] Neither the approval by the Department of Public Utilities, Board of Public Utility Commissioners, of the State of New Jersey of the execution and delivery of this Indenture nor the approval by said Board or any other applicable regulatory authority of the issue of any Bonds hereunder shall in anywise be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds hereunder bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under this Indenture or otherwise.

§ 18.05. [Counterparts.] This Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

§ 18.06. [Governing law.] This Indenture and each Bond issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey, and shall be construed according to the laws of said State.

§ 18.07. [Restatement of Indenture and Continuing Lien.] This Indenture completely restates and amends the Existing Indenture without any interruption of the Lien of the Existing Indenture, which continues under this Indenture against the Trust Estate described herein. This Indenture states the complete agreement of the parties hereto without any reference to the Existing Indenture.

IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused this Indenture to be signed in its corporate name by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary and U.S. BANK NATIONAL ASSOCIATION, party of the second part, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name by one of its Vice Presidents and attested by one of its Vice Presidents.

NEW JERSEY NATURAL GAS COMPANY

By:	/s/ Kathleen T. Ellis
	Name:	Kathleen T. Ellis
	Title:	Executive Vice President and Chief Operating Officer

Attest:

/s/ Rhonda M. Figueroa
Name:	Rhonda M. Figueroa
Title:	Corporate Secretary

[CORPORATE SEAL]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christopher E. Golabek
	Name:	Christopher E. Golabek
	Title:	Vice President

Attest:

/s/ Stephanie Roche
Name:	Stephanie Roche
Title:	Vice President

STATE OF NEW JERSEY	)
	)	SS:
COUNTY OF MONMOUTH	)

BE IT REMEMBERED that on this 24th day of September, 2014, before me, the subscriber, Richard Reich, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared RHONDA M. FIGUEROA, to me known, who, being by me duly sworn according to law, on his oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement named; that she well knows the seal of said corporation; that the seal affixed to said Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement is the corporate seal of said corporation, and that it was so affixed in pursuance of a resolution of the Board of Directors of said corporation; that KATHLEEN T. ELLIS is the Executive Vice President and Chief Operating Officer of said corporation; that she saw said KATHLEEN T. ELLIS as such Executive Vice President and Chief Operating Officer affix said seal thereto, sign and deliver said Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, and heard her declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her name thereto, at the same time, as attesting witness.

/S/ RHONDA M. FIGUEROA
Rhonda M. Figueroa
Corporate Secretary

Subscribed and sworn to before me an Attorney-at-Law of the State of New Jersey, at Wall, New Jersey, the day and year aforesaid.

/S/ RICHARD REICH
Richard Reich
An Attorney-at-Law of the
State of New Jersey

STATE OF NEW JERSEY	)
	)	SS:
COUNTY OF MORRIS	)

On the 18th day of September, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher E. Golabek, a Vice President of U.S. BANK NATIONAL ASSOCIATION, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to be that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

/S/ FLORENCE M. NOLL

EXHIBIT A

[GENERAL FORM OF BOND ]

No.	$

NEW JERSEY NATURAL GAS COMPANY

FIRST MORTGAGE BOND,     % SERIES         ,

DUE

NEW JERSEY NATURAL GAS COMPANY (hereafter called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to                                         , or registered assigns, on the      day of                     ,                                          Dollars, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of                      per cent (    %) per annum, in like coin or currency semi-annually on                      and                      in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of      per cent (    %) per annum (the “Overdue Rate”) until the principal hereof shall be paid. Payments of both principal and interest are to be made at                      or at the office or agency specified in the supplement to the Indenture hereinafter mentioned creating this Bond.

This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds,” of an unlimited permitted aggregate principal amount, except as provided in the Indenture hereinafter mentioned, and issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014 (hereinafter called the “Indenture”), executed by the Company to U.S. Bank National Association, (herein called the “Trustee”), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent of at least a majority in principal amount of the Bonds then outstanding and entitled to consent, and of not less than a majority in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made without the consent of the holders of all of the Bonds which would (i) postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or (ii) reduce the principal of, premium, if any, on, or the rate of interest payable on, the Bonds, or (iii) reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled “First Mortgage Bonds,     % Series     .”

(Here insert reference to redemption if Bonds of a particular series are redeemable and to sinking or other fund if such Bonds are entitled thereto.)

If an event of default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.

This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at                                         , upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new Bond, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

(Here insert provisions for exchangeability, if any.)

The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly, or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds thereby secured, or implied therefrom.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee under said Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated

NEW JERSEY NATURAL GAS COMPANY

By:
Vice-President

Attest:

Assistant Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION FOR ALL BONDS]

This is one of the Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

EXHIBIT B

THIRTY-FIRST SUPPLEMENTAL INDENTURE

EXHIBIT C

THIRTY-SECOND SUPPLEMENTAL INDENTURE

EXHIBIT D

THIRTY-THIRD SUPPLEMENTAL INDENTURE

EXHIBIT E

THIRTY-FOURTH SUPPLEMENTAL INDENTURE

EXHIBIT F

THIRTY-FIFTH SUPPLEMENTAL INDENTURE

EXHIBIT G TO INDENTURE

NEW JERSEY NATURAL GAS COMPANY

AMENDED AND RESTATED INDENTURE OF MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT

DATED AS OF SEPTEMBER 1, 2014

CERTIFICATE OF THE COMPANY FILED PURSUANT TO § 4.01

                    , the President, and                     , the                      Treasurer, of NEW JERSEY NATURAL GAS COMPANY, hereby certify:

(1) The Company has acquired, by purchase [or, in the alternative, by construction or other specified manner] certain Property Additions briefly described in Exhibit B hereto, such description including a statement of the principal and sub-divisions of plant account to which the cost of such Property Additions has been charged. [If such Property Additions include any additional tract or parcel of real estate, the following is to be added:] A separate description of each additional tract or parcel of real estate included in such Property Additions is also set forth in Exhibit B.

(2) No part of said Property Additions have been used by the Company for any purpose of this Indenture or the Existing Indenture [the following may be added if applicable] except the following, which have not constituted the same Funded Property: [Specify uses.]

(3) No part of said Property Additions is subject to any lien or encumbrances other than a Permitted Encumbrance and no Permitted Encumbrance to which the same is subject to a Purchase Money Lien.

(4) There is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such Property Additions which could become the basis of a lien upon said Property Additions prior to the lien of this Indenture which, in the opinion of the signers of this Certificate, might materially impair the security afforded thereby.

(5) No part of said Property Additions consists of property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company [the following may be added if applicable] except Property Additions identified as such in Exhibit B hereto and separately described.

(6) No part of said Property Additions was acquired from an Affiliate of the Company [the following may be added if applicable] except Property Additions identified as such in Exhibit B hereto and separately described.

(7) No part of said Property Additions was acquired the Company, in whole or in part, for a consideration consisting of securities [the following may be added if applicable] except Property Additions identified in as such in Exhibit B hereto and separately described. Said securities are described in Exhibit C hereto.

If, by virtue of the provisions of the foregoing Clauses (5), (6) and/or (7) of this Paragraph, any of said Property Additions shall be separately described in said Certificate, the Cost and Fair Value to the Company of such Property Additions shall be separately stated; and, in the case of Property Additions of the character described in Clauses (5) and/or (6) of this Paragraph, said Fair Value shall not exceed the value of such Property Additions as certified by an Independent Engineer under Clause (20) if certification by an Independent Engineer is required by the provisions of said Clause (20); and in the case of Property Additions of the character described in Clause (7) of this Paragraph, the portion of the Cost thereof represented by securities shall not exceed the Fair Value of such securities as shown by the Appraiser’s Certificate filed with the Trustee pursuant to Paragraph D of this Section.

(8) The Cost to the Company of said Property Additions is $        .

(9) The Fair Value of said Property Additions to the Company at the date of this Certificate is [either] $         [or, in the alternative] not less than the Cost specified in Clause (8).

(10) The aggregate amount of all Retirements up to the date of this Certificate which have not been included in a previous Certificate filed with the Trustee pursuant to § 4.01, § 5.03, or § 8.03 of the Indenture or the Existing Indenture is $        . The amount of such Retirements has been computed as required by § 1.02 and § 1.03 of the Indenture.

(11) A brief description of such Retirements and the principal subdivisions of plant account to which such Retirements have been or will be credited is set forth in Exhibit D hereto.

(12) The amounts (stated separately according to the categories specified in § 1.02 and § 1.03 of the Indenture, and similarly numbered) of all Retirement Credits which are to be applied against such Retirements is as follows:

(1)	$
(2)	$
(3)	$
(4)	$
(5)	$

Total	$

Such Retirement Credits have been computed as required by said § 1.02 and § 1.03.

(13) The amount of the Net Earnings Available for Interest, for the period from                      to                     , inclusive (twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the date on which the present application for the authentication and delivery of Bonds is made) is $        .

(14) The aggregate amount of the annual interest charges on—

(a) All Bonds outstanding under the Indenture at the date of this Certificate. (In the case of any Bonds pledged as security for any indebtedness of the Company, the amount of the annual interest charges on such pledged Bonds is stated as the greater of (i) the amount of the annual interest charges on such indebtedness or (ii) the amount of the annual interest charges on such pledged Bonds

$

(b) All Bonds the authentication and delivery of which is applied for in this application and in any other pending application	$

(c) All indebtedness secured by a lien upon the Trust Estate, or any part thereof, prior to the lien of this Indenture, except Permitted Encumbrances which are not Purchase Money Liens	$

Total such annual interest charges [Such annual interest charges are, in the Indenture, called the annual “Interest Charges on Indebtedness” of the Company]	$

(15) The amount of the Net Earnings Available for Interest set forth in Clause (13) above have been at least equal to two (2) times the aggregate amount of the annual Interest Charges on Indebtedness of the Company, set forth in Clause (14) above.

(16) The following is a summary of amounts shown in this Certificate:

(a) Gross amount of Property Additions, at Cost or Fair Value (whichever is less) as shown by Clause (8)	$

(b) Retirements, as shown by Clause (10)	$

(c) Retirement Credits, as shown by Clause (12)	$

(d) Net Retirements—Item (b) minus Item (c), but in no event less than zero	$

(e) Net Amount of Property Additions—Item (a) minus (d)	$

(f) Amount of First Mortgage Bonds to be authenticated and delivered pursuant to this application (not more than 70% of Item (e))	$

(17) The Company is not in default in the performance of any of the covenants on its part to be performed under the Indenture and no Event of Default has happened and is continuing.

(18) [Here insert statements required by § 1.04 of the Indenture.]

Dated:                     , 20    .

(Not more than 45 days prior to the application)

NEW JERSEY NATURAL GAS COMPANY

President or Vice President

Treasurer or Assistant Treasurer

(19) I certify that the statements in the foregoing Clauses (1), (5), (7), (8), (9), (10), (11) and (12) are correct.

Engineer,
as defined in § 1.03 of the Indenture.

[If, but only if, required to comply with the requirements of Item (a) or (b) of the following Clause (20), the following Clause (20), signed by an Independent Engineer selected by the Company and approved by the Trustee in the exercise of reasonable care) is to be added.]

(20) (a) [If any Property Additions shall be separately described pursuant to Clause (5), the following statement shall be made.] The Fair Value to the Company, in the opinion of the undersigned, of each part of said Property Additions which has been separately described pursuant to Clause (5) is as follows:

(b) [If any Property Additions shall be separately described pursuant to Clause (6), and if such Property Additions shall be shown in Clause (6) to have a Cost to the Company in excess of $10,000,000, the following statement is to be made.] The Fair Value to the Company, in the opinion of the undersigned, of Property Additions separately described in Exhibit B pursuant to Clause (6) is as follows:

Independent Engineer,
as defined in § 1.03.

EXHIBIT H TO INDENTURE

NEW JERSEY NATURAL GAS COMPANY

AMENDED AND RESTATED INDENTURE OF MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT

DATED AS OF SEPTEMBER 1, 2014

CERTIFICATE OF COMPANY FILED PURSUANT TO § 6.01

                                         , the                      President, and                                         , the                      Treasurer of NEW JERSEY NATURAL GAS COMPANY, hereby certify:

(1) [Either (a) and/or (b) and/or (c)].

(a) There is delivered to the Trustee herewith Bonds heretofore authenticated and delivered, which have been paid, redeemed or otherwise retired, of the following series and principal amounts respectively:

SERIES	BOND NUMBERS	PRINCIPAL AMOUNT

Total

[and/or]

(b) There is delivered to the Trustee herewith [or, in the alternative, the Trustee now holds] in trust, irrevocably, for the purpose of payment or redemption thereof, cash sufficient to pay or redeem the following Bonds heretofore authenticated and delivered under the Indenture:

SERIES	PRINCIPAL AMOUNT	REDEMPTION PRICE OR AMOUNT TO BE PAID

Total

Instructions with respect to the payment or redemption of such Bonds are as follows: [Insert instructions]

[and/or]

(c) The following Bonds heretofore authenticated and delivered under the Indenture have been paid, redeemed or otherwise retired and heretofore delivered to the Trustee:

SERIES	BOND NUMBERS	PRINCIPAL AMOUNT

Total

(2) The Bonds, the retirement of which (or provision therefor) is made the basis for the authentication and delivery of Bonds hereunder, do not include any Bond which has theretofore been used by the Company for any purpose of the Indenture [the following may be added if applicable] except the following Bonds purchased, paid, retired or redeemed through the operation of the                  fund which was created by the Supplemental Indenture dated                      [or other instrument] which does not preclude the authentication and delivery of the Bonds under Article Six upon the basis of the redemption, purchase or other retirement of such Bonds: [Insert description of such Bonds.]

(3) The Company is not in default in the performance of any of the covenants on its part to be performed under the Indenture and no Event of Default has happened and is continuing.

[The statements required by the following Clause (4) need not be added if either

(a) the Bonds, the retirement of which (or provision therefor) is made the basis for the authentication and delivery of the Bonds then applied for, bear interest at a higher rate than the Bonds the authentication of which is sought, provided, however, that nothing in this Item (a) shall be deemed to excuse the Company from making such statements if said first mentioned Bonds shall not have been issued by the Company or shall have ceased to be outstanding hereunder during any period or periods prior to the authentication and delivery of the Bonds then applied for, and during said period or periods a Property Additions Certificate shall have been delivered to the Trustee pursuant to any provision of this Indenture in which the annual interest requirements on any such Bond which shall have so ceased to be outstanding shall not have been included in Interest Charges on Indebtedness of the Company, or

(b) the payment date or the redemption date of said first mentioned Bonds (if they have been paid or have been or are to be redeemed) or the date of their surrender to the Trustee (if they have been acquired by the Company and surrendered to the Trustee) is less than three (3) years prior to the maturity date stated in such Bonds.]

(4) [Here insert statements respecting Net Earnings required by Clauses (13), (14) and (15) of a Property Additions Certificate.]

(5) [Here insert statements required by § 1.04 of the Indenture.]

Dated:                 , 20    .

(Not more than 45 days prior to the application)

NEW JERSEY NATURAL GAS COMPANY

President or Vice President

Treasurer or Assistant Treasurer

EXHIBIT I

FORM OF ALLONGE

In furtherance of the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014 (hereinafter called the “Indenture”), executed by NEW JERSEY NATURAL GAS COMPANY (hereafter called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, to U.S. Bank National Association, as Trustee, the Company hereby confirms and acknowledges that the full and final payment of the principal of, premium, if any, and interest on the foregoing First Mortgage Bond, Series     , due                      shall be and is secured by the lien of the Indenture in accordance with the terms thereof. This instrument constitutes an allonge to, and forms a part of, the foregoing First Mortgage Bond, Series     , due                     .

Dated

NEW JERSEY NATURAL GAS COMPANY

By:
Vice-President

Attest:

Assistant Secretary

This is one of the allonges described in the above mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer